Exhibit 10.21

AMENDMENT NO. 2

This Amendment No. 2, dated as of July 14, 2021 (this “Amendment”), is entered into by and among Hillman Investment Company, a Delaware corporation (“Holdings”), The Hillman Group, Inc., a Delaware corporation (the “US Borrower”), The Hillman Group Canada ULC, a British Columbia unlimited liability company (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders listed on the signature pages hereto and Barclays Bank PLC, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended and Restated Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the lenders from time to time party thereto (each, an “Existing Lender” and, collectively, the “Existing Lenders”), the Administrative Agent and the other parties named therein are party to that certain Credit Agreement, dated as of May 31, 2018 (as amended by that certain Amendment No. 1, dated as of November 15, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 2 Effective Date (as defined below), the “Existing Credit Agreement”);

WHEREAS, each of the parties hereto have agreed to (a) amend and restate the Existing Credit Agreement as set forth in Section 1 of this Amendment (the Existing Credit Agreement as amended and restated hereby, the “Amended and Restated Credit Agreement”) and (b) to release The Hillman Companies, Inc., a Delaware corporation (the “Released Party”) from all of its obligations under the Existing Credit Agreement and the other Loan Documents;

WHEREAS, each Loan Party (a) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and by its signature hereto agrees to the terms hereof and (b) in the case of each existing Loan Party immediately prior to the Amendment No. 2 Effective Date, agrees to reaffirm its obligations pursuant to the Amended and Restated Credit Agreement, the Security Documents and the other Loan Documents to which it is a party;

WHEREAS, subject to the terms and conditions contained in this Amendment, each Existing Lender holding Revolving Loans under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date (the “Existing Revolving Loans”) and/or Commitments under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date (the “Existing Commitments”) that executes and delivers a signature page to this Amendment as a “Continuing Lender” (each, a “Continuing Lender” and, collectively, the “Continuing Lenders”) shall, by the fact of such execution and delivery, be deemed to have (i) consented to the terms of this Amendment and the Amended and Restated Credit Agreement and (ii) agreed to sell the entire aggregate principal amount of its Existing Revolving Loans and Existing Commitments via an assignment (at 100% of par) on the Amendment No. 2 Effective Date pursuant to the Master Assignment and Assumption substantially in the form attached hereto as Annex I (the “Master Assignment”) and (iii) on the Amendment No. 2 Effective Date (or a later date selected by the Administrative Agent its sole discretion), purchase via an assignment (at 100% of par) Revolving

Loans and Commitments under the Amended and Restated Credit Agreement in an aggregate principal amount equal to the amount set forth opposite such Continuing Lender’s name on Schedule I to this Amendment;

WHEREAS, each Existing Lender that executes and delivers a signature page to this Amendment as a “Non-Continuing Lender” (each, a “Non-Continuing Lender” and, collectively, the “Non-Continuing Lenders”) shall, by the fact of such execution and delivery, be deemed to have consented to this Amendment and the Amended and Restated Credit Agreement, but not to the continuation of any of its Existing Revolving Loans or Existing Commitments as Revolving Loans or Commitments, respectively, under the Amended and Restated Credit Agreement and shall execute (or shall be deemed to have executed) a counterpart of the Master Assignment and shall, in accordance therewith, sell the entire aggregate principal amount of its Existing Revolving Loans and Existing Commitments via an assignment (at 100% of par) pursuant to the Master Assignment;

WHEREAS, if any Existing Lender fails to execute and return a signature page to this Amendment by 5:00 p.m. (New York City time), on July 14, 2021, such Existing Lender shall be deemed to be a Non-Continuing Lender and, in accordance with Section 2.19(b) of the Existing Credit Agreement, shall be required to assign and delegate (or shall be deemed to have assigned and delegated), without recourse (in accordance with and subject to the restrictions contained in Section 2.19(b) of the Existing Credit Agreement), all of its interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents in respect of its Existing Revolving Loans and Existing Commitments to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) at 100% of par pursuant to the Master Assignment; and

WHEREAS, the Administrative Agent, the Lenders party hereto and the Loan Parties are willing, on the terms and subject to the conditions set forth herein, to consent to the amendment and restatement of the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.          Amendment and Restatement of the Existing Credit Agreement, Loan Guaranty, US Security Agreement, Canadian Security Agreement and ABL Intercreditor Agreement; Release.

The parties hereto agree that, on the Amendment No. 2 Effective Date:

(a)           the Existing Credit Agreement is hereby amended and restated in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~strick~~e~~n t~~e~~xt~~) and to add the double-underlined text (indicated textually in the same manner as the following example: added double-underlined text) as set forth in the pages of the Amended and Restated Credit Agreement attached as Exhibit A hereto;

(b)          the Exhibits to the Existing Credit Agreement are hereby amended and restated and replaced in their entirety by Exhibit B hereto;

2

(c)           the Commitment Schedule is hereby amended and restated and replaced in its entirety by Schedule 1 hereto;

(d)          the Loan Guaranty is hereby amended and restated and replaced in its entirety by Exhibit H to the Amended and Restated Credit Agreement (the “Amended and Restated Loan Guaranty”);

(e)           the US Security Agreement is hereby amended and restated and replaced in its entirety by Exhibit I-1 to the Amended and Restated Credit Agreement (the “Amended and

Restated US Security Agreement”);

(f)           the Canadian Security Agreement is hereby amended and restated and replaced in its entirety by Exhibit I-2 to the Amended and Restated Credit Agreement  (the “Amended and

Restated Canadian Security Agreement”);

(g)          the ABL Intercreditor Agreement is hereby amended and restated and replaced in its entirety by Exhibit L to the Amended and Restated Credit Agreement (the “Amended and Restated ABL Intercreditor Agreement”); and

(h)          Release.

(i)          The Released Party shall automatically be released and discharged from its Obligations under the Existing Credit Agreement and any and all other obligations, liabilities, covenants, and agreements in respect of the Existing Credit Agreement and any other Loan Document as of the Amendment No. 2 Effective Date.

(ii)         Any security interest or lien granted to the Administrative Agent or the Secured Parties by the Released Party in its personal property or real property under the Existing Credit Agreement and the other Loan Documents shall automatically and irrevocably be terminated, released and discharged and the Released Party or its counsel (or any other designee of the Released Party) are authorized to deliver and/or file, a Uniform Commercial Code termination statement in connection therewith.  The Administrative Agent will (x) execute, as applicable, and deliver to the Released Party or its counsel (or any designee of the Released Party) any such UCC termination statements (in form and substance agreed by the Administrative Agent prior to the Amendment No. 2 Effective Date), lien releases, mortgage releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests and liens granted to the Administrative Agent or the Secured Parties by the Released Party in its personal property or real property under the Existing Credit Agreement and the other Loan Documents and all notices thereof previously filed by the Administrative Agent under the Existing Credit Agreement and the other Loan Documents and (y) deliver to the Borrower or its counsel (or any other designee of the Borrower)

3

and/or the Administrative Agent or its counsel (or any other designee of the Administrative Agent) all instruments evidencing pledged debt and all equity certificates owned by the Released Party and previously delivered in physical form by the Released Party to the Administrative Agent under the Existing Credit Agreement and the other Loan Documents.  Upon the consummation of the Refinancing, the Released Party (or any designee of the Released Party) is authorized to file the UCC termination statement (in form and substance agreed by the Administrative Agent prior to the Amendment No. 2 Effective Date).

Section 2.             Existing Revolving Loans and Existing Commitments.

Pursuant to the procedures set forth in Section 3 of this Amendment:

(a)           Continuation of Existing Revolving Loans and Existing Commitments by Continuing Lenders.  Each Existing Lender executing this Amendment as a “Continuing Lender” consents and agrees to (1) this Amendment and the Amended and Restated Credit Agreement, (2) sell the entire aggregate principal amount of its Existing Revolving Loans and Existing Commitments via an assignment (at 100% of par) on the Amendment No. 2 Effective Date pursuant to the Master Assignment and (3) on the Amendment No. 2 Effective Date (or a later date selected by the Administrative Agent its sole discretion), purchase via an assignment (at 100% of par) Revolving Loans and Commitments in an aggregate principal amount equal to the amount set forth opposite such Continuing Lender’s name on Schedule I to this Amendment (it being understood and agreed that such Lender’s signature to this Amendment shall be deemed to be such Lender’s written consent to the assignments described in the foregoing clauses (2) and (3)).

(b)          Non-Continuation of Existing Revolving Loans and Existing Commitments by Non-Continuing Lenders.  Each Existing Lender executing this Amendment as a “Non-Continuing Lender” (1) consents and agrees to this Amendment and the Amended and Restated Credit Agreement, but does not consent to the continuation of its Existing Revolving Loans and Existing Commitments into Revolving Loans and Commitments, respectively, under the Amended and Restated Credit Agreement, (2) shall execute (or shall be deemed to have executed) a counterpart of the Master Assignment and (3) shall, in accordance with the Master Assignment, sell via an assignment (at 100% of par) the entire aggregate principal amount of its Existing Revolving Loans and Existing Commitments pursuant to the Master Assignment (it being understood and agreed that such Lender’s signature to this Amendment shall be deemed to be such Lender’s written consent to the assignment described in this Section 2(b)).

(c)           Each Existing Lender that fails to execute and return a signature page to this Amendment by 5:00 p.m. (New York City time), on July 13, 2021, shall be deemed to be a Non-Continuing Lender and, in accordance with Section 2.19(b) of the Existing Credit Agreement, shall be required to execute (or shall be deemed to have executed) a counterpart of the Master Assignment and shall, in accordance therewith, sell via an assignment (at 100% of par) the entire aggregate principal amount of its Existing Revolving Loans and Existing Commitments pursuant to the Master Assignment.

4

Section 3.             Master Assignment.

(a)           Pursuant to the Master Assignment entered into (or deemed entered into) by each Continuing Lender and each Non-Continuing Lender in accordance with Section 2 of this Amendment, each Continuing Lender and each Non-Continuing Lender shall sell and assign the principal amount of its Existing Revolving Loans and Existing Commitments as set forth in Schedule I to the Master Assignment (as completed by the Administrative Agent on or prior to the Amendment No. 2 Effective Date) to Barclays Bank PLC, as assignee (in such capacity, the “Replacement Lender”) under the Master Assignment (collectively, the “Inbound Assignments”) and, immediately after giving effect to the Inbound Assignments on the Amendment No. 2 Effective Date, the Replacement Lender shall sell and assign the principal amount of its Existing Revolving Loans and Existing Commitments as set forth in Schedule I to the Master Assignment (as completed by the Administrative Agent on or prior to the Amendment No. 2 Effective Date) to the Continuing Lenders, as assignees (collectively, the “Outbound Assignments”).  Each Lender and each Issuing Bank’s signature page to this to this Amendment shall be deemed to be it signature page to the Master Assignment.  Each of the US Borrower and the Canadian Borrower’s signature page to this Amendment shall be deemed its signature page to the Master Assignment. At the election of the Administrative Agent (in its sole discretion), the Master Assignment (and Schedule I thereto) may be completed and executed as one or more separate agreements, each with a separate Schedule I.

(b)          Each Lender that does not execute a signature page to this Amendment on or prior to the Amendment No. 2 Effective Date shall be deemed to be a Non-Consenting Lender (as defined in the Existing Credit Agreement). Pursuant to Section 2.19(b) of the Existing Credit Agreement, such Non-Consenting Lender shall execute or, by virtue of the Administrative Agent’s signature to this Amendment, shall be deemed to have executed, the Master Assignment.

(c)           Each Loan Party and each Lender hereby authorizes the Administrative Agent, in consultation with the Lead Borrower, to (i) determine all amounts, percentages and other information with respect to the Revolving Loans and Commitments of each Continuing Lender in a manner consistent with the Amended and Restated Commitment Letter, dated as of February 12, 2021 (the “Commitment Letter”), by and among Barclays Bank PLC and the other financial institutions party thereto as Commitment Parties (as defined therein) and the US Borrower and (ii) enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 9.05(b)(iv) of the Amended and Restated Credit Agreement, as appropriate.  After giving effect to the transactions contemplated by this Amendment, the amounts of the “Revolving Loans” and “Commitments” shall be as set forth in this Amendment and the Amended and Restated Credit Agreement.  The Administrative Agent’s determination of such amounts in a manner consistent with the Commitment Letter and entry thereof in the Register shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrowers under the Amended and Restated Credit Agreement, in each case, absent manifest error.  For the avoidance of doubt, the provisions of Article VIII and Section 9.03 of the Amended and Restated Credit Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 3.

5

Section 4.             Conditions Precedent to the Effectiveness of this Amendment.

This Amendment shall become effective as of the date when, and only when, the following conditions precedent have been satisfied (or waived by the Arrangers), subject in all respects to the last paragraph of this Section 4, (such date, the “Amendment No. 2 Effective Date”):

(a)           Amendment and Loan Documents.  The Administrative Agent (or its counsel) shall have received from the Released Party, the Borrowers, Holdings, and each other Loan Party party thereto on the Amendment No. 2 Effective Date:  (i) a counterpart signed by each such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart and may be delivered in escrow pending the consummation of the Merger) of (A) this Amendment, (B) the Amended and Restated US Security Agreement, (C) the Amended and Restated Canadian Security Agreement, (D) the Amended and Restated Loan Guaranty, (E) the Amended and Restated ABL Intercreditor Agreement and (F) any Promissory Note requested by a Lender at least three (3) Business Days prior to the Amendment No. 2 Effective Date and (ii) if applicable, a Borrowing Request pursuant to Section 2.03 of the Amended and Restated Credit Agreement.

(b)          [reserved].

(c)           Legal Opinions.  The Administrative Agent (or its counsel) shall have received a favorable customary written opinion of (i) Ropes & Gray LLP, in its capacity as special counsel for the Loan Parties, (ii) Stikeman Elliott LLP and MLT Aikins LLP, as local Canadian counsels for the Loan Parties, and (iii) Thompson Hine LLP, as local Georgia counsel for the Loan Parties, in each case, dated as of the Amendment No. 2 Effective Date, addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks.

(d)          Financial Statements.  The Administrative Agent shall have received (i) copies of the audited consolidated balance sheets as of December 28, 2018, December 29, 2019 and December 26, 2020 and consolidated statements of income, shareholders’ equity and cash flows of the Lead Borrower and its subsidiaries (or, to the extent permitted by the Existing Credit Agreement, a Parent Company of the Lead Borrower) for such fiscals years then ended, (ii) copies of the unaudited consolidated balance sheet as of March 31, 2021 and related consolidated statements of income, shareholders’ equity and cash flows of the Lead Borrower and its subsidiaries (or, to the extent permitted by the Existing Credit Agreement, a Parent Company of the Lead Borrower) for the fiscal quarter then ended and (iii) the unaudited pro forma consolidated balance sheet as of and for the most recently ended period pursuant to clause (i) or clause (ii) above, prepared after giving effect to the Transactions, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.

(e)           Closing Certificates; Certified Charters; Good Standing Certificates.  The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated as of the Amendment No. 2 Effective Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof of each Loan Party, dated as of the Amendment No. 2 Effective Date, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers,

6

members or other governing body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings under the Amended and Restated Credit Agreement, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign this Amendment and the other Loan Documents to which it is a party on the Amendment No. 2 Effective Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization, to the extent available.

(f)           Representations and Warranties.  The (i) Specified Merger Agreement

Representations shall be true and correct solely to the extent required by the terms of the definition thereof and (ii) Specified Representations shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that (A) in the case of any Specified Representation which expressly relates to a specific date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Amendment No. 2 Effective Date Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Amendment No. 2 Effective Date (or any date prior thereto).

(g)          Fees.  Prior to or substantially concurrently with the initial availability of the Revolving Loans under the Amended and Restated Credit Agreement, the Administrative Agent shall have received (i) all fees required to be paid by the Borrowers on the Amendment No. 2 Effective Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrowers on or before the Amendment No. 2 Effective Date for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 2 Effective Date (including the reasonable fees and expenses of legal counsel), in each case on or before the Amendment No. 2 Effective Date, which amounts may be offset against the proceeds of any Revolving Loans borrowed on the Amendment No. 2 Effective Date.

(h)          Solvency.  The Administrative Agent (or its counsel) shall have received a certificate dated as of the Amendment No. 2 Effective Date in substantially the form of Exhibit K to the Amended and Restated Credit Agreement from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Lead Borrower certifying as to the matters set forth therein.

(i)           Perfection Certificate.  The Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated as of the Amendment No. 2 Effective Date and

7

signed by a Responsible Officer of each Borrower, together with all attachments contemplated thereby.

(j)         Filings Registrations and Recordings.  Each document (including any UCC, PPSA or similar financing statement) required by any Collateral Document to be delivered on the Amendment No. 2 Effective Date or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right of security to any other Person (subject to the terms of the ABL Intercreditor Agreement and other than with respect to Permitted Liens), shall have been received by the Administrative Agent and be in proper form for filing, registration or recordation.

(k)        Beneficial Ownership Certification.  If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then such Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to such Borrower, to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Amendment No. 2 Effective Date.

(l)         Amendment No. 2 Effective Date Material Adverse Effect.  No Amendment No. 2 Effective Date Material Adverse Effect shall have occurred since January 24, 2021.

(m)       USA PATRIOT Act.  No later than three (3) Business Days in advance of the Amendment No. 2 Effective Date, the Administrative Agent shall have received all documentation and other information required pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act with respect to any Loan Party to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Amendment No. 2 Effective Date.

(n)         Officer’s Certificate.  The Administrative Agent (or its counsel) shall have received a certificate signed by a Responsible Officer of the Lead Borrower certifying as of the Amendment No. 2 Effective Date to the matters set forth in Sections 4(f) and (l) of this Amendment.

(o)         Refinancing.  Prior to or substantially concurrently with the initial availability of the Revolving Loans under the Amended and Restated Credit Agreement, the Refinancing (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) shall have been consummated.

(p)         Junior Debentures Discharge and Redemption.  Prior to or substantially concurrently with the initial availability of the Revolving Loans under the Amended and Restated Credit Agreement, the Redemption Deposit (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) with respect to the Junior Debentures shall have been deposited with the trustee under the Junior Debentures Indenture and a notice of redemption for all outstanding Trust Preferred Securities on the Redemption Date (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) shall have been delivered.

(q)          PIPE Investment.  Prior to or substantially concurrently with the initial availability of the Revolving Loans under the Amended and Restated Credit Agreement, the PIPE Investment shall have been consummated.

8

(r)         Transactions.  The Merger shall have been consummated, or substantially simultaneously with the initial borrowings of the Revolving Loans under the Amended and Restated Credit Agreement, shall be consummated in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any amendments, waivers or consents to the Merger Agreement by HMAN that are materially adverse to the interests of the Initial Revolving Lenders in their capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned; provided, that (a) any decrease in the aggregate merger consideration (x) of up to 10% shall not be materially adverse to the interests of the Initial Revolving Lenders in their capacities as such, (y) greater than 10% shall not be materially adverse to the interests of the Initial Revolving Lenders in their capacities as such so long as such decrease is allocated, to the extent reducing any merger consideration payable in cash, to reduce the Initial Term Loans (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) ratably (or on a greater than pro rata basis) with the PIPE Investment, and (z) reducing only consideration payable in stock shall not be materially adverse to the interests of the Initial Revolving Lenders in their capacities as such, (b) any increase in the purchase price shall not be materially adverse to the Initial Revolving Lenders in their capacities as such so long as such increase is funded by amounts permitted to be drawn hereunder, any increase in the PIPE Investment and/or the proceeds of Qualified Capital Stock, (c) any amendment, waiver or consent to the definition of “Company Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the Initial Revolving Lenders in their capacities as such, (d) other than with respect to the foregoing clause (c), the granting of any consent or waiver under the Merger Agreement that is not materially adverse to the interests of the Initial Revolving Lenders in their capacities as such shall not otherwise constitute an amendment or waiver, and (e) the granting of any consent or waiver under the Merger Agreement with respect to any condition to closing based on (i) Closing Available Proceeds (as defined in the Merger Agreement) in Section 7.1(e) of the Merger Agreement, (ii) Cash and Cash Equivalents (as defined in the Merger Agreement) in Section 7.1(f) of the Merger Agreement, and/or (iii) Post-Closing Indebtedness (as defined in the Merger Agreement) in Section 7.1(g) of the Merger Agreement, in each case, shall not be materially adverse to the interests of the Initial Revolving Lenders in their capacities as such.

(s)         Borrowing Base Certificates.  The Administrative Agent shall have received a US Borrowing Base Certificate and a Canadian Borrowing Base Certificate, in each case, at least one (1) Business Day prior to the Amendment No. 2 Effective Date.

For purposes of determining whether the conditions specified in this Section 4 have been satisfied on the Amendment No. 2 Effective Date, by funding the Revolving Loans under the Amended and Restated Credit Agreement, the Administrative Agent and each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent the Lien on any Collateral (including the granting or perfection of any security interest) or Guarantee is not or cannot be provided on the Amendment No. 2 Effective Date (other than (i) the granting of liens in the Collateral owned by Holdings, the US Borrower and each US Subsidiary Guarantor pursuant to the US Security Agreement to the extent perfection of a Lien on such Collateral may be perfected solely by the

9

filing of a financing statement under the UCC, (ii) a pledge of the Capital Stock of the Lead Borrower to the extent such pledge may be perfected on the Amendment No. 2 Effective Date by the delivery to the Term Agent as bailee and agent for the Administrative Agent of a stock or equivalent certificate representing such Capital Stock (together with a stock power or similar instrument endorsed in blank for the relevant certificate), (iii) a pledge of the Capital Stock of each subsidiary required to be a Subsidiary Guarantor to the extent such pledge may be perfected on the Amendment No. 2 Effective Date by the delivery to the Term Agent as bailee and agent for the Administrative Agent of a stock or equivalent certificate representing such Capital Stock (together with a stock power or similar instrument endorsed in blank for the relevant certificate), but solely to the extent such Subsidiary Guarantor is a currently a “subsidiary guarantor” under the Existing Term Facility (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date)  whose stock or equivalent certificates have been pledged and delivered to the administrative agent under the Existing Term Facility (unless due to the COVID-19 pandemic, obtaining any such stock certificates from the administrative agent under the Existing Term Facility is impractical, in which case, such stock certificates shall be delivered to the to the Term Agent as bailee and agent for the Administrative Agent within five (5) Business Days after the Amendment No. 2 Effective Date (or such later date as the Term Agent may reasonably agree) and (iv) the Guarantee by Holdings and each material Subsidiary Guarantor)), then the provision (and/or perfection) of such Collateral and/or Guarantee shall not constitute a condition precedent to the availability of the of the Revolving Loans under the Amended and Restated Credit Agreement on the Amendment No. 2 Effective Date but may instead be provided (and/or perfected) within ninety (90) days (or five (5) Business Days in the case of any Guarantee) after the Amendment No. 2 Effective Date or such later date as the Administrative Agent, to the extent relating to ABL Priority Collateral, may reasonably agree.  For the avoidance of doubt, delivery of insurance certificates and lien searches are not conditions to the availability of the of the Revolving Loans under the Amended and Restated Credit Agreement on the Amendment No. 2 Effective Date but the Lead Borrower shall use commercially reasonable efforts to deliver such insurance certificates and lien searches on the Amendment No. 2 Effective Date or soon as thereafter as reasonably practicable.

Section 5.             Representations and Warranties.

On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a)           Each Loan Party has the power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party.  Each Loan Party has taken all necessary corporate action (including obtaining approval of its shareholders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.  This Amendment and the other Loan Documents have been duly executed and delivered by each Loan Party party thereto, and constitutes the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, subject to the Legal Reservations.  Each Loan Party’s execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party does not (x) violate, the terms of (a) the Term Credit Agreement or any other material Contractual Obligations to which such Loan Party is a party which violation, in the case of this Section 3(a), would reasonably be expected to

10

result in a Material Adverse Effect, (b) any Requirement of Law applicable to such Loan Party, which violation, in the case of this clause (b), would reasonably be expected to have a Material Adverse Effect, or (c) any Organization Document of such Loan Party or (y) result in the imposition of any Lien upon the property of any Loan Party by reason of any of the foregoing.

(b)          The representations and warranties contained in Article III of the Amended and Restated Credit Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of the Amendment No. 2 Effective Date as though made on and as of such date, other than any such representation or warranty which relates to a given date or period, in which case such representations and warranties were true and correct in all material respects as of such date or period.

(c)           The execution and delivery of this Amendment and the other Loan Documents by each Loan Party party thereto and the performance by each Loan Party thereof do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect.

Section 6.             Reference to and Effect on the Loan Documents.

(a)           As of the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Amended and Restated Credit Agreement, and this Amendment and the Amended and Restated Credit Agreement shall be read together and construed as a single instrument.

(b)          Except as expressly amended and restated on the Amendment No. 2 Effective Date, all of the terms and provisions of the Existing Credit Agreement, the Loan Guaranty and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.  This Amendment shall not constitute a novation of the Existing Credit Agreement, the Loan Guaranty or any other Loan Document.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrowers or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)          This Amendment shall constitute a Loan Document under the terms of the Amended and Restated Credit Agreement.

(e)           The Loan Parties, by their respective signatures below, hereby affirm and confirm their guarantees pursuant to the Loan Guaranty and the pledge of and/or grant of a security interest in their assets which are Collateral to secure the Obligations, all as provided in the Collateral Documents, and acknowledge and agree that such guarantees and such pledge and/or grant shall

11

continue in full force and effect in respect of, and to secure, such Obligations under the Amended and Restated Credit Agreement and the other Loan Documents.

Section 7.             Fees and Expenses.

The Borrowers agree to pay all reasonable and documented or invoiced out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with this Amendment to the extent required by Section 9.03 of the Amended and Restated Credit Agreement.

Section 8.             Counterparts.

This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, but all of which shall constitute a single contract.  This Amendment shall become effective on the Amendment No. 2 Effective Date.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.             Governing Law.

(a)           THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)          The jurisdiction, venue and service of process provisions of Section 9.10 of the Amended and Restated Credit Agreement shall apply to this Amendment mutatis mutandis.

Section 10.           Notices.

All communications and notices hereunder shall be given as provided in Section 9.01 of the Amended and Restated Credit Agreement.

12

Section 11.           Waiver of Jury Trial.

The waiver of jury trial provisions of Section 9.11 of the Amended and Restated Credit Agreement shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

HILLMAN INVESTMENT COMPANY,
as Holdings

By:	/s/ Douglas D. Roberts
Name: Douglas D. Roberts
Title: Vice President, Secretary, and General
Counsel

THE HILLMAN GROUP, INC.,
as the US Borrower

By:	/s/ Douglas D. Roberts
Name: Douglas D. Roberts
Title: Vice President, Secretary, and General
Counsel

THE HILLMAN GROUP CANADA ULC,
as the Canadian Borrower

By:	/s/ Douglas D. Roberts
Name: Douglas D. Roberts
Title: Vice President, Secretary, and General
Counsel

[Signature Page to Amendment No. 2]

BIG TIME PRODUCTS, LLC
NB PARENT COMPANY LLC
NB PRODUCTS LLC
SUNSUB C INC.,
as Subsidiary Guarantors

By:	/s/ Douglas D. Roberts
Name: Douglas D. Roberts
Title: Vice President, Secretary, and General
Counsel

[Signature Page to Amendment No. 2]

THE HILLMAN COMPANIES, INC.,
as a Released Party

By:	/s/ Douglas D. Roberts
Name: Douglas D. Roberts
Title: Vice President, Secretary, and General
Counsel

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC,
as the Replacement Lender, a Continuing
Lender, a Lender and Issuing Bank

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to Amendment No. 2]

MUFG UNION BANK, N.A.,
as a Continuing Lender, a Lender and Issuing Bank

By:	/s/ Thomas Kainamura
Name: Thomas Kainamura
Title: Director

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Continuing Lender, a Lender and Issuing Bank

By:	/s/ Kristen J. Holihan
Name: Kristen J. Holihan
Title: Senior Vice President

BANK OF AMERICA, N.A., acting through its
Canada Branch,
as a Continuing Lender, a Lender and Issuing Bank

By:
Name:
Title:

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Continuing Lender, a Lender and Issuing Bank

By:
Name:
Title:

BANK OF AMERICA, N.A., acting through its
Canada Branch,
as a Continuing Lender, a Lender and Issuing Bank

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Amendment No. 2]

PNC BANK, NATIONAL ASSOCIATION,
as a Continuing Lender, a Lender and Issuing Bank

By:	/s/ Andrew Salmon
Name: Andrew Salmon
Title: Vice President

PNC BANK CANADA BRANCH,
as a Continuing Lender, a Lender and Issuing Bank

By:
Name:
Title:

[Signature Page to Amendment No. 2]

ANNEX I

Master Assignment

[See Attached]

ANNEX I

SCHEDULE A

INBOUND MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR THE HILLMAN GROUP, INC. AND THE HILLMAN GROUP CANADA ULC

AMENDMENT NO. 2

This Master Assignment and Assumption Agreement (this “Master Assignment and Assumption”) is dated as of the Effective Date set forth in Section 8 below (the “Effective Date”) and is entered into by and between each Assignor identified in item 1 below (each, an “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  It is understood and agreed that the rights and obligations of each of the Assignors hereunder are several and not joint.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Master Assignment and Assumption as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee as described below, and the Assignee hereby irrevocably purchases and assumes from the applicable Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date, (i) all of the applicable Assignor’s rights and obligations in its capacity as a Lender or an Issuing Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Commitments and Revolving Loans identified opposite such Lender or Issuing Bank’s name on Schedule I hereto under the caption “Commitments/Revolving Loans held immediately prior to the Effective Date” and/or “Maximum Letters of Credit held immediately prior to the Effective Date”, as applicable, and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Lender or an Issuing Bank under the Credit Agreement) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to as an “Assigned Interest”).  Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Master Assignment and Assumption, without representation or warranty by any Assignor.

By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Amendment No. 2, dated as of July 14, 2021 (the “Second Amendment”), by and among Holdings, certain direct and indirect subsidiaries of Holdings, the Lenders referred to therein, the Administrative Agent and the Issuing Banks, to the Credit Agreement (as defined below), it shall be deemed to have consented and agreed to (1) the Second Amendment and (2) the amendment and restatement of the Credit Agreement (in the form of Exhibit A attached to Amendment No. 2).

1.	Assignor:	Each person identified on Schedule I hereto

2.	Assignee:	Barclays Bank PLC

3.	Borrower:	The Hillman Group, Inc. and The Hillman Group Canada ULC

1

4.	Administrative Agent:	Barclays Bank PLC, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement, dated as of May 31, 2018, by and among THE HILLMAN GROUP, INC., as the US Borrower, THE HILLMAN GROUP CANADA ULC, as the Canadian Borrower, THE HILLMAN COMPANIES, INC., as Holdings, the Lenders and Issuing Banks from time to time party thereto and BARCLAYS BANK PLC, as Administrative Agent and Swingline Lender (as amended by that certain Amendment No. 1, dated as of November 15, 2019, the “Credit Agreement”).

6.	Assigned Interests:	As indicated on Schedule I hereto.

Effective Date:  July 14, 2021

[Remainder of page intentionally left blank]

2

BARCLAYS BANK PLC,
as Assignee

By:
Title:

Consented to and Accepted:
BARCLAYS BANK PLC, as
Administrative Agent, Issuing Bank and Swingline Lender

By:
Title:

Consented to and Accepted:
THE HILLMAN GROUP, INC.

By:
Title:

Consented to and Accepted:
THE HILLMAN GROUP CANADA ULC

By:
Title:

Signature Page to Master Assignment and Assumption Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

1.   Representations and Warranties.

1.1.   Assignors.  Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest transferred by it hereunder, (ii) such Assigned Interest transferred by it hereunder is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and Assumption (or, if it fails to so execute and deliver this Master Assignment and Assumption Agreement, it acknowledges that it will be deemed to have done so pursuant to Section 2.19(b) of the Credit Agreement) and to consummate the transactions by it contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings or any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings or any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.   Assignee.  The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender or an Issuing Bank under the Credit Agreement, (ii) it satisfies all the requirements to be an assignee under Section 9.05(b)(i) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender (as such Credit Agreement or such other Loan Document may be further amended, amended and restated or supplemented from time to time) as a Lender or an Issuing Bank thereunder and, to the extent of the applicable Assigned Interests acquired by it hereunder, shall have the obligations of a Lender or an Issuing Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, ABL Intercreditor Agreement and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Master Assignment and Assumption and to purchase such Assigned Interests acquired by it hereunder, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Master Assignment and Assumption and to purchase the Assigned Interest, (vi) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this clause (B), a Competitor Debt Fund Affiliate)]1, (vii) attached to the Master Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee and (viii) is not an Affiliated Lender; and (b) agrees that (x) it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (y) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the ABL

1 Insert bracketed language if Assignee is a Competitor Debt Fund Affiliate and not otherwise identified on the list of Disqualified Institutions.

Annex 1 - 1

Intercreditor Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (z) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender or an Issuing Bank.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignors for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.   General Provisions.  This Master Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted under the Credit Agreement.  This Master Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Master Assignment and Assumption by facsimile or by email as a “.pdf” or “.tiff” attachment  shall be effective as delivery of a manually executed counterpart of this Master Assignment and Assumption.  This Master Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York. The Administrative Agent, acting as a non-fiduciary agent of the US Borrower, shall record this Assignment and Assumption in the Register as of the Effective Date.

Annex 1 - 2

SCHEDULE I

Commitments/Revolving Loans

ASSIGNOR	Commitments/Revolving Loans held immediately prior to the Effective Date	Commitments/Revolving Loans held immediately following the Effective Date
Barclays Bank PLC	$67,000,000	$250,000,000
MUFG Union Bank, N.A.	$60,000,000	$0
Citizens Bank, N.A.	$40,000,000	$0
PNC Bank, National Association	$33,000,000	$0
PNC Bank Canada Branch	$10,000,000	$0
Bank of America, N.A.	$33,000,000	$0
Bank of America, N.A., acting through its Canada Branch	$7,000,000	$0

Letters of Credit

ASSIGNOR	Maximum Letters of Credit held immediately prior to the Effective Date	Maximum Letters of Credit held immediately following the Effective Date
Barclays Bank PLC	$15,000,000	$45,000,000
MUFG Union Bank, N.A.	$10,000,000	$0
Citizens Bank, N.A.	$6,000,000	$0
PNC Bank, National Association	$8,000,000	$0
Bank of America, N.A.	$6,000,000	$0

SCHEDULE B

OUTBOUND MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR THE HILLMAN GROUP, INC. AND THE HILLMAN GROUP CANADA ULC

AMENDMENT NO. 2

This Master Assignment and Assumption Agreement (this “Master Assignment and Assumption”) is dated as of the Effective Date set forth in Section 8 below (the “Effective Date”) and is entered into by and between each Assignor identified in item 1 below (the “Assignor”) and each Assignee identified in item 2 below (each, an “Assignee”).  It is understood and agreed that the rights and obligations of each of the Assignee hereunder are several and not joint.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The standard terms and conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Master Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to each Assignee as described below, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date, (i) all of the Assignor’s rights and obligations in its capacity as a Lender or an Issuing Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Commitments and Revolving Loans identified opposite the Lender or Issuing Bank’s name on Schedule I hereto under the caption “Commitments/Revolving Loans held immediately prior to the Effective Date” and/or “Maximum Letters of Credit held immediately prior to the Effective Date”, as applicable, and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Lender or an Issuing Bank under the Credit Agreement) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to as an “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Master Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	Barclays Bank PLC

2.	Assignee:	Each person identified on Schedule I hereto

3.	Borrower:	The Hillman Group, Inc. and the Hillman Group Canada ULC

4.	Administrative Agent:	Barclays Bank PLC, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement, dated as of May 31, 2018, by and among THE HILLMAN GROUP, INC., as the US Borrower, THE HILLMAN GROUP CANADA ULC, as the Canadian Borrower, THE HILLMAN COMPANIES, INC., as Holdings, the Lenders and Issuing Banks from time to time party thereto and BARCLAYS BANK PLC, as

Annex III - 2

Administrative Agent and Swingline Lender (as amended by that certain Amendment No. 1, dated as of November 15, 2019, as further amended by that certain Amendment No. 2, dated as of July 14, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

6.	Assigned Interests:	As indicated on Schedule I hereto.

Effective Date:  July 14, 2021

[Remainder of page intentionally left blank]

Annex III - 3

BARCLAYS BANK PLC,
as Assignor

By:
Title:

Consented to and Accepted:
BARCLAYS BANK PLC, as
Administrative Agent, Issuing Bank and Swingline Lender

By:
Title:

Consented to and Accepted:
THE HILLMAN GROUP, INC.

By:
Title:

Consented to and Accepted:
THE HILLMAN GROUP CANADA ULC

By:
Title:

Signature Page to Master Assignment and Assumption Agreement

BARCLAYS BANK PLC
as Assignee

By:
Title:

MUFG UNION BANK, N.A.
as Assignee

By:
Title:

PNC BANK, NATIONAL ASSOCIATION
as Assignee

By:
Title:

PNC BANK, NATIONAL ASSOCIATION
as Assignee

By:
Title:

PNC BANK CANADA BRANCH
as Assignee

By:
Title:

BANK OF AMERICA, N.A.
as Assignee

By:
Title:

BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADA BRANCH
as Assignee

By:
Title:

Signature Page to Master Assignment and Assumption Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

1.   Representations and Warranties.

1.1.    Assignors.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest transferred by it hereunder, (ii) such Assigned Interest transferred by it hereunder is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and Assumption (or, if it fails to so execute and deliver this Master Assignment and Assumption Agreement, it acknowledges that it will be deemed to have done so pursuant to Section 2.19(b) of the Credit Agreement) and to consummate the transactions by it contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings or any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings or any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee.  Each Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender or an Issuing Bank under the Credit Agreement, (ii) it satisfies all the requirements to be an assignee under Section 9.05(b)(i) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender (as such Credit Agreement or such other Loan Document may be further amended, amended and restated or supplemented from time to time) as a Lender or an Issuing Bank thereunder and, to the extent of the applicable Assigned Interests acquired by it hereunder, shall have the obligations of a Lender or an Issuing Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, ABL Intercreditor Agreement and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Master Assignment and Assumption and to purchase such Assigned Interests acquired by it hereunder, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Master Assignment and Assumption and to purchase the Assigned Interest, (vi) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this clause (B), a Competitor Debt Fund Affiliate)]2, (vii) attached to the Master Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee and (viii) is not an Affiliated Lender; and (b) agrees that (x) it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (y) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the ABL

2 Insert bracketed language if Assignee is a Competitor Debt Fund Affiliate and not otherwise identified on the list of Disqualified Institutions.

Intercreditor Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (z) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender or an Issuing Bank.

2.       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignors for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions.  This Master Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted under the Credit Agreement.  This Master Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Master Assignment and Assumption by facsimile or by email as a “.pdf” or “.tiff” attachment  shall be effective as delivery of a manually executed counterpart of this Master Assignment and Assumption.  This Master Assignment and Assumption shall be construed in accordance with and governed by, the laws of the State of New York.  The Administrative Agent, acting as a non-fiduciary agent of the US Borrower, shall record this Assignment and Assumption in the Register as of the Effective Date.

SCHEDULE I

Commitments/Revolving Loans

ASSIGNEE	Commitments/Revolving Loans held immediately prior to the Effective Date	Commitments/Revolving Loans held immediately following the Effective Date
Barclays Bank PLC	$250,000,000	$67,000,000
MUFG Union Bank, N.A.	$0	$61,000,000
PNC Bank, National Association	$0	$48,800,000
PNC Bank Canada Branch	$0	$12,200,000
Bank of America, N.A.	$0	$48,800,000
Bank of America, N.A., acting through its Canada Branch	$0	$12,200,000

Letters of Credit

ASSIGNEE	Maximum Letters of Credit held immediately prior to the Effective Date	Maximum Letters of Credit held immediately following the Effective Date
Barclays Bank PLC	$45,000,000	$15,000,002
MUFG Union Bank, N.A.	$0	$11,666,666
PNC Bank, National Association	$0	$11,666,666
Bank of America, N.A.	$0	$11,666,666

Annex 1

SCHEDULE I

Commitment Schedule

Continuing Lender	US Revolving Commitment	Canadian Revolving Commitment	Aggregate Revolving Commitments	Percentage
Barclays Bank PLC	$53,600,000	$13,400,000	$67,000,000	26.8%
Bank of America, N.A.	$48,800,000	$0	$48,800,000	24.4%
Bank of America, N.A., acting through its Canada Branch	$0	$12,200,000	$12,200,000
MUFG Union Bank, N.A.	$48,800,000	$12,200,000	$61,000,000	24.4%
PNC Bank, National Association	$48,800,000	$0	$48,800,000	24.4%
PNC Bank Canada Branch	$0	$12,200,000	$12,200,000
Total:	$200,000,000	$50,000,000	$250,000,000	100%

Letters of Credit

Issuing Bank	Maximum US Letters of Credit	Maximum Canadian Letters of Credit	Maximum Letters of Credit	Percentage
Barclays Bank PLC	$10,000,001	$5,000,001	$15,000,002	30.01%
Bank of America, N.A.	$8,333,333	$3,333,333	$11,666,666	23.33%
MUFG Union Bank, N.A.	$8,333,333	$3,333,333	$11,666,666	23.33%
PNC Bank, National Association	$8,333,333	$3,333,333	$11,666,666	23.33%
Total	$35,000,000	$15,000,000	$50,000,000	100%

EXHIBIT A

Amended and Restated Credit Agreement

[See Attached]

~~Execution Version~~

~~Exhibit~~EXHIBIT A

Amended and Restated ABL Credit Agreement

ABL CREDIT AGREEMENT

Dated as of May 31, 2018

as amended as of November 15, 2019,

and as further amended and restated as of July 14, 2021

among

THE HILLMAN GROUP, INC.,

as US ~~Lead~~ Borrower,

~~BIG TIME PRODUCTS, LLC,~~

~~as US Co-Borrower,~~

THE HILLMAN GROUP CANADA ULC,

as Canadian Borrower,

HILLMAN INVESTMENT COMPANY,

~~THE HILLMAN COMPANIES, INC.,~~

as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders and Issuing Banks,

BARCLAYS BANK PLC,

as Administrative Agent and Swingline Lender,

and

~~BARCLAYS BANK PLC and MUFG UNION BANK, N.A.,~~

~~as Joint Lead Arrangers of the Additional Revolving Commitments~~

~~BARCLAYS~~BARCLAYS BANK PLC, ~~JEFFERIES FINANCE LLC, CITIZENS~~ BANK OF

AMERICA, N.A. ~~and MUFG UNION~~, BANK OF AMERICA, N.A.~~,~~ (ACTING THROUGH ITS

CANADA BRANCH), MUFG UNION BANK, N.A. and PNC CAPITAL MARKETS LLC,

as Joint Lead Arrangers and Joint Bookrunners~~,~~

~~CREDIT SUISSE LOAN FUNDING LLC,~~

~~as an Arranger~~

~~and~~

~~PNC BANK, NATIONAL ASSOCIATION,~~

~~as Documentation Agent~~

TABLE OF CONTENTS

Page
ARTICLE ~~1~~I DEFINITIONS			~~1~~2
Section 1.01.		Defined Terms	~~1~~2
Section 1.02.		Classification of Revolving Loans and Borrowings	~~80~~79
Section 1.03.		Terms Generally	80
Section 1.04.		Accounting Terms; GAAP	~~82~~81

~~Section 1.05~~		~~Quebec Terms~~	~~83~~

Section ~~1.06~~1.05		Effectuation of Transactions
Section ~~1.07~~1.06.		Timing of Payment of Performance
Section ~~1.08~~1.07.		Times of Day
Section ~~1.09~~1.08.		Currency Generally; Exchange Rate
Section ~~1.10~~1.09.		Cashless Rollovers
Section ~~1.11~~1.10.		Certain Conditions, Calculations and Tests
Section ~~1.12~~1.11.		Rounding
Section 1.12.		Division.
Section 1.13.		Quebec Terms.	88
Section ~~1.13~~1.14.		Alternate Currencies.	~~90~~89

ARTICLE ~~2~~II THE CREDITS			~~91~~90
Section 2.01.		Commitments	~~91~~90
Section 2.02.		Loans and Borrowings	~~91~~90
Section 2.03.		Requests for Borrowings	~~93~~91

~~Section 2.04~~		~~Overadvances~~	~~94~~

Section 2.05.		Letters of Credit.	~~96~~94

~~Section 2.06~~		~~Protective Advances~~	~~102~~

Section 2.07.		Funding of Borrowings	~~104~~101
Section 2.08.		Type; Interest Elections	~~105~~102
Section 2.09.		Termination and Reduction of Commitments	~~106~~103
Section 2.10.		Repayment of Revolving Loans; Evidence of Debt	~~107~~104
Section 2.11.		Prepayment of Revolving Loans	~~108~~105
Section 2.12.		Fees	~~110~~107
Section 2.13.		Interest	~~112~~108
Section 2.14.		~~Alternate Rate of Interest 113~~Benchmark Replacement Setting	110
Section 2.15.		Increased Cost	~~114~~112
Section 2.16.		Break Funding Payments	~~115~~113
Section 2.17		~~Taxes. 116~~Taxes	113
Section 2.18.		Payments Generally; Allocation of Proceeds; Sharing of Payments	~~121~~118
Section 2.19.		Mitigation Obligations; Replacement of Lenders	~~125~~121

-i-

Section 2.20.		Illegality	~~126~~122
Section 2.21.		Defaulting Lenders	~~127~~124
Section 2.22.		Incremental Credit Extensions	~~130~~126
Section 2.23.		Extensions of Revolving Loans and Additional Revolving Commitments	~~133~~128
Section 2.24.		Swingline Loans.	~~135~~131
Section 2.25.		Reallocation Mechanism~~.~~	~~138~~133
Section 2.26.		Segregation of Canadian Facility~~.~~	~~139~~134
Section 2.27.		Erroneous Payments	134
Section 2.28.		CDOR Rate Successor	135

ARTICLE ~~3~~III		REPRESENTATIONS AND WARRANTIES	~~140~~136
Section 3.01.		Organization; Powers	~~140~~136
Section 3.02.		Authorization; Enforceability	~~140~~136
Section 3.03.		Governmental Approvals; No Conflicts	~~140~~137
Section 3.04.		Financial Condition; No Material Adverse Effect	~~140~~137
Section 3.05.		Properties	~~141~~137
Section 3.06.		Litigation and Environmental Matters	~~141~~137
Section 3.07.		Compliance with Laws	~~142~~138
Section 3.08.		Investment Company Status	~~142~~138
Section 3.09.		Taxes	~~142~~138
Section 3.10.		ERISA	~~142~~138
Section 3.11.		Disclosure	~~143~~139
Section 3.12.		Solvency	~~143~~139
Section 3.13.		Capitalization and Subsidiaries	~~144~~140
Section 3.14.		Security Interest in Collateral	~~144~~140
Section 3.15.		Labor Disputes	~~144~~140
Section 3.16.		Federal Reserve Regulations	~~144~~140
Section 3.17.		~~Economic and Trade~~ Sanctions and Anti-Corruption Laws	~~144~~140
Section 3.18.		Borrowing Base Certificates.	~~145~~141
Section 3.19.		Deposit Accounts and Securities Accounts	~~145~~141

ARTICLE ~~4~~IV		CONDITIONS	~~145~~141
Section 4.01.		Closing Date	~~145~~141
Section 4.02.		Each Credit Extension	~~148~~144

ARTICLE ~~5~~V		AFFIRMATIVE COVENANTS	~~149~~145
Section 5.01.		Financial Statements and Other Reports	~~149~~145
Section 5.02.		Existence	~~154~~149
Section 5.03.		Payment of Taxes	~~154~~149
Section 5.04.		Maintenance of Properties	~~155~~150
Section 5.05.		Insurance	~~155~~150
Section 5.06.		Inspections	~~155~~150
Section 5.07.		Maintenance of Books and Records	~~156~~151
Section 5.08.		Compliance with Laws	~~157~~151
Section 5.09.		Compliance with Environmental Laws	~~157~~152
Section 5.10.		Designation of Subsidiaries	~~157~~152
Section 5.11.		Use of Proceeds	~~158~~153

-ii-

Section 5.12.		Covenant to Guarantee Obligations and Give Security	~~158~~153
Section 5.13.		~~Post Closing Actions 160~~ [Reserved]	154
Section 5.14.		Further Assurances	~~160~~154
Section 5.15.		Cash Management.	~~160~~155

ARTICLE ~~6~~VI		NEGATIVE COVENANTS	~~163~~158
Section 6.01.		Indebtedness	~~164~~158
Section 6.02.		Liens	~~169~~164
Section 6.03.		No Further Negative Pledges	~~174~~168
Section 6.04.		Restricted Payments; Certain Payments of Indebtedness	~~175~~169
Section 6.05.		Restrictions on Subsidiary Distributions	~~181~~174
Section 6.06.		Investments	~~182~~175
Section 6.07.		Fundamental Changes; Disposition of Assets	~~186~~178
Section 6.08.		~~Sale and Lease-Back Transactions 190~~ [Reserved].	183
Section 6.09.		Transactions with Affiliates	~~191~~183
Section 6.10.		Conduct of Business	~~193~~185
Section 6.11.		[Reserved].	~~193~~185
Section 6.12.		Amendments of or Waivers with Respect to Restricted Debt	~~193~~185
Section 6.13.		Fiscal Year	~~194~~185
Section 6.14.		Permitted Activities of Holdings ~~and Intermediate Holdings 194~~	185
Section 6.15.		Financial Covenant	~~195~~187

ARTICLE ~~7~~VII		EVENTS OF DEFAULT	~~197~~188
Section 7.01.		Events of Default	~~197~~188

ARTICLE ~~8~~VIII		THE ADMINISTRATIVE AGENT	~~201~~192
~~Section 8.01~~		~~The Administrative Agent~~	~~201~~

ARTICLE ~~9~~IX		MISCELLANEOUS	~~210~~200
Section 9.01.		Notices	~~210~~200
Section 9.02.		Waivers; Amendments	~~214~~203
Section 9.03.		Expenses; Indemnity	~~218~~206
Section 9.04.		Waiver of Claim	~~219~~208
Section 9.05.		Successors and Assigns	~~220~~208
Section 9.06.		Survival	~~227~~215
Section 9.07.		Counterparts; Integration; Effectiveness; Electronic Execution	~~227~~215
Section 9.08.		Severability	~~228~~216
Section 9.09.		Right of Setoff	~~228~~216
Section 9.10.		Governing Law; Jurisdiction; Consent to Service of Process	~~229~~216
Section 9.11.		Waiver of Jury Trial	~~230~~217
Section 9.12.		Headings	~~230~~217
Section 9.13.		Confidentiality	~~230~~217
Section 9.14.		No Fiduciary Duty	~~232~~219
Section 9.15.		Several Obligations	~~232~~219
Section 9.16.		USA PATRIOT Act	~~232~~219
Section 9.17.		Canadian Anti-Money Laundering	~~232~~219

-iii-

Section 9.18.	Disclosure	~~233~~220
Section 9.19.	Appointment for Perfection	~~233~~220
Section 9.20.	Interest Rate Limitation	~~233~~220
Section 9.21.	ABL Intercreditor Agreement~~.~~	~~234~~221
Section 9.22.	Conflicts	~~235~~222
Section 9.23.	Release of Certain Loan Parties	~~235~~222
Section 9.24.	Judgment Currency	~~236~~223
Section 9.25.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~236~~223
Section 9.26.	Lender Representation~~.~~	~~237~~224
Section 9.27.	Acknowledgement Regarding Any Supported QFCs.	225
Section 9.28.	Amendment and Restatement	226

-iv-

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(d)	–	Existing Letters of Credit
~~Schedule 3.05~~	~~–~~	~~Fee Owned Real Estate Assets~~
Schedule 3.13	–	Subsidiaries
Schedule 3.15	–	Labor Disputes
Schedule 3.19	–	Deposit Accounts and Securities Accounts
Schedule 5.10	–	Unrestricted Subsidiaries
~~Schedule 5.13~~	~~–~~	~~Post-Closing Actions~~
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
~~Schedule 6.07(s)~~	~~–~~	~~Dispositions~~
Schedule 9.01	–	Lead Borrower’s Website Address for Electronic Delivery

EXHIBITS:
Exhibit  ~~A-1~~A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Borrowing Request
Exhibit B-2	–	Form of Letter of Credit Request
~~Exhibit B-3~~	–	~~Form of Swingline Loan Request~~
Exhibit B-3	–	Form of Swingline Loan Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H	–	~~[Reserved]~~Form of Loan Guaranty Agreement
Exhibit ~~I~~I-1	–	Form of ~~Loan Guaranty~~US Pledge and Security Agreement
Exhibit ~~J~~I-2	–	Form of ~~US~~Canadian Security Agreement
Exhibit ~~K-~~J-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit ~~K-~~J-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit ~~K-~~J-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit ~~K-~~J-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit ~~L~~K	–	Form of Solvency Certificate
Exhibit L	–	Form of ABL Intercreditor Agreement
Exhibit M	–	Form of US and Canadian Borrowing Base Certificate~~,~~
Exhibit N	–	Form of Hedge Agreement Designation Notice
~~Exhibit O~~	–	~~Form of ABL Intercreditor Agreement~~

-v-

ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of May 31, 2018, as amended as of November 15, 2019 and as further amended and restated as of July 14, 2021 (this “Agreement”), by and among The Hillman Group, Inc., a Delaware corporation (the “US ~~Lead~~ Borrower”), ~~Big Time Products, LLC, a Georgia limited liability company (the “US Co-Borrower” and together with the US Lead Borrower, the “US Borrowers” and each a “US Borrower”), The Hillman Companies, Inc., a Delaware corporation (“Holdings”),~~ The Hillman Group Canada ULC, a British Columbia unlimited liability company (the “Canadian Borrower”), Hillman Investment Company, a Delaware corporation (“Holdings”), the Lenders and Issuing Banks from time to time party hereto~~, including~~ and Barclays Bank PLC (“Barclays”), ~~and Barclays,~~ in its capacities as administrative agent and collateral agent (the “Administrative Agent”) and the Swingline Lender, with Barclays, ~~Jefferies Finance LLC (“Jefferies”), Citizens Bank, N.A. (“Citizens”) and~~Bank of America, N.A., Bank of America, N.A. (acting through its Canada Branch), MUFG Union Bank, N.A. ~~(“MUFG”)~~and PNC Capital Markets LLC as joint lead arrangers and joint bookrunners (in such capacities, the “~~Lead~~ Arrangers” and each ~~a “Lead Arranger”), Credit Suisse Loan Funding LLC (“CSLF”, in such capacity, together with each Lead Arranger, the “Arrangers” and each an “Arranger”) and PNC Bank, National Association, as a documentation agent (the “Documentation Agent”)~~, an “Arranger”).

RECITALS

A.           The Borrowers, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, are party to that certain ABL Credit Agreement, dated as of May 31, 2018 (as amended by Amendment No. 1 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date, the “Original Credit Agreement”), pursuant to which the Lenders party to the Original Credit Agreement made certain loans and other extensions of credit to the Borrowers.

B.           Pursuant to the Merger Agreement, Merger Sub will merge with and into HMAN (the “Merger”), with HMAN as the surviving corporation, and as result of the Merger, Holdings and the US Borrower will become indirect Subsidiaries of Landcadia Parent.

C.           In connection with the consummation of the Merger, (i) Landcadia Parent will obtain equity financing proceeds in an aggregate amount of $375.0 million pursuant to a private placement of its Class A common stock (the “PIPE Investment”) to the PIPE Investors, (ii) Landcadia Parent will redeem its Class A common stock to the extent, if any, any of its shareholders have elected to redeem their shares of such Class A common stock in connection with the Merger (the “Landcadia Stock Redemption”), and (iii) trust cash held by Landcadia Parent from Landcadia Parent’s initial public offering remaining after the Landcadia Stock Redemption and the proceeds of the PIPE Investment will be applied to consummate the Transactions, including the Trust Preferred Redemption, the payment of certain Transaction Costs and the contribution directly or indirectly to the US Borrower to be applied, together with the proceeds of the Term Facility and any borrowings under the ABL Facility on the Amendment No. 2 Effective Date, to effect the Refinancing (as defined in the Term Credit Agreement).

~~A~~D.        The US ~~Lead~~ Borrower (i) ~~previously~~has requested that the Lenders (as defined in the Term Credit Agreement) extend credit in the form of senior secured term loan credit facilities in an aggregate principal amount of $~~695,000,000~~1.035 billion comprised of (~~A~~1) a $~~530,000,000~~835.0 million term loan facility and (~~B~~2) a $~~165,000,000~~200.0 million delayed draw term loan facility, and

(ii) intends to obtain, together with ~~its wholly-owned~~the Canadian ~~Subsidiary and the US Co-Borrower~~Borrower, an asset-based revolving credit facility under this Agreement in an original aggregate principal amount equal to $~~250,000,000~~250.0 million.

~~B.           The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:~~

E.           This Agreement restates, supersedes and replaces the Original Credit Agreement in its entirety. The parties hereto agree that (i) the Obligations of the Borrowers and the other Loan Parties outstanding under the Original Credit Agreement and the other Loan Documents as of the Closing Date shall remain outstanding without novation and shall constitute continuing Obligations and (ii) the extensions of credit under the Original Credit Agreement shall be subject to the terms and conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I ~~ARTICLE 1~~

DEFINITIONS

Section 1.01.            ~~Section 1.01~~ Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“30-Day Average Availability” means, during the 30-consecutive day period immediately preceding the relevant date of calculation, the quotient, obtained by dividing (a) the sum of each day’s Availability during the 30-consecutive day period immediately preceding the relevant date of calculation by (b) thirty (30) days.

“ABL Intercreditor Agreement” means (a) the ABL Intercreditor Agreement substantially in the form of Exhibit ~~O~~L hereto, dated as of the Closing Date, and as amended and restated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the ~~First Lien~~Term Agent and the other parties thereto from time to time and acknowledged by the US Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; (b) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement as in effect on the ~~Closing~~Amendment No. 2 Effective Date with any material modifications which are reasonably acceptable to the Lead Borrower and the Administrative Agent; and (c) if requested by the Lead Borrower, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a Split Collateral Basis at the time the intercreditor agreement is proposed to be established, so long as the terms of such intercreditor agreement are reasonably satisfactory to the Administrative Agent and the Lead Borrower; provided, that (i) if required by the Administrative Agent prior to agreeing that any form (or modification) is reasonably acceptable to it, the form of any other intercreditor agreement shall be deemed acceptable to the Administrative Agent (and the Lenders) if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter, (ii) any ABL Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral (other than Canadian Collateral) and the proceeds thereof and shall not restrict or limit any Indebtedness or the terms and conditions thereof (including any amendments and refinancings) to the extent such Indebtedness would otherwise be permitted by the Loan Documents and (iii) in no event shall an ABL Intercreditor Agreement provide that any Indebtedness secured by Liens on the ABL Priority Collateral be secured by Liens on such ABL Priority Collateral that are pari passu with or senior to the Liens on the ABL Priority Collateral securing the First Priority Secured Obligations.

“ABL Priority Collateral” means US ABL Priority Collateral and Canadian Collateral.

“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Revolving Loan” means a Revolving Loan to the US ~~Borrowers~~Borrower bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the UCC (and/or, with respect to any Accounts of any Canadian Loan Party, as defined in the PPSA), including all rights to payment for Inventory, merchandise and goods sold or leased, or for services rendered.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Acquired Canadian Eligible Accounts” has the meaning assigned to such term in the definition of “Canadian Borrowing Base”.

“Acquired Canadian Eligible Inventory” has the meaning assigned to such term in the definition of “Canadian Borrowing Base”.

“Acquired US Eligible Accounts” has the meaning assigned to such term in the definition of “US Borrowing Base”.

“Acquired US Eligible Inventory” has the meaning assigned to such term in the definition of “US Borrowing Base”.

~~“Acquisition” means (a) the acquisition of, and business combination with the Target and (b) the other transactions contemplated by the Acquisition Agreement.~~

~~“Acquisition Agreement” means the definitive documentation for the Acquisition.~~

“Additional Agreement” has the meaning assigned to such term in Article ~~8~~VIII.

“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Section 2.22 or 2.23.

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure and Swingline Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Additional Revolving Commitments.

“Additional Revolving Facility” means any revolving credit facility added pursuant to Section 2.22 or 2.23.

“Additional Revolving Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Revolving Loans” means any Revolving Loan made hereunder pursuant to any Additional Revolving Commitments.

“Adjustment Date” means the first day of January, April, July and October of each calendar year.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” has the meaning assigned to such term in Section 5.15(b).

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.22(d).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrowers or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, any Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrowers or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrowers or any of their respective Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” of Holdings or any subsidiary thereof solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, ~~the Arrangers~~any Arranger, any Lender ~~(other than any Affiliated Lender or any Debt Fund Affiliate)~~ or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof. ~~For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.~~

“Aggregate Commitments” means, at any time, the sum of all Commitments at such time. As of the ~~Closing~~Amendment No. 2 Effective Date, the amount of Aggregate Commitments is $~~250,000,000~~250.0 million.

“Agreement” has the meaning assigned to such term in the preamble to this ABL Credit Agreement.

“AHYDO” means ~~an~~ “applicable high yield discount ~~obligation~~obligations” within the meaning of Section 163(i)(1) of the Code.

“Alternate Base Rate” means, for any day, a ~~fluctuating~~ rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) 0.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be.

“Alternate Currency” means (a) as regards the US ~~Borrowers~~Borrower, any currency other than Dollars and (b) as regards the Canadian Borrower, any currency other than Dollars and Canadian Dollars, approved by the Lenders in accordance with Section ~~1.13~~1.14.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of November 15, 2019, by and among ~~Holdings,~~ the Borrowers, the other Loan Parties party thereto, the Administrative Agent, certain Additional Lenders (as defined therein) and the Consenting Lenders (as defined therein).

“Amendment No. 1 Effective Date” means ~~the first Business Day~~November 15, 2019, being the date on which ~~each of the~~all conditions precedent set forth in Section 3 of Amendment No. 1 were satisfied.

“Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of July 14, 2021, by and among Holdings, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means July 14, 2021, being the date on which all conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied or waived.

“Amendment No. 2 Effective Date Material Adverse Effect” means a Company Material Adverse Effect (as defined in the Merger Agreement (as in effect on the Amendment No. 2 Effective Date)).

“Applicable Creditor” has the meaning assigned to such term in Section 9.24(b).

“Applicable Intercreditor Agreement” means (a) in the case of Collateral, an ABL Intercreditor Agreement, and (b) otherwise, any Additional Agreement.

“Applicable Percentage” means, with respect to any Lender for any Class, the percentage of the Aggregate Commitments for such Class represented by such Lender’s Commitment for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations. In the event the Aggregate Commitments for any Class shall have expired or been terminated, the Applicable Percentages of any Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of the applicable Lenders of such Class, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day,

(a)          with respect to Initial Revolving Loans, any Overadvance or any Protective Advance, (x) to the extent the Total Leverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) is greater than ~~or equal to than 5.00~~2.75 to 1.00, the rate per annum applicable to the relevant Class of Revolving Loans set forth below, based upon the Average Availability for the most recently ended Fiscal Quarter; provided that until the first Adjustment Date following the completion of at least one (1) full Fiscal Quarter ended after the ~~Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category~~Amendment No. 2 Effective Date, Average Availability shall be determined in accordance with the Original Credit Agreement for the most recently ended Fiscal Quarter prior to the Amendment No. 2 Effective Date:

Average Availability	ABR Revolving Loans, Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans	LIBO Rate Revolving Loans and ~~BA Rate~~CDOR Revolving Loans
Category 1 ≥ 66%	0.25%	1.25%
Category 2 < 66% but ≥ 33%	0.50%	1.50%
Category 3 < 33%	0.75%	1.75%

or (y) to the extent the Total Leverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) is less than ~~5.00~~or equal to 2.75 to 1.00, the rate per annum applicable to the relevant Class of Revolving Loans set forth below, based upon the Average Availability for the most recently ended Fiscal Quarter:

Average Availability	ABR Revolving Loans, Canadian Prime Rate Revolving Loans and Canadian Base Rate Revolving Loans	LIBO Rate Revolving Loans and ~~BA Rate~~CDOR Revolving Loans
Category 1 ≥ 50%	0.25%	1.25%
Category 2 < 50%	0.50%	1.50%

(b)          with respect to any Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Incremental Revolving Facility, or Extension Amendment.

The Applicable Rate pursuant to clause (a) shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Availability in accordance with the table above;

provided that if a Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(l), the “Applicable Rate” shall be the rate per annum set forth above in Category 3 until such Borrowing Base Certificate is delivered in compliance with Section 5.01(l).

“Approved Appraiser” means Hilco Valuation Services, LLC or any other appraiser or consultant approved in writing by the Lead Borrower (such approval not to be unreasonably withheld) so long as ~~an Event of~~no Specified Default ~~does not exist or~~ is continuing, in which case the Lead Borrower’s consultation (but not approval) shall be required with respect to the appointment of an “Approved Appraiser”.

~~“Approved Fund” means, with respect to any Lender, any Person (other than a natural person or a Disqualified Institution) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.~~

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit ~~A-1~~A or any other form approved by the Administrative Agent and the Lead Borrower.

“Availability” means as of any applicable date, the amount by which the Line Cap exceeds the Total Revolving Credit Exposure, in each case at such time.

“Availability Reserve” means without duplication, (a) the Rent and Charges Reserve; (b) the Hedge Product Reserve, (c) the Banking Services Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Lead Borrower; (d) the Priority Payable Reserve; (e) the GST, HST Tax Reserve; (f) the Royalty Reserve; and (g) such additional reserves not otherwise addressed in clauses (a) through (f) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserves shall not be established or changed except upon not less than five (5) Business Days’ (or such shorter period as may be agreed by the Lead Borrower) prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Lead Borrower and (b) the Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall be limited to such Availability Reserve or changes as the Administrative Agent determines in its Permitted Discretion to be necessary (a) to reflect items that could reasonably be expected to adversely affect the value of the applicable Eligible Accounts or Eligible Inventory or (b) to reflect items that could reasonably be expected to adversely affect the enforceability or priority of the Administrative Agent’s Liens on the applicable Collateral, and (iii) the amount of any Availability Reserve established by the Administrative

Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve, criteria, rate or such change; provided that (x) no Availability Reserves may be established after the ~~Closing~~Amendment No. 2 Effective Date based on circumstances, contingencies, events, conditions or matters known to the Administrative Agent as of the ~~Closing~~Amendment No. 2 Effective Date for which no Availability Reserve was imposed on the ~~Closing~~Amendment No. 2 Effective Date or criteria included in the definitions of Eligible Accounts or Eligible Inventory, in each case, as in effect on the ~~Closing~~Amendment No. 2 Effective Date, unless such events, conditions or matters have changed in any material adverse respect since the ~~Closing~~Amendment No. 2 Effective Date, (y) in no event shall any Availability Reserve with respect to any component of the Borrowing Base duplicate any Availability Reserve or adjustment already accounted for in determining eligibility criteria (including collection and/or advance rates) and (z) no Availability Reserve shall be imposed on the first 5% of dilution of Accounts and thereafter no dilution Availability Reserve shall exceed 1% for each incremental whole percentage in dilution over 5% (it being agreed that partial percentage point reserves are permitted (e.g., a reserve for 0.1 percentage points where dilution is 5.1%)). Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserves solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed to by the Lead Borrower) shall only be subject to a notice period of one (1) Business Day, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of five (5) Business Days.

“Available ~~Excluded Contribution~~ Amount” means, at any time, an amount equal to ~~the aggregate~~, without duplication:

(a)          the sum of:

(i)           the greater of $90.0 million and 35.0% of Consolidated Adjusted EBITDA; plus

(ii)          [reserved]; plus

(iii)         the amount of any Cash ~~or~~and Cash Equivalents ~~or the fair market value of other assets or property (as reasonably determined by the Borrowers,~~(including from the proceeds of any property or assets (including Capital Stock)) and the Fair Market Value of property or assets contributed to the Lead Borrower or any of its Restricted Subsidiaries by any Parent Company or received by the Lead Borrower or any of its Restricted Subsidiaries in return for any issuance of Qualified Capital Stock to any Parent Company (but excluding any amounts (w) constituting a Cure Amount (or similar term with respect to an equity cure of a financial covenant default), (x) received ~~by~~from the ~~Borrowers~~Lead Borrower or any ~~of their~~ Restricted ~~Subsidiaries after the Closing~~ Subsidiary, (y) the proceeds of equity used to incur Contribution Indebtedness, or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time ~~from:~~; plus

~~(1)          contributions in respect of Qualified Capital Stock (other than any amounts received from the Borrowers or any of their Restricted Subsidiaries), and~~

~~(2)          the sale of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than (x) to the Borrowers or any Restricted Subsidiary of the Borrowers, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)).~~

(iv)         the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Lead Borrower or any Restricted Subsidiary (other than Indebtedness or such Disqualified Capital Stock issued to the Lead Borrower or any Restricted Subsidiary), which has been directly or indirectly converted into or exchanged for Qualified Capital Stock of the Lead Borrower, any Restricted Subsidiary or any Parent Company (or contributed to the Lead Borrower, any Restricted Subsidiary or any Parent Company and cancelled), together with the Fair Market Value of any Cash Equivalents and the Fair Market Value of any property or assets received by the Lead Borrower or such Restricted Subsidiary upon such exchange, conversion or contribution, in each case, during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time; plus

(v)          the net proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time in connection with the Disposition to any Person (other than the Lead Borrower or any Restricted Subsidiary) of any acquisition or Investment made in reliance on amounts available under Section 6.06(r); plus

(vi)         the aggregate proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time in connection with returns, profits, distributions and similar amounts received in Cash, Cash Equivalents and/or the Fair Market Value of any property or assets, including cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Amendment No. 2 Effective Date in reliance on amounts available under Section 6.06(r); plus

(vii)        an amount equal to the sum of (A) the amount of any Investments by the Lead Borrower or any Restricted Subsidiary in reliance on amounts available under Section 6.06(r) in any Unrestricted Subsidiary (in an amount not to exceed the aggregate amount of Investments in such Unrestricted Subsidiary) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Lead Borrower or any Restricted Subsidiary, (B) the amount of Cash, Cash Equivalents and the Fair Market Value of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Lead Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time and (C) the net proceeds received by the Lead Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Amendment No. 2 Effective Date through and including such time in connection with the sale, transfer or other disposition (other than to Holdings, the Lead Borrower or any Restricted Subsidiary) of the Capital

Stock of an Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary to the extent such proceeds have not otherwise increased any other Restricted Payment basket under Section 6.04(a); plus

(viii)       the amount of any “Declined Proceeds” (as defined in the Term Credit Agreement); minus

~~The Available Excluded Contribution Amount shall be reduced by~~(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi) ~~and~~, plus (iii) Investments made pursuant to Section 6.06(r), in each case, after the ~~Closing~~Amendment No. 2 Effective Date and prior to such time or contemporaneously therewith.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).

“Average Availability” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Availability for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Line Cap for such Fiscal Quarter. In determining “Average Availability”, the Borrowing Base as of any day shall be calculated by reference to the most recent Borrowing Base Certificates delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(l).

“Average Usage” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Outstanding Amount of the Total Revolving Credit Exposure for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Aggregate Commitments (other than Commitments of Defaulting Lenders) for such Fiscal Quarter.

“Bail-In Action” means, the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to Holdings, ~~the~~any Borrower or any Restricted Subsidiary (a) under any arrangement that is in effect on the Closing Date between Holdings, ~~the~~any Borrower or any Restricted Subsidiary and a counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or an Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by Holdings,

~~the~~any Borrower or any Restricted Subsidiary with any counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or an Arranger at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of Holdings, the Lead Borrower or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Lead Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its non-fiduciary agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article ~~8~~VIII, Section 9.03, Section 9.10, Section 9.11 and the ABL Intercreditor Agreement (and any other applicable Additional Agreement) as if it were a Lender.

“Banking Services Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Banking Services Obligations.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.). ~~“BA Loan Rate” means the BA Rate plus the Applicable Rate.~~

~~“BA Rate” means, for any date, a per annum rate of interest equal to the Canadian Dollar bankers’ acceptances rate, or comparable or successor rate approved by the Administrative Agent, determined by it at or about 10:00 a.m. (Toronto, Ontario time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the BA Rate Revolving Loan, as published on the Reuters Screen CDOR Page (or, if such page is not available, any other commercially available source designated by the Administrative Agent from time to time); provided that in no event shall the BA Rate be less than zero.~~

~~“BA Rate Revolving Loans” means Revolving Loans denominated in Canadian Dollars and bearing interest at a rate determined by reference to the BA Loan Rate.~~

“Barclays” has the meaning assigned to such term in the preamble to this Agreement.

“Benchmark” means, initially, USD LIBOR; provided, that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(a).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)          the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)          the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)          the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) the then-prevailing market convention or any evolving market convention that the Administrative Agent and the Lead Borrower reasonably expect to become the prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated broadly syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and in consultation with the Lead Borrower; provided further, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (i) upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be as set forth in clause (1) of this definition (subject to the proviso above), and (ii) if the then-prevailing market convention or any evolving market convention that the Administrative Agent and the Lead Borrower reasonably expect to become the prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated broadly syndicated credit facilities is not Term SOFR (as contemplated by clause (1) above) or Daily Simple SOFR (as contemplated by clause (2) above), at the request of the Lead Borrower in consultation with the Administrative Agent, the Benchmark Replacement may be determined pursuant to clause (3) above. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)          for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)          the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest

Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)          the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)          for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) the then-prevailing market convention or any evolving market convention that the Administrative Agent and the Lead Borrower reasonably expect to become the prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and in consultation with the Lead Borrower.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, and the Lead Borrower reasonably agrees, are appropriate to reflect the adoption and implementation of such Benchmark Replacement that permit the administration thereof by the Administrative Agent in a manner substantially consistent with the prevailing market practice for U.S. dollar denominated broadly syndicated credit facilities (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent decides, and the Lead Borrower reasonably agrees, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Lead Borrower reasonably agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(2)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein (subject to the proviso therein) and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(3)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(4)          in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Lead Borrower pursuant to Section 2.14(c); or

(5)          in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” ~~shall mean~~means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in ~~and subject to~~ Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account Agreement” has the meaning assigned to such term in Section 5.15(a).

“Blocked Accounts” has the meaning assigned to such term in Section 5.15(a).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowers” means, collectively, the US ~~Borrowers~~Borrower and the Canadian Borrower, and each, individually, a “Borrower”.

~~“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).~~

“Borrowing” means any (a) Revolving Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Revolving Loans or ~~BA~~CDOR Revolving Loans, as to which a single Interest Period is in effect, (b) incurrence of Swingline Loans or (c) Protective Advance.

“Borrowing Base” means, at any time of calculation, the aggregate amount of the US Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Certificates” means the US Borrowing Base Certificate or Canadian Borrowing Base Certificate, as applicable.

“Borrowing Request” means a request by any Borrower (or the Lead Borrower on its behalf) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B-1 or such other form that is reasonably acceptable to the Administrative Agent and such Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York or Toronto, Ontario are authorized or required by law to remain closed; provided that (x) when used in connection with a LIBO Rate Revolving Loan or Letter of Credit denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, or (y) when used in connection with any ~~BA Rate~~CDOR Revolving Loan or Letter of Credit denominated in Canadian Dollars any funding, disbursement, settlement and/or payments in Canadian Dollars in respect of such ~~BA Rate~~CDOR Revolving Loan or Letter of Credit or any other dealing in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such ~~BA Rate~~CDOR Revolving Loan or Letter of Credit, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Canadian Dollar deposits in the Toronto interbank market.

“Canadian AML Laws” has the meaning assigned to such term in Section 9.17.

“Canadian Base Rate” means, at any time, the annual rate of interest equal to the ~~greater~~highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%. Notwithstanding any provision to the contrary in this Agreement, the applicable Canadian Base Rate shall at no time be less than 0.00% per annum.

“Canadian Base Rate Revolving Loans” means Revolving Loans to the Canadian Borrower denominated in Dollars and bearing interest at a rate determined by reference to the Canadian Base Rate.

“Canadian Borrower” has the meaning set forth in the preamble hereto.

“Canadian Borrowing Base” means the Dollar Equivalent sum of the following as set forth in the most recently delivered Canadian Borrowing Base Certificate:

(a)          85% of the Canadian Loan Parties’ Eligible Accounts; plus

(b)          the lesser of (i) 85% of the Net Orderly Liquidation Value of the Canadian Loan Parties’ Eligible Inventory or (ii) 75% of the lower of (A) the market value (on a first in first out basis) or (B) the book value of the Canadian Loan Parties’ Eligible Inventory (in each case, as determined by Canadian Borrower (or the Lead Borrower on its behalf) in good faith); plus

(c)          the positive amount, if any, by which the US Borrowing Base exceeds the total Initial US Revolving Credit Exposure (without giving effect to any increase in the US Borrowing Base pursuant to clause (c) of the definition of “US Borrowing Base”); plus

(d)          100% of Qualified Cash of the Canadian Loan Parties up to an amount not exceeding $~~10,000,000~~15.0 million in the aggregate; minus

(e)          any Availability Reserve established in connection with the foregoing.

In connection with any Specified Transaction, the Canadian Borrower may submit a Canadian Borrowing Base Certificate reflecting a calculation of the Canadian Borrowing Base that includes Eligible Accounts and Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by Canadian Loan Parties in connection with such Specified Transaction (the “Acquired Canadian Eligible Accounts” and the “Acquired Canadian Eligible Inventory”, respectively) and, from and after the Specified Transaction Date, the Canadian Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory, such adjustment to the Canadian Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to, from the Specified Transaction Date until the date that is ninety-one (91) days after the Specified Transaction Date, the aggregate amount of Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory included in the Canadian Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the Canadian Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the ninety-first (91st) day following the Specified Transaction Date (or such later date as the Administrative Agent may agree), the Canadian Borrowing Base shall be calculated without reference to the Acquired Canadian Eligible Accounts and the Acquired Canadian Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired Canadian Eligible Accounts and the Acquired Canadian Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b).

Notwithstanding anything to the contrary herein, (i) for the period from and including the ~~Closing~~Amendment No. 2 Effective Date until the ninetieth (90~~th~~) day after the ~~Closing~~Amendment No. 2 Effective Date (or (A) such earlier date on which the Canadian Borrower delivers an inventory appraisal and field examination reasonably satisfactory to the Administrative Agent or (B) such later date as the Administrative Agent agrees to in its Permitted Discretion) and (ii) for purposes of the Canadian Borrowing Base Certificate required to be delivered on or prior to the ~~Closing~~Amendment No. 2 Effective Date, the Canadian Borrowing Base shall be ~~$31,250,000~~the Canadian Borrowing Base as specified in the most recent Canadian Borrowing Base Certificate delivered under the Original Credit Agreement; provided~~,~~ that the Canadian Borrowing Base shall be deemed to be $0 if ~~the~~such inventory appraisal and field examination are not delivered by the ninety-first (91st) day after the ~~Closing~~Amendment No. 2 Effective Date (or such later date as the Administrative Agent agrees to in its Permitted Discretion).

“Canadian Borrowing Base Certificate” means a certificate from a Responsible Officer of the Canadian Borrower, in substantially the form of Exhibit M, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Canadian Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“Canadian Collateral” means any and all property of any Canadian Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document, in each case, to secure the Canadian Secured Obligations.

“Canadian Concentration Account” has the meaning assigned to such term in Section 5.15(a).

“Canadian Dollars” or “C$” refers to the lawful money of Canada.

“Canadian Employee” means any employee or former employee of the Canadian Borrower or any other Canadian Loan Party.

“Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employment group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees but does not include any Canadian Pension Plan.

“Canadian Hedge Product Amount” has the meaning assigned to such term in the definition of “Canadian Secured Hedging Obligations”.

“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“Canadian LC Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to Canadian Letters of Credit that have not yet been reimbursed at such time. The Canadian LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate Canadian LC Exposure at such time.

“Canadian Letter of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(B).

“Canadian Letter of Credit Sublimit” means $~~10,000,000~~15.0 million, subject to increase in accordance with Section 2.22.

“Canadian Line Cap” means at any time, the lesser of (i) the aggregate Initial Canadian Commitment and (ii) the then-applicable Canadian Borrowing Base.

“Canadian Loan Party” any Loan Party that is a Canadian Person.

“Canadian Lockbox” has the meaning assigned to such term in Section 5.15(a).

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest, fees and expenses (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial Canadian Revolving Loans, any Additional Revolving Loans made to the Canadian Borrower, all Canadian Overadvances, all Canadian Protective Advances, all Canadian LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Canadian Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Initial Canadian Revolving Loan, any Additional Revolving Loans made to the Canadian Borrower, Canadian Overadvance, Canadian Protective Advance, Canadian Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Canadian Overadvance” has the meaning assigned to such term in Section 2.04(b).

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by Canadian Loan Parties for their employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Person” means any Person that is incorporated, organized or formed under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means~~, for any day,~~ the ~~greater of (a) the~~per annum rate of interest ~~last quoted by The Wall Street Journal as the “Canadian Prime Rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Bank of Canada as its prime rate and (b) the annual rate of interest equal to the sum of (i) the one-month BA Rate in effect on such day and (ii)~~established as the “prime rate” of Royal Bank of Canada which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada which shall not be less than the one (1) month CDOR Rate plus 1.00%, with any such rate to be adjusted automatically~~,~~ without notice, as of the opening of business on the effective date of any change in such rate~~,~~; provided that ~~in no event shall~~ the Canadian Prime Rate shall at no time be less than zero.

“Canadian Prime Rate Revolving Loans” means Revolving Loans made to the Canadian Borrower denominated in Canadian Dollars and bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“Canadian Required Lenders” means, at any time, Lenders having Initial Canadian Revolving Credit Exposure or unused Initial Canadian Commitments representing more than 50% of the sum of the total Initial Canadian Revolving Credit Exposure and such unused Initial Canadian Commitments at such time; provided that the Initial Canadian Revolving Credit Exposure and unused Initial Canadian Commitments of any Defaulting Lender shall be disregarding in the determination of the Canadian Required Lenders at any time.

“Canadian Restricted Subsidiary” means, as to ~~any~~the Canadian ~~Person~~Borrower, any subsidiary of ~~such person~~the Canadian Borrower that is not an Unrestricted Subsidiary.

“Canadian Secured Banking Services Obligations” means the Banking Services Obligations of the Canadian Loan Parties provided by Secured Banking Services Providers.

“Canadian Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement between any Canadian Loan Party and a counterparty that is or becomes an Administrative Agent, a Lender, an Arranger or any Affiliate or branch of the Administrative Agent, a Lender or an Arranger, for which such Canadian Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Canadian Borrower as being a Canadian Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03, and Section 9.10 and the ABL Intercreditor Agreement as if it were a Lender; provided that for any such Canadian Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable Canadian Loan Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit N notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable Canadian Loan Party that may arise thereunder (the “Canadian Hedge Product Amount”). The Canadian Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and Canadian Loan Party.  No Canadian Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause a Canadian Overadvance.

“Canadian Secured Obligations” means all Secured Obligations of the Canadian Loan Parties.

“Canadian Security Agreement” means the Amended and Restated Canadian ABL Pledge and Security Agreement among the Canadian Loan Parties and the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably acceptable to the Administrative Agent and the Canadian Borrower, and to the extent that a Canadian Loan Party has a place of business, registered office, chief executive office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable.

“Canadian Subsidiary” means any direct or indirect subsidiary of the Canadian Borrower that is a Canadian Person.

“Canadian Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Canadian Super Majority Lenders” means, at any time, Lenders having Initial Canadian Revolving Credit Exposure and unused Initial Canadian Commitments representing more than 66 2/3% of the sum of the aggregate Initial Canadian Revolving Credit Exposure and such unused Initial Canadian Commitments of all Lenders at such time; provided that the Initial Canadian Revolving Credit Exposure and unused Initial Canadian Commitment of any Defaulting Lender shall be disregarded in the determination of the Canadian Super Majority Lenders at any time.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person (but excluding any operating or non-finance lease regardless of whether the obligations thereunder are included as a liability on the balance sheet of such Person).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Lead Borrower that is maintained as a self-insurance subsidiary and is subject to regulation as an insurance company (and any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account.

“Cash Dominion Period” means (a) each Liquidity Period or (b) the period during which any Specified Default has occurred and is continuing.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. or Canadian government or (ii) issued by any agency or instrumentality of the U.S. or Canada, the obligations of which are backed by the full faith and credit of the U.S. or Canada, in each case maturing within one (1) year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof or by any foreign government, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one (1) year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S. or Canada, any state or province, as applicable, thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $~~100,000,000~~100.0 million and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; ~~and~~ (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $~~250,000,000~~250.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s~~;~~ and (f) solely with respect to any Captive Insurance Subsidiary, any investment such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

~~“~~Cash Equivalents~~”~~ shall also include (x) Investments of the type and maturity described in clauses (a) through (~~e~~f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (~~e~~f) and in this paragraph.

“CDOR Rate” means the rate of interest per annum equal to the average rate for Canadian bankers’ acceptances for a term comparable to the relevant Interest Period appearing on the “Reuters Screen CDOR Page” (or comparable nationally recognized screen as determined by the Administrative Agent if the Reuters Screen CDOR Page is not available) at or about 10:00 a.m. (Toronto time) two (2) Business Days prior to the commencement of such interest period (or such date, as applicable); provided that the CDOR Rate shall at no time be less than zero.

“CDOR Revolving Loans” means Revolving Loans to the Canadian Borrower denominated in Canadian Dollars and bearing interest at a rate determined by reference to the CDOR Rate.

“CFPOA” has the meaning assigned to such term in Section 3.17(b).

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the ~~Closing~~Amendment No. 2 Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the ~~Closing~~Amendment No. 2 Effective Date or (c) compliance by any Lender (including the Swingline Lender) or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or ~~such~~ Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the ~~Closing~~Amendment No. 2 Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the ~~Closing~~Amendment No. 2 Effective Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S., Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

~~(a)  at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of Holdings;~~

(a)          [reserved];

~~(b)          at any time on or after a Qualifying IPO,~~(b) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders, (iii) any group directly or indirectly controlled by one or more Permitted Holders, and (iv) any underwriter in connection with ~~any Qualifying IPO~~the initial public offering of the Capital Stock of Landcadia Parent solely for the purposes of facilitating the distribution of such Capital Stock and the “sponsors” of Landcadia Parent), of Capital Stock representing more than the greater of (A) 40% of the total voting power of all of the outstanding voting stock of Holdings and (B) the percentage of the total voting power of all of the outstanding voting stock of Holdings beneficially owned, directly or indirectly, by the Permitted Holders; and

(c) (c)     the Lead Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings (or any permitted successor hereunder);

provided that (x) a “Change of Control” shall not be deemed to have occurred with respect to ~~clauses (a) or~~clause (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings~~;~~, and (y) the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, (1) there is no change in the direct or indirect beneficial ownership of the total voting power of all of the outstanding voting stock of Holdings by the Permitted Holders or (2) no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than one or more Permitted Holders or any group directly or indirectly controlled by one or more Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of ~~50% or more, in the case of clause (a) above, or~~ 40% or more, in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings.

“Charge” means any charge, fee, loss, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.20.

~~“Citizens” has the meaning assigned to such term in the preamble to this Agreement.~~

“Class”, when used in reference to (a) any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are Initial US Revolving Loans, Initial Canadian Revolving Loans, US Protective Advances, Canadian Protective Advances, Additional Revolving Loans, Swingline Loans or other loans or series established as a separate “class” pursuant to Section 2.22 or 2.23, (b) any Commitment, refers to whether such Commitment is an Initial Commitment, an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.22 or 2.23 or a commitment to make any other Commitments under any other Revolving Facility established as a separate “Class” and (c) any Lender, refers to whether such Lender has a Revolving Loan or Commitment of a particular Class. For purposes of this definition, any separate series or tranche shall be treated as a separate “Class” regardless of whether such series or tranche is specifically as a separate “Class”. For the avoidance of doubt, the Initial US Revolving Loans and the Initial Canadian Revolving Loans constitute separate Classes of Revolving Loans.

“Closing Date” means May 31, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” means, individually and collectively, (a) any current and former officers, directors and members of the management of the Lead Borrower, any Parent Company and/or any

~~Subsidiary~~subsidiary of the Lead Borrower, solely to the extent that such Persons own Capital Stock in the Lead Borrower or any direct or indirect parent thereof on the ~~Closing~~Amendment No. 2 Effective Date, (b) ~~Oak Hill Capital Partners~~OCHP III HC RO, L.~~L.C~~P., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P., together with, in the case of this clause (b), their respective Affiliates (but not portfolio companies) and solely to the extent that such Persons or such Affiliates own Capital Stock in the Lead Borrower or any direct or indirect parent thereof on the ~~Closing~~Amendment No. 2 Effective Date, and (c) any other Person (other than the Sponsor) making a cash equity investment directly or indirectly in any Parent Company on or prior to the ~~Closing Date, so long as, in each case, immediately after giving effect thereto, the Sponsor’s investment will constitute not less than 50.1% direct or indirect beneficial ownership of Holdings on the Closing Date.~~Amendment No. 2 Effective Date, including the PIPE Investors.

“Collateral” means the US Collateral and the Canadian Collateral; provided that solely to the extent the Lead Borrower elects to cause a Foreign Subsidiary to become a Subsidiary Guarantor pursuant to the last sentence of the definition of “Subsidiary Guarantor”, the “Collateral” shall include any and all then existing or after acquired property of such Foreign Subsidiary to the extent subject to a Lien under any Collateral Document.

“Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee, mortgagee, customs broker or other Person (other than any Loan Party) having possession of, a Lien upon, or having rights or interests in the inventory (or any books or records relating thereto) of any Loan Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a)          the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the ~~Closing~~Amendment No. 2 Effective Date pursuant to Section 5.12 (including by any Subsidiary ceasing to be an Excluded Subsidiary), and each Discretionary Guarantor:

~~(a)~~          (i)           in the case of any Person that will become a US Loan Party, (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the US Security Agreement in substantially the form attached as an exhibit thereto, (C) if such Restricted Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (D) a completed Perfection Certificate, (E) ~~Uniform Commercial Code~~UCC or the equivalent financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (F) an executed joinder to the ABL Intercreditor Agreement (and ~~an~~any applicable Additional Agreement) in substantially the form attached as an exhibit thereto~~,~~ and (G) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts; and

(ii)          in the case of any Person that will become a Canadian Loan Party, (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Canadian Security Agreement in substantially the form attached as an exhibit thereto~~, (C)~~ and/or, if applicable, a deed of hypothec, (C) a completed

Perfection Certificate, (D) PPSA financing statements and other appropriate registration documents in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, and (~~D~~E) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts; and

(b)          each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the US Security Agreement or ~~any corresponding provision in~~under any other Collateral Document ~~(which~~required to be entered into pursuant to paragraph (i) above (which, in each case, for the avoidance of doubt, shall be delivered within the time periods (and extensions thereof) set forth in Section 5.12 and shall exclude Excluded Assets);

Notwithstanding any provision of this Agreement or any other Loan Document to the contrary,

(A)         no control agreements, other control arrangements or perfection by “control” shall be required (except as provided in clauses (y) and (z) below) and no Loan Party shall be required to perfect a security interest in any Collateral, in each case (to the extent applicable), other than perfection by (w) ~~by~~ filing of a UCC-1 financing statement or ~~a~~ PPSA financing statement, (x) with respect to IP Rights, ~~by~~ filings with the United States Patent and Trademark Office or the United States Copyright Office, (y) ~~by~~ delivery of certificates evidencing Capital Stock ~~and~~, stock transfer forms executed in blank, notes and other evidence of indebtedness and note transfer forms executed in blank, in each case, to the extent required to be pledged as Collateral and required to be delivered pursuant to the ~~US Security Agreement or the Canadian Security Agreement, and~~Collateral Documents, or (z) to the extent required pursuant to Section 5.15;

(B)         (i) no action (including any filings or registrations) outside of the United States in order to create or perfect any security interest in any asset located outside of the United States (with respect to assets and equity of US Loan Parties) ~~or~~, outside of Canada (with respect to assets and equity of Canadian Loan Parties) ~~(~~or outside of the jurisdiction of organization of any Foreign Discretionary Guarantor (with respect to assets and equity of such Foreign Discretionary Guarantor) (including with respect to intellectual property and equity interests) shall be required and (ii) no security or pledge agreements shall be governed by any other law other than the laws of New York (except the laws of any other U.S. state may govern to the extent necessary to create or perfect a security interest in any portion of the Collateral (with respect to US Loan Parties) ~~and~~), the laws of any province or territory in Canada (with respect to Canadian Loan Parties) or the laws of the jurisdiction of organization of any Foreign Discretionary Guarantor (with respect to such Foreign Discretionary Guarantor); and

(C)         the Loan Parties shall not be required to take any action to collaterally assign to the Administrative Agent their respective rights under (w) the Merger Agreement, (x) any documentation governing a permitted acquisition or investment not prohibited under the terms of this Agreement, (y) any representation and warranty insurance policy or (z) any business interruption policy.

With respect to any Collateral that is ~~not ABL Priority~~Term Collateral, prior to the Discharge of Term Obligations (as defined in the ABL Intercreditor Agreement), to the extent that the Term Agent determines that any such property or assets shall not become part of, or shall be excluded from, the “Collateral” under the Term Facility, or that any delivery, perfection or notice requirement in respect of any such “Collateral” under the Term Facility shall be extended or waived, the Administrative Agent shall automatically be deemed to accept such determination under a provision that exists in substantially the same form in the Term Facility Documentation and the Loan Documents and shall execute any documentation, if applicable, requested by the Lead Borrower in connection therewith, including termination and release documents and extensions and waivers.

Notwithstanding the foregoing, in the event the Lead Borrower elects to cause a Foreign Subsidiary to become a ~~Subsidiary~~Foreign Discretionary Guarantor pursuant to the ~~last sentence of the~~ definition of “~~Subsidiary~~ Guarantor”, such Foreign ~~Subsidiary~~Discretionary Guarantor, as the case may be, shall (i) provide a Loan Guaranty and (ii) grant a perfected lien in favor of the Administrative Agent on substantially all of its assets (other than Excluded Assets) pursuant to arrangements reasonably agreed between the Administrative Agent and the Lead Borrower, which shall be consistent with the principles of, and be no more onerous and restrictive to such Foreign Discretionary Guarantor, than, the provisions applicable to the US Borrower or Subsidiary Guarantors organized in the United States, subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Lead Borrower, and nothing in the definition of “Collateral and Guarantee Requirement” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign ~~Subsidiary that is a~~Discretionary Guarantor or the pledge of the ~~Equity Interests~~Capital Stock of such Foreign ~~Subsidiary~~Discretionary Guarantor by any other Loan Party that holds such ~~Equity Interests~~Capital Stock, in each case, solely by virtue of such Foreign Discretionary Guarantor being a Foreign Subsidiary or otherwise an Excluded Subsidiary.

“Collateral Documents” means, collectively, (a) each Security Agreement, (b) each Intellectual Property Security Agreement, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (d) each of the other instruments and documents pursuant to which any Loan Party grants ~~or perfects~~ a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Commitment, Additional Revolving Commitment and any other commitment to provide Revolving Loans under a Revolving Facility, as applicable, in effect as of such time.

“Commitment Fee Rate” means on any date, with respect to the Initial Commitments, the applicable rate per annum set forth below based upon the Average Usage; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Amendment No. 2 Effective Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Level I:

Level	Average Usage	Unused Line Fee Rate
I	≥ 30%	0.250%
II	< 30%	0.375%

~~“~~The Commitment Fee Rate~~” means on any date, with respect to the Initial Commitments, a percentage per annum equal to 0.25%~~ shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Usage as of such Adjustment Date.

“Commitment Schedule” means the Schedule attached ~~to Amendment No. 1~~hereto as Schedule ~~1~~1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means (a) any Person that is or becomes (i) a competitor of the Lead Borrower and/or any of its subsidiaries~~,~~ (including after giving effect to the Merger and any other permitted acquisition) or (ii) an Affiliate of a Person described in clause (a)(i) and, in each case, identified in writing to the Administrative Agent, (b) any reasonably identifiable Affiliate of any person described in clause (a) above (on the basis of such Affiliate’s name) (other than any Competitor Debt Fund Affiliate unless the Lead Borrower has a reasonable basis to include such Competitor Debt Fund Affiliate as a Company Competitor or Disqualified Institution), and/or (c) any other Affiliate of any Person described in clause (a) or clause (b) above identified by name in a written notice to the Administrative Agent.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor, any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is Controlling, Controlled by or under common Control with such Company Competitor or Affiliate thereof, but only to the extent that no personnel associated or involved with the investment in (or management, control or operation of), such Company Competitor or such Affiliate thereof (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access, directly or indirectly (including through such Company Competitor or any of its Affiliates), to any information (other than information that is publicly available) relating to any Parent Company, Holdings, the Lead Borrower and/or any of their respective subsidiaries and/or any of their respective businesses; it being understood and agreed that the term “Competitor Debt Fund Affiliate” shall not include any Person that is a “Disqualified Institution” pursuant to clauses (a) or (c) of the definition thereof.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Concentration Accounts” has the meaning assigned to such term in Section 5.15(a).

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined in accordance with Section 1.08, for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income for such period, other than in respect of clauses (~~v), (~~xi), (xiii), (~~xiv~~xv), (~~xvi), (~~xvii), (xviii) ~~and~~, (xix) and (xx) below or deducted from revenues in net income (or loss) used in calculating Consolidated Net Income) the amounts of:

(i)           consolidated total interest expense determined in accordance with GAAP and, to the extent not reflected in such consolidated total interest expense, annual agency fees paid to the administrative agents and collateral agents under any credit facilities, costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates~~)~~, any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, penalties and interest relating to taxes, any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-Cash interest, any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the ~~Closing~~Amendment No. 2 Effective Date, commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, any accretion of accrued interest on discounted liabilities and any ~~prepayment~~Prepayment premium or penalty, interest expense attributable to a parent company resulting from push-down accounting and any lease, rental or other expense in connection with any lease that is not a capitalized lease, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), fees and expenses paid to (or for the benefit of) any arranger, any administrative or collateral agent, any lender or any other secured party under the Loan Documents~~,~~ and the Term Credit Agreement (and any related loan documents) or to (or for the benefit of) any other holder of permitted Indebtedness in connection with its services hereunder (including fees and expenses in connection with any modifications of the Loan Documents), other bank or any other Person in connection with its services as administrative agent or trustee, or similar capacity under any other Indebtedness permitted hereunder and financing fees;

(ii)          (A) provision for Taxes during such period (including pursuant to any Tax sharing arrangement or any distributions or other Restricted Payments for the payment of any Tax), including, in each case, arising out of tax examinations, repatriation of amounts from a Foreign Subsidiary and (without duplication) any payment to a Parent Company pursuant to Section 6.04(a)(i) and (iv) in respect of Taxes, and (B) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period;

(iii)         depreciation and amortization (including, without limitation, amortization of goodwill, software and other intangible assets);

(iv)         any non-cash Charge (provided, that to the extent any such non-cash Charge represents an accrual or reserve for any actual or potential cash items in any future period (including of the type described in clause (vii) below), (A) such Person may elect (in its sole discretion) not to add back such non-cash Charge in the then-current period, in which case, any cash payment in respect thereof in any future period shall be not subtracted from Consolidated Adjusted EBITDA, and (B) to the extent such Person elects (in its sole discretion) to add back such non-cash Charge in the then-current period, any cash payment in respect thereof in any subsequent periods shall be subtracted from Consolidated Adjusted EBITDA pursuant to clause (c)(v) below);

(v)          ~~(A) Transaction Costs, and (B) transaction fees and Charges (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), (2) in connection with any Qualifying IPO (or any Qualifying IPO proposed and not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties~~

~~pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters pursuant to clause (c)(iii) below);~~

(v)          [reserved];

(vi)         Public Company Costs;

(vii)        (A) management, monitoring, consulting, transaction and advisory fees (including termination fees) and indemnities and expenses actually paid or accrued by, or on behalf of, such Person or any of its subsidiaries (1) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (2) as permitted by Section 6.09(f); (B) the amount of payments made to option holders of any Parent Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted under the Loan Documents and (C) the amount of fees, expenses and indemnities paid to directors, including of Holdings or any Parent Company;

(viii)       losses or discounts on sales of receivables and related assets in connection with any receivables financing permitted under this Agreement;

(ix)         any Charges (or net income) attributable to any interest, non-controlling interest and/or minority interest of any third party in any Restricted Subsidiary;

(x)          the amount of earnout obligation expense (or similar Charges) incurred in connection with (including adjustments thereto) (A) the ~~Acquisition~~Merger, (B) acquisitions and Investments consummated prior to the ~~Closing~~Amendment No. 2 Effective Date, and (C) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;

(xi)         pro forma “run rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies (net of actual amounts realized) projected by the Lead Borrower in good faith that are reasonably identifiable and factually supportable (in the good faith determination of such Person) in connection with (A) the Transactions related to actions that have been taken (including prior to the ~~Closing~~Amendment No. 2 Effective Date) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Lead Borrower) within twenty-four (24) months after the ~~Closing Date (or, in respect of any pricing increases only, within 12 months after the Closing Date)~~Amendment No. 2 Effective Date and (B) any permitted acquisitions, Investments, Dispositions and other Specified Transactions, ~~and~~operating expense reductions, any operating, revenue and productivity improvements and enhancements, synergies, restructurings, cost savings initiatives and other initiatives (including, without limitation, new business, customer and contract wins, the modification and renegotiation of contracts and other arrangements, pricing adjustments and increases, supply chain optimization (including consolidating or changing suppliers, supply base reduction and reduction in materials costs), product and warranty improvements (including lean manufacturing initiatives, design, engineering and automation optimization and discontinuing or replacing products) and other items of the type described in clause (xii) below) projected by the Lead Borrower in good faith to result from actions that have been taken (including prior to completion of any such acquisitions, Investments, Dispositions and other Specified Transactions) or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Lead Borrower) within ~~24~~eighteen (18) months (or, in respect of any ~~pricing increases~~revenue improvements and enhancements, only, within twelve (12) months) after any such acquisitions, Investments, Dispositions and other Specified Transactions ~~or~~, operating expense reductions, any operating, revenue and productivity improvements and enhancements, synergies, restructurings, cost savings initiatives and other initiatives; pro forma “run rate” shall be the full benefit associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken calculated on a Pro Forma Basis as though such ~~cost savings~~acquisitions, Investments, Dispositions and other Specified Transactions, operating expense reductions, any operating, revenue and productivity improvements~~, revenue~~ and enhancements ~~and~~, synergies, restructurings, cost savings initiatives and other initiatives had been fully realized on the first day of the applicable period for the entirety of such period;

(xii)        (A) Charges attributable to the undertaking and/or implementation of operating, revenue and productivity improvements and enhancements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, business and operation optimization, restructurings ~~and~~, integration ~~(including~~, inventory optimization programs, software development, systems upgrade, closure or consolidation of facilities and ~~plants~~properties, curtailments, entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, ~~amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715,~~ and any other items of a similar nature, new systems design and implementation and startup costs~~)~~, (B) reductions, improvements, enhancements, synergies and initiatives as contemplated in clause (xi) above, and (C) Charges related to legal settlement, fines, judgments or orders, including with respect to warranty claims;

(xiii)       with respect to key making or copying, knife sharpening and other product or service related centers and kiosks that have been in operation for less than twelve (12) months during the applicable period, an amount equal to  (A) the Consolidated Adjusted EBITDA for each such center or kiosk during such period multiplied by twelve (12) divided by the numbers of months such center or kiosk has been in operation, minus (B) the Consolidated Adjusted EBITDA for each such center or kiosk actually included in the calculation of Consolidated Adjusted EBITDA for during such period;

(xiv)       [reserved];

(~~xiv~~xv) to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA pursuant to clause (c)(iv) below)) ~~and (B) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period~~;

~~(xv)        (A)         unrealized net losses in the Fair Market Value of any arrangements under Hedge Agreements and/or other derivative instrument pursuant to (in the case of such other derivative instruments) FASB ASC No. 815 – Derivatives and Hedging and (B) any net loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of indebtedness (and the termination of any associated hedging arrangements);~~

(xvi)        [reserved];

(~~xvi~~xvii) the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge and (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (1) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (2) without duplication of amounts included in a prior period under clause (B)(1) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(~~xvii~~xviii) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash Charges) during such period, to the extent not included in Consolidated Net Income in any period or related non-Cash gain deducted in the calculation of Consolidated Adjusted EBITDA in any prior period;

(~~xviii~~xix) the excess of rent expense during such period over actual Cash rent paid over due to the use of straight line rent for GAAP purposes; and

(~~xix~~xx) Other Agreed Adjustments,

minus (c) to the extent such amounts increase Consolidated Net Income, without duplication:

(i)           non-cash gains or income; provided, that to the extent any non-cash gain or income represents an accrual or deferred income in respect of actual potential Cash items in any future period, such Person may elect (in its sole discretion) not to deduct such non-cash gain or income in the then-current period;

(ii)          ~~unrealized net gains in the Fair Market Value of any arrangements under Hedge Agreements~~[reserved];

(iii)         ~~the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(B)(3) above in a prior period to the extent the relevant reimbursement amounts were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA for such required time periods pursuant to clause (b)(v)(B)(3) above;~~[reserved];

(iv)         the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(~~xiv~~xv) above in a prior period to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause and are required to be deducted from Consolidated Adjusted EBITDA pursuant to clause (b)(~~xiv~~xv) above;

(v)          to the extent that such Person added back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above in a prior period, the cash payment in respect thereof in the relevant future period (except as otherwise provided in clause (b)(iv) above); and

(vi)         the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.

~~Notwithstanding anything to the contrary herein, to the extent applicable, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around March 31, 2018 shall be deemed to be $29.3 million, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around December 31, 2017 shall be deemed to be $36.3 million, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around September 30, 2017 shall be deemed to be $43.6 million and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or around June 30, 2017 shall be deemed to be $47.5 million, in each case, as subject to adjustments pursuant to clause (b) of this definition to the extent applicable to any such Fiscal Quarter (and not otherwise already included in such amounts) and otherwise further adjusted on a Pro Forma Basis, including upon consummation thereof, in connection with the Acquisition.~~

“Consolidated First Lien Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08 (and, if applicable, Section 1.10), at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date (i) under this Agreement or (ii) that is secured by a Lien on the ~~US~~ Collateral on a pari passu or senior basis with the First Priority Secured Obligations (it being understood that Consolidated Total Debt outstanding on any applicable date of determination (subject to Section ~~1.11~~1.10) under any Term Facility secured on a Split Collateral Basis (including the Term Facility as of the Amendment No. 2 Effective Date) and any other debt secured on a pari passu basis therewith, but excluding all Junior Lien Indebtedness (as defined in the Term Credit Agreement)) shall constitute Consolidated First Lien Debt, excluding (for the avoidance of doubt) any Junior Lien Indebtedness thereunder).

“Consolidated Interest Expense” means, as to any Person determined on a consolidated basis at any date of determination and in accordance with Section 1.08, the sum, without duplication, of (a) consolidated Cash interest of the Lead Borrower and its Restricted Subsidiaries ~~(excluding any interest expense on the Junior Debentures and, for the avoidance of doubt, on any Trust Preferred Securities)~~ determined in accordance with GAAP, (i) including (A) the Cash interest component of Capital Lease obligations and (B) net Cash payments made (less net Cash payments received) pursuant to obligations under permitted hedging arrangements related to interest rates (subject to adjustment in accordance with Section 1.08(b)); but (ii) excluding (~~to the extent such expense was deducted in computing Consolidated Net Income and not added back in computing Consolidated Adjusted EBITDA) (~~A) annual agency and trustee fees paid to the administrative ~~agents~~ and collateral agents and trustees under any credit facilities, indentures or other permitted Indebtedness, (B) costs associated with obtaining hedging arrangements and breakage costs in respect of hedging arrangements related to interest rates~~)~~, (C) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (D) penalties and interest relating to Taxes, (E) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (F) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (G) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or after the ~~Closing~~Amendment No. 2 Effective Date, any other transactions (including acquisitions and Indebtedness), (H) commissions, discounts, yield and other fees and charges (including any interest expense) related to any qualified securitization facility, (I) any accretion of accrued interest on discounted liabilities and any ~~prepayment~~Prepayment premium or penalty~~,~~ (including amendment, tender and consent solicitation fees), (J) interest expense attributable to a parent company resulting from push-down accounting and (K) any lease, rental or other expense in connection with any lease that is not a Capital Lease, net of (b) Cash interest income of the Lead Borrower and its Restricted Subsidiaries.

“Consolidated Net Income” means, as to any Person, determined in accordance with Section 1.08, on a consolidated basis (the “Subject Person”) for any period, the net income (or loss) of the Subject Person for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication:

(a)          (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except that the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period (regardless of whether such payment is in respect of the income of such Person in the current period or any prior period) shall be included in Consolidated Net Income or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period for the express purpose of funding such losses (but shall exclude any other Investment in such Person);

(b)          gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets, in each case, outside of the ordinary course of business;

(c)          gains or losses from extraordinary items, any one-time event or item, and nonrecurring or unusual items, in each case, as determined in good faith by the Subject Person (including any costs of and payments of actual or prospective legal settlements, fines, judgments or orders and all related fees and expenses), including in connection with any acquisitions, Investments and Dispositions;

(d)          any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of any Indebtedness); provided that notwithstanding anything to the contrary herein, realized gains and losses in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income;

(e)          any net gains, Charges or losses with respect to (i) any disposed (other than Dispositions of assets and inventory in the ordinary course of business), abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the ~~Lead Borrower~~Subject Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal (other than Dispositions of assets and inventory in the ordinary course of business), abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Subject Person, relating to assets or property held for sale pending the Disposition thereof) and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP;

(f)           (i) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements) and (ii) any other losses and expenses incurred in connection with the early termination, refinancing or prepayment of guarantee obligations, operating leases and other similar contractual obligations;

(g)          (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, or any similar equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, ~~any~~the Lead Borrower and/or any Restricted Subsidiary, in each case, to the extent that any such Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock;

(h)          accruals and reserves that are established or adjusted within twelve (12) months after the ~~Closing~~Amendment No. 2 Effective Date (or after the closing of any consummated acquisition or Investment) that are required to be established or adjusted as a result of the Transactions (or such acquisition or Investment) in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP;

(i)           any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) impairment Charges, write-offs or write-downs of any assets and (C) amortization of intangible assets;

(j)           (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization, accounting or purchase acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or Investment or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Lead Borrower determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included);

(k)          the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person~~.~~;

(l)           Transaction Costs;

(m)         transaction fees and Charges (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), (2) in connection with any offering of debt or equity securities (or any offering of debt or equity securities proposed and not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters;

(n)          unrealized net losses and gains under Hedge Agreements and/or other derivative instrument;

(~~l~~o)         any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the ~~Closing~~Amendment No. 2 Effective Date; and

(~~m~~p)       any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items. ~~“~~

“Consolidated Secured Debt” means, as to any Person determined on a consolidated basis, at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral.

“Consolidated Total Assets” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08, at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person determined on a consolidated basis and in accordance with Section 1.08, at any date of determination, an amount equal to (a) the aggregate principal amount of all Indebtedness for borrowed money (which shall be deemed to include LC Disbursements that have not been reimbursed within the time periods required by this Agreement) and the outstanding principal balance of all Indebtedness with respect to Capital Leases and purchase money Indebtedness, in each case, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding, for the avoidance of doubt, (i) any letter of credit (including all undrawn letters of credit), bank guarantees or similar obligations and performance, surety or similar bonds, (ii) any intercompany Indebtedness eliminated in accordance with GAAP during consolidation and (iii) any such Indebtedness for which such Person has irrevocably deposited in trust or escrow the necessary funds (including Cash and Cash Equivalents) for the payment, redemption or satisfaction of Indebtedness), minus, (b) the aggregate amount of (i) unrestricted Cash (including all principal Cash held in dedicated accounts for the deposit of payments by customers and disbursements to be made in connection with services performed for customers) and Cash Equivalents of such Person in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP and (ii) Cash and Cash Equivalents restricted in favor of the Revolving Facility~~,~~ and any Term Facility (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Revolving Facility~~,~~ and any Term Facility)~~; provided, that Consolidated Total Debt shall be calculated excluding any obligations under the Junior Debentures (and, for the avoidance of doubt, any Trust Preferred Securities)~~.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(r).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Trigger Period” means the period (a) commencing on any day on which Availability is less than the greater of (i) 10% of the Line Cap and (ii) $~~20,000,000~~20.0 million and (b) continuing until the Availability for each day over a thirty (30) consecutive day period has been equal to or greater than the greater of (i) 10% of the Line Cap and (ii) $~~20,000,000~~20.0 million.

“Credit Extension” means each of (i) the making of a Revolving Loan or Protective Advance or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

~~“CSLF” has the meaning assigned to such term in the preamble to this Agreement.~~

“Cure Amount” has the meaning assigned to such term in Section 6.15(b).

“Cure Right” has the meaning assigned to such term in Section 6.15(b).

~~“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than a natural person, Holdings, the Borrowers or their respective subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to the investors thereof that are independent of (or in addition to) their duties to Holdings, Intermediate Holdings, the Borrowers, any Restricted Subsidiary or any Sponsor (or any investor thereof).~~

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (which shall be substantially consistent with market practice for Dollar-denominated broadly syndicated credit facilities and administratively feasible for the Administrative Agent) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR”; provided, that Daily Simple SOFR shall have become the then-prevailing market convention or an evolving market convention that the Administrative Agent and the Borrower reasonably expect to become the prevailing market convention for benchmark rates for Dollar-denominated syndicated credit facilities.

“Debtor Relief Laws” means (a) the Bankruptcy Code of the U.S., (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada), (d) the Winding-Up and Restructuring Act (Canada), and (e) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, (x) to make a Revolving Loan within two (2) Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two (2) Business Days of such obligation arose or such Revolving Loan, Letter of Credit was required to be made or funded, (b) notified the Administrative Agent, the Swingline Lender, any Issuing Bank or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two (2) Business Days after the request of Administrative Agent or the Borrowers, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit or Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent if received prior to the applicable funding date, (d) become (or any parent company thereof has become) (i) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (ii) the subject of a Bail-In Action or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrowers and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrowers and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrowers or their subsidiaries shall be a Derivative Transaction.

“Designated Hedging Obligations” means any Canadian Secured Hedging Obligations and US Secured Hedging Obligations for which the applicable Loan Party has complied with the requirements of the definitions of Canadian Secured Hedging Obligations and US Secured Hedging Obligations, as applicable, to constitute “Designated Hedging Obligations.”

“Designated Non-Cash Consideration” means the Fair Market Value of non-Cash consideration received by the Lead Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) ~~and/or Section 6.08~~ that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Lead Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of Holdings, any Borrower and/or any Restricted Subsidiaries and designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by a Borrower in writing to the Administrative Agent.

“Discretionary Guarantor” has the meaning assigned to such term in the definition of “Guarantor”.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to ninety-one (91) days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) requires scheduled payments of dividends in Cash on or prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, ~~Qualifying IPO~~offering of debt or equity securities or any Disposition occurring prior to ninety-one (91) days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if (x) such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date or (y) such redemption is subject to events that would cause the Termination Date to occur.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of ~~Holdings, Intermediate~~ Holdings, the Lead Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Lead Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a)          (i) any Person that is identified in writing to the Administrative Agent prior to the ~~Closing~~Amendment No. 2 Effective Date (or if identified after the ~~Closing~~Amendment No. 2 Effective Date, the disqualification of such person is reasonably acceptable to the Administrative Agent), (ii) any reasonably identifiable Affiliate of any Person described in clause (i) above (on the basis of such Affiliate’s name) and (iii) any other Affiliate of any Person described in clauses (i) and/or (ii) above that is identified by name in a written notice to the Administrative Agent after the Amendment No. 2 Effective Date;

(b)          any Company Competitor (it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (b) unless the Lead Borrower has a reasonable basis for such designation); and/or

(c)          any Affiliate or Representative of any ~~Arranger~~Initial Committed Lender that is engaged as a principal primarily in private equity, mezzanine financing or venture capital; provided, that no written notice delivered pursuant to clauses (a)(i), (a)(iii) above or clauses (a) and/or (c) of the definition of “Company Competitor” shall apply retroactively to disqualify any person that has previously acquired a valid assignment or participation interest in the Revolving Loans.

~~“Documentation Agent” has the meaning assigned to such term in the preamble to this Agreement.~~

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such other currency.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any direct or indirect subsidiary of the Lead Borrower organized under the laws of the United States, any state or the District of Columbia.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of a joint election by the Administrative Agent and the Lead Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means, (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means, any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having ~~responsibility for the resolution of any EEA Financial Institution~~authority to exercise any Write-Down and Conversion Powers.

“Eligible Accounts” means those Accounts created by any Loan Party (other than Holdings) in the ordinary course of business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties in all material respects respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit performed by the Administrative Agent from time to time after the ~~Closing~~Amendment No. 2 Effective Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash and shall be reduced by, without duplication, the amount of all discounts, claims, credits or credits pending, promotional program allowances, rebated price adjustments, finance and service charges and counterclaims.  Eligible Accounts shall not include the following:

(a)          Accounts that are more than sixty (60) days past due;

(b)          Accounts owed by an Account Debtor where 50% or more of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above,

(c)          Accounts with respect to which the Account Debtor is an Affiliate of a Loan Party, or an employee or agent of a Loan Party, as applicable, (other than Accounts of an Affiliate that is a portfolio company of the Sponsor (and is not a Subsidiary of Holdings) arising in the ordinary course of business on arm’s length terms),

(d)          Accounts arising in a transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except where ownership in the underlying good has been transferred to the Account Debtor and in connection therewith the Administrative Agent has in its Permitted Discretion, established an Availability Reserve), or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)          Accounts that are payable in a currency other than Dollars, Canadian Dollars and Euro,

(f)           Accounts exceeding $~~10,000,000~~10.0 million in the aggregate with respect to which the Account Debtor is either (i) not domiciled in the ~~United States~~U.S. or Canada or (ii) if other than a natural Person, not organized, formed or incorporated under the laws of the United States or Canada unless, (x) the Account is supported by an irrevocable letter of credit or other credit support reasonably satisfactory to the Administrative Agent or (y) the Account Debtor is an Affiliate of an Account Debtor that satisfies either clause (i) or (ii) above that has initiated the relevant purchase order on behalf of such Account Debtor in the ordinary course of business~~.~~,

(g)          (i) with respect to the US Borrowing Base, Accounts in excess of $~~2,500,000~~2.5 million in the aggregate with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the ~~applicable~~ US Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727) or (ii) with respect to the Canadian Borrowing Base, Accounts with respect to which the Account Debtor is

Canada or any province or territory of Canada or any department, agency or instrumentality thereof (exclusive, however, of Accounts with respect to which the Canadian Loan Party has complied, to the reasonable satisfaction of the Administrative Agent, with Part VII of the Financial Administration Act (Canada)),

(h)          Accounts with respect to which the Account Debtor is a creditor of a Borrower or any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or dispute (unless such Account Debtor has entered into a written agreement reasonably satisfactory to the Administrative Agent to waive such claim, right of offset, or dispute), solely to the extent of such claim, right of setoff or dispute or open accounts payable,

(i)           Accounts with respect to which an Account Debtor whose total obligations owing to the Loan Parties exceeds (x) 35% (in the case of Home Depot) or (y) 20% (in the case of any other Account Debtor) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit but shall not be excluded in an amount in excess of the foregoing percentage,

(j)           Accounts with respect to which the Account Debtor is subject to an insolvency proceeding, is not Solvent, has gone out of business, or as to which a Borrower or any Loan Party has received notice of an imminent insolvency proceeding unless an Account Debtor has been authorized to pay such Accounts pursuant to a valid court order (and so long as the financial condition of such Account Debtor is reasonably satisfactory to the Administrative Agent in its Permitted Discretion),

(k)          Accounts that are not subject to the Administrative Agent’s valid and perfected first priority Lien (including taking into account the governing law of the applicable contracts evidencing the Accounts and sufficiency of the applicable Collateral Documents to create valid and perfected Liens with respect thereto as determined by the Administrative Agent acting in its Permitted Discretion); provided that this clause (k) shall not exclude from Eligible Accounts those Accounts subject to unregistered Liens created by operation of law that accrue amounts not yet due and payable, provided that such Liens are Permitted Liens,

(l)           Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor or (iii) the services represent fees for shared warehouse space, lab fees and other miscellaneous non-trade activity,

(m)         Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party, of the subject contract for goods or services,

(n)          Accounts with respect to which the Account Debtor is a person described in Section 3.17(a)(i) or a country listed in Section 3.17(a),

(o)          Accounts (i) exceeding $~~15,000,000~~15.0 million in the aggregate with terms requiring payment within three hundred sixty-five (365) days but not prior to one hundred eighty-one (181) days and (ii) with terms not requiring payment within three hundred sixty-five (365) days; and

(p)          any Account owed by an Account Debtor which has been sold (in whole or in part) by a Loan Party pursuant to a true sale factoring arrangement (for the avoidance of doubt, other than any Account subject to settlement, payment transfer and similar servicing arrangements (including the “PrimeRevenue System”), regardless of whether such arrangements provide for discounted payments in connection with such services so long as such arrangements are not intended to be true sales).

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act)~~,~~ or (c) any Affiliate or branch of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) the Borrowers or any of their Affiliates.

“Eligible In-Transit Inventory” means Inventory owned by a Loan Party (other than Holdings) that would be Eligible Inventory if it were not subject to a bill of lading or other document of title and in transit from a non-Loan Party location outside the United States or Canada to a location of ~~such~~a Loan Party within the United States or Canada, and that the Administrative Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is either (i) subject to a negotiable bill of lading or other negotiable document of title showing the Administrative Agent (or, with the consent of the Administrative Agent, the applicable Loan Party) as consignee, which negotiable bill of lading or other document of title is in the possession of the Administrative Agent or such other Person as the Administrative Agent shall approve, or (ii) being handled by a customs broker, freight forwarder or other handler that has delivered to the Administrative Agent a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that, in the case of this clause (ii), (A) no Inventory shall be Eligible In-Transit Inventory if it is or becomes subject to (x) a negotiable bill of lading or other negotiable document of title showing any other Person other than the Administrative Agent (or, with the consent of the Administrative Agent, the applicable Loan Party) as consignee or (y) a non-negotiable bill of lading or other document of title showing any Person other than a Loan Party or the Administrative Agent as consignee or buyer, and (B) no more than $75.0 million of Inventory under this clause (ii) shall constitute Eligible In-Transit Inventory other than Inventory in excess of such amount that is subject to a negotiable bill of lading or other negotiable document of title showing the Administrative Agent (or, with the consent of the Administrative Agent, the applicable Loan Party) as consignee and in the possession of the Administrative Agent; (b) is fully insured in a manner satisfactory to the Administrative Agent in its Permitted Discretion; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (d) is subject to purchase orders and other sale documentation satisfactory to the Administrative Agent in its Permitted Discretion, and title has passed to the applicable Loan Party; and (e) is shipped by a common carrier that is not affiliated with the vendor and is not a person described in Section 3.17(a)(i) or a country listed in Section 3.17(a) or on any specially designated nationals list maintained by OFAC or similar list maintained by the Government of Canada and is not otherwise a “sanctioned” person under any Canadian AML Laws~~; and (f) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Collateral Access Agreement~~.

“Eligible Inventory” means Inventory of a Loan Party (other than Holdings) consisting of raw materials, work in progress and finished goods, that complies with each of the representations and warranties in all material respects respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit or appraisal performed by the Administrative Agent from time to time after the ~~Closing~~Amendment No. 2 Effective Date. In determining the amount to be so included, Inventory shall be valued at cost or market value on a basis consistent with the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a)          a Loan Party does not have good, valid, and marketable title thereto,

(b)          a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Loan Party), unless, in each case, such Inventory is otherwise eligible pursuant to clause (d) below,

(c)        it is not located at a location in (i) with respect to the US Borrowing Base, the United States or (ii) with respect to the Canadian Borrowing Base, Canada (in each case, unless it is Eligible In-Transit Inventory),

(d)          it is in-transit to or from a location of a Loan Party (other than (i) in-transit from one location of a Loan Party to another location of a Loan Party and (ii) Eligible In-Transit Inventory),

(e)          it is located on real property leased by a Loan Party or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement or (ii) a Rent and Charges Reserve has been established by the Administrative Agent, if required in its Permitted Discretion,

(f)           it is the subject of a bill of lading or other document of title (unless it is Eligible In-Transit Inventory),

(g)        it is not subject to the Administrative Agent’s valid and perfected first priority Lien; provided that this clause (g) shall not exclude from Eligible Inventory that Inventory subject to unregistered Liens created by operation of law that secure amounts not yet due and payable, provided such Liens are Permitted Liens,

(h)          it is located at any location at which the aggregate value of all Inventory at such location is less than $500,000,

(i)           it is the portion of the Eligible Inventory that represents intercompany profit,

(j)           [reserved],

(k)          it is consigned to a customer,

(l)           any Inventory as to which the applicable Loan Party takes a revaluation reserve, but only to the extent of the reserve,

(m)         it is located at an outside processor or vendor,

(n)          it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, labels, supplies used or consumed in a Loan Party’s business, bill and hold goods, defective goods, “out-of-spec”, damaged, non-standard, trial items, “seconds” or Inventory acquired on consignment,

(o)          it consists of goods returned or rejected by the applicable Loan Party’s customers other than the goods that are undamaged or resalable in the ordinary course of business,

(p)          it is subject to any licensing arrangement or any other intellectual property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Administrative Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained), or

(q)          it is not covered by casualty insurance maintained as required by Section 5.05.

Each reference to Loan Parties in the foregoing definition of Eligible Inventory shall be deemed to exclude Holdings.

~~“Engagement Letter” means that certain Engagement Letter, dated as of May 8, 2018, between Barclays, Jefferies, Citizens, MUFG, Credit Suisse Loan Funding LLC and the Borrower and any other fee letter with respect to the credit facilities in effect on or after the Closing Date.~~

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal, provincial or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrowers or any of their Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Lead Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on the Lead Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Lead Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by the Lead Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by the Lead Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to such term in Section 2.27(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency unit of the Participating Member State.

“Event of Default” has the meaning assigned to such term in Article ~~7~~VII.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means any Deposit Account or Securities Account (as defined in the UCC or the PPSA, as applicable) (i) which is used exclusively as a Trust Fund Account, (ii) any

Deposit Account used by any Loan Party exclusively for disbursements and payments (including payroll) in the ordinary course of business, (iii) which is used for the sole purpose of holding the proceeds of Term Collateral pending reinvestment by the US ~~Borrowers~~Borrower or application against the Term Loans, (iv) which is a zero balance account or (v) which has a daily balance at any time of less than $~~1,000,000~~1.0 million individually or $~~5,000,000~~5.0 million in the aggregate for all such Excluded Accounts.

~~“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.~~

“Excluded Assets” means each of the following:

(a)          ~~(a)~~          any assets (including any lease, licenses or agreement) subject to a purchase money security interest, capital lease or similar arrangement permitted by this Agreement as to which the grant of a security interest therein would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrowers or any of their subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable law; provided, further, that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above;

(b)          ~~(b)~~         the Capital Stock of any (i) Immaterial Subsidiary, (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1, PPSA or similar financing statement), (iv) not-for-profit subsidiary, (v) special purpose entity used for any permitted securitization facility ~~(to the extent pledge thereof is not permitted under securitization agreements applicable to such entities)~~, (vi) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary and is not permitted to be pledged pursuant to such entity’s organizational documents without (A) the consent of one or more unaffiliated third parties other than Holdings, the Borrowers or any of their subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable law) or (B) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, the Borrowers or any of their subsidiaries, (vii) any subsidiary that is prohibited from having its stock pledged by (A) any law or regulation or would require governmental (including regulatory) consent, approval or authorization ~~that has not been obtained~~, or (B) any Contractual Obligation that exists on the ~~Closing~~Amendment No. 2 Effective Date or at the same time such subsidiary becomes a subsidiary of any Borrower and not entered into in contemplation of such subsidiary becoming a subsidiary of such Borrower, (viii) any Restricted Subsidiary acquired by any Borrower or any of their Restricted Subsidiaries after the ~~Closing~~Amendment No. 2 Effective

Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of any Indebtedness permitted to be assumed by such Borrower or such Restricted Subsidiary to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits the Capital Stock of such Restricted Subsidiary from being pledged, and (ix) any person that is not (A) a Borrower or (B) a Restricted Subsidiary that is a direct, first tier subsidiary of a Borrower or a Subsidiary Guarantor;

(c)          ~~(c)~~          any IP Rights in any non-U.S. jurisdictions and any intent-to-use Trademark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable law;

(d)          ~~(d)~~         any asset (including governmental licenses or state or local franchises, charters, authorizations and agreements), the grant or perfection of a security interest in which would (i) be prohibited or restricted by applicable law (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, the PPSA and other applicable ~~laws~~law) or (ii) require any governmental consent, approval, license or authorization that has not been obtained (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, the PPSA and other applicable laws), (iii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (iii), to the extent such prohibition would be rendered ineffective under the UCC, the PPSA or other applicable law notwithstanding such prohibition, or (iv) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the ~~Closing~~Amendment No. 2 Effective Date or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the ~~Closing~~Amendment No. 2 Effective Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party) other than to the extent such prohibition would be rendered ineffective under the UCC, the PPSA or other applicable law;

(e)          ~~(e)~~          (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset;

(f)           ~~(f)~~          any leasehold interests in any other asset or property (except to the extent the security interest in such leasehold interest may be perfected by the filing of a Form UCC-1 or PPSA financing statement);

(g)          ~~(g)~~          any motor vehicles and other assets subject to certificates of title ~~(except to the extent the security interest may be perfected by the filing of a PPSA financing statement)~~;

(h)          ~~(h)~~         any Margin Stock;

(i)           ~~(i)           in the case of (A) Obligations of a Loan Party~~unless otherwise agreed with respect to any Foreign Discretionary Guarantor of the applicable Obligations, to the extent securing (A) any US Obligations, any asset of a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco, and (B) ~~the~~any Canadian ~~Loan Parties~~Obligations, the Capital Stock of any Canadian Person that is not a Canadian Restricted Subsidiary;

(j)           ~~(j)          in the case of Obligations of a Loan Party~~unless otherwise agreed with respect to any Foreign Discretionary Guarantor of the US Obligations, to the extent securing US Obligations, the Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holdco, other than 65% of the issued and outstanding Capital Stock of any Restricted Subsidiary that is a direct, first-tier Restricted Subsidiary of any of the US ~~Borrowers~~Borrower or a Subsidiary Guarantor of the US Obligations (it being understood with respect to any Credit Extension, Overadvance or Protective Advance made to ~~any~~the US Borrower, a Subsidiary Guarantor (other than any such Foreign Discretionary Guarantor) will at no time include a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco) and owned by the US ~~Borrowers~~Borrower or such Subsidiary Guarantor;

(k)          ~~(k)~~         (i) Commercial Tort Claims with a value (as reasonably estimated by the Lead Borrower) of less than $~~10,000,000~~20.0 million (except as to which perfection of the security interest in such ~~commercial tort claims~~Commercial Tort Claims is accomplished by the filing of a Form UCC-1 or PPSA financing statement covering “all assets” (or similar language) ~~and~~), (ii) Letter-of-Credit Rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such Letter-of-Credit Rights may be perfected by the filing of a Form UCC-1 or PPSA financing statement~~),~~ covering “all assets” (or similar language)) and (iii) Excluded Accounts;

(l)           ~~(l)~~           any (i) Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, withholding Taxes (including employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person (Cash and Cash Equivalents described in this clause (l), the “Tax and Trust Funds”) as long as such Tax and Trust Funds are deposited in a Trust Fund Account;

(m)         ~~(m)~~        any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement;

(n)          ~~(n)~~         any asset or property (including the Capital Stock of any Restricted Subsidiary), the grant or perfection of a security interest in which would result in material adverse tax liabilities or consequences to any Parent Company, Holdings, the Borrowers or any Restricted Subsidiary (including with respect to any tax distribution paid or payable to any Parent Company), as reasonably determined by the Lead Borrower in consultation with the Administrative Agent;

(o)          ~~(o)~~          any asset with respect to which the Administrative Agent and the Lead Borrower have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby; ~~and~~

(p)          ~~(p)         with respect to the Canadian Loan Parties and the Canadian Obligations,~~ all intellectual property and intellectual property rights of the Canadian Loan Parties; and

(q)          any property or assets that would otherwise constitute Term Collateral, to the extent that the Term Agent in respect of the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date (or any Term Facility that has refinanced in full the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) secured on a Split Collateral Basis determines that any such property or assets shall not become part of, or shall be excluded from, the Collateral under the Term Facility (other than in connection with the Discharge of Term Obligations (as defined in the ABL Intercreditor Agreement));

provided that, Excluded Assets shall not include (i) any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (~~p).~~q) (unless such proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in clauses (a) through (q)) or (ii) any intercompany loan (including intercompany notes evidencing such intercompany loans) made by any Loan Party to any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Excluded Subsidiary” means:

(a)          any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;

(b)          any Immaterial Subsidiary;

(c)          any Restricted Subsidiary that is prohibited from providing a Guarantee by (i) law or regulation or whose provision of a Guarantee would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guarantee or (ii) any contractual obligation existing on the ~~Closing~~Amendment No. 2 Effective Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty;

(d)          any direct or indirect subsidiary of the Lead Borrower that is (i) a not-for-profit subsidiary, (ii) a Captive Insurance Subsidiary, (iii) a special purpose entity used for any permitted securitization or receivables facility or financing, or (iv) an Unrestricted Subsidiary~~,~~;

(e)          ~~in the case of (i) Obligations of a Loan Party~~except as may be agreed with respect to any Foreign Discretionary Guarantor, to the extent guaranteeing any (i) US Obligations (A) a Foreign Subsidiary or a direct or indirect subsidiary of a Foreign Subsidiary~~,~~ or (B) a Foreign Subsidiary Holdco or a direct or indirect subsidiary of a Foreign Subsidiary Holdco~~,~~ and (ii) Canadian Obligations ~~and Canadian Loan Parties~~, any Subsidiary of the Canadian Loan Parties that is not a Canadian Restricted Subsidiary or a Subsidiary Guarantor in respect of the US Obligations;

(f)           any Restricted Subsidiary with respect to which, in the reasonable judgment of the Lead Borrower (in consultation with the Administrative Agent), the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby;

(g)          solely in the case of any obligation under any Secured Hedging Obligations that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to any applicable customary “keepwell” provision under the Loan Guaranty);

(h)          any Restricted Subsidiary acquired by a Borrower or any of its Restricted Subsidiaries after the ~~Closing~~Amendment No. 2 Effective Date that, at the time of the relevant acquisition (and not entered into in contemplation of such acquisition), is an obligor in respect of assumed Indebtedness that is permitted hereunder to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Loan Guaranty;

(i)           any subsidiary of a Borrower where the provision of a Loan Guaranty would result in material adverse tax consequences to any Parent Company, Holdings, the Borrowers or any Restricted Subsidiary, as reasonably determined by the Lead Borrower in consultation with the Administrative Agent; and

(j)           any subsidiary as reasonably agreed between the Lead Borrower and the Administrative Agent~~.~~;

provided, however, that none of Holdings, any Borrower or any Discretionary Guarantor (subject to the final sentence of the definition of “Guarantor”) shall constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section ~~3.19~~3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time the Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent ~~or~~, any Lender (which for purposes of this term shall include any Issuing Bank and any Swingline Lender) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (each such person, a “Recipient”), (a) Taxes imposed on (or measured by) its net income (however denominated) ~~or~~and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of any Lender with respect to a Revolving Loan or Commitment extended to the US Borrower, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Commitment that are (or would be) required to be withheld pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any

Lender to comply with Section 2.17(f), (e) any ~~U.S. federal~~ withholding Tax or Canadian Tax, in each case, imposed under FATCA ~~and~~, (f) U.S. backup withholding taxes and (g) in the case of any Lender with respect to a Revolving Loan or Commitment extended to the Canadian ~~Obligations~~Borrower, any Canadian withholding tax imposed by reason of the Recipient (i) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party or (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or not dealing at arm’s length with such a specified shareholder for purposes of the Income Tax Act (Canada).

“Existing Letter of Credit” means any letter of credit previously issued that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.01(d).

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extended Revolving Facility” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a)(ii).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrowers executed by each of (a) Holdings, (b) the Borrowers, (c) the Administrative Agent and (d) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles ~~5~~V and ~~6~~VI, hereof owned, leased, operated or used by any Borrower or any of their Restricted Subsidiaries.

“Fair Market Value” means, with respect to any property, assets (including Capital Stock and Indebtedness) or obligations, the fair market value thereof as ~~reasonably~~such fair market value is determined in good faith by the Lead Borrower (after taking into account, with respect to property and assets, any liabilities with respect thereto that impact such fair market value).

“FATCA” means Sections 1471 through 1474 of the Code, as of the ~~date of this Agreement~~Amendment No. 2 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to ~~current~~ Section 1471(b)(1) of the Code ~~(or any amended or successor version described above),~~and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement ~~between the U.S. and any other jurisdiction that facilitates the implementation of~~, treaty or convention among Governmental Authorities and implementing such Sections of the Code ~~and any treaty, law, regulation or other official guidance enacted in any other jurisdiction relating to any such intergovernmental agreement~~.

“FCA” has the meaning assigned to such term in Section 2.14(a).

“FCPA” has the meaning assigned to such term in Section 3.17(b).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of February 12, 2021, by and among the Arrangers and the other financial institutions party thereto as Commitment Parties (as defined therein) and the Lead Borrower.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“First Priority” means, with respect to any Lien purported to be created on any US Collateral or Canadian Collateral pursuant to any Collateral ~~Document~~Documents, that, subject to the ABL Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such US Collateral or Canadian Collateral is subject, other than any Permitted Lien.

“First Priority Secured Obligations” means the Secured Obligations in respect of the Initial Revolving Facility and any other Revolving Facility secured by the Collateral on a pari passu basis with the Initial Revolving Facility (as incurred and secured on the Closing Date).

“Fiscal Quarter” means a fiscal quarter of the Lead Borrower of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Lead Borrower based on a 52-53 week fiscal year ending the last Saturday of December unless otherwise permitted under Section 6.13.

“Fixed Basket” means any category or subcategory of exceptions, thresholds, baskets, or other provisions in this Agreement based on a fixed Dollar amount and/or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets as of any date of determination (including in Article VI and the Fixed Incremental Amount ~~(as defined in the definition of “Incremental Cap”)~~ and clause (b) or any sub-clause therein of the definition of ~~“~~Incremental Cap~~”~~) or that is not otherwise an Incurrence-Based Basket.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio, determined on a consolidated basis for the Lead Borrower and its Restricted Subsidiaries, of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) capital expenditures paid in cash during such Test Period (except to the extent financed with the proceeds of Dispositions, long term Indebtedness (other than the Revolving Loans)) and (ii) the aggregate amount of federal, state, local and foreign income Taxes actually paid or payable currently in cash during such Test Period to (b) Fixed Charges actually paid or payable currently in cash during such Test Period, in each case, of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charges” means without duplication, during any applicable period, the sum of (a) Consolidated Interest Expense, (b) scheduled principal amortization payments in respect of Indebtedness for borrowed money paid or payable in cash (other than payments made by the Borrowers or their Restricted Subsidiaries to the Borrowers or any of their Subsidiaries and, in any case, excluding any earn-out obligation or purchase price adjustment), all calculated for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, (c) solely for purposes of testing Section 6.15, unfinanced Restricted Payments made in reliance on the Payment Conditions and (d) solely to the extent testing compliance with the Payment Conditions, Restricted Payments made in reliance on the Payment Conditions.

“Fixed Incremental Amount” has the meaning assigned to such term in the definition of “Incremental Cap.”

“floor” means the benchmark rate floor applicable to each Facility, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Discretionary Guarantor” means a Discretionary Guarantor that is organized in a jurisdiction outside of the United States.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of       ~~any of~~ the US ~~Borrowers~~Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means a direct or indirect Restricted Subsidiary of the Lead Borrower that has no material assets other than the capital stock and, if applicable, indebtedness of one or more subsidiaries that are ~~(i) Foreign Subsidiaries or other Foreign Subsidiary Holdcos or (ii) is treated as a disregarded entity for U.S. federal income tax purposes and owns capital stock of one or more~~ Foreign Subsidiaries or other Foreign Subsidiary Holdcos.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations, but other than such LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans, but other than such Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funding Account” has the meaning assigned to such term in Section 2.03(h).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made, subject to Section 1.04~~(a); provided, that, unless the Lead Borrower elects otherwise or exercises its rights under Section 1.04(a), the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement (including the definition of Capital Lease, Consolidated Adjusted EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated~~

~~Total Debt, Fixed Charges and Indebtedness), as applied by the Lead Borrower in good faith, but at its election, the Lead Borrower may deliver financial statements under Section 5.01(a) and (b) without giving effect to this proviso.~~.

“Governmental Authority” means any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., a province or territory of Canada, Canada~~,~~ or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“GST, HST Tax Reserve” means an amount determined by the Administrative Agent in its Permitted Discretion from time to time representing an estimate of potential prior or pari passu ranking capital gains tax, value added tax, goods and services tax, harmonized sales tax and/or any other taxes and the costs of any administration or winding-up.

“Guarantee” of or by any Person (as used in this definition, the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the ~~Closing~~Amendment No. 2 Effective Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantor” means Holdings, the Borrowers, any Subsidiary Guarantor and any Discretionary Guarantor. Notwithstanding the definition of “Excluded Subsidiary”, the Lead Borrower may elect, in its sole discretion (but subject to the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed), to cause one or more Restricted Subsidiaries that are Excluded Subsidiaries or, without limiting the obligation of Holdings and the Borrowers to at all times be a Guarantor, one or more specified Parent Companies to become a Guarantor (any such person, a “Discretionary Guarantor”) by causing such Person to execute a joinder to the Loan Guaranty (in substantially the form attached as an exhibit thereto) and to satisfy the requirements of Section 5.12, the Collateral and Guarantee Requirement and the Perfection Requirements (as if such Person was a newly formed Restricted Subsidiary that is not an Excluded Subsidiary but without regard to the time periods specified therein, provided that such entity shall not be deemed a Guarantor or Discretionary Guarantor until such entity has complied with such requirements); provided, that (i) in the case of any Foreign Discretionary Guarantor, the jurisdiction of such person is reasonably satisfactory to the Administrative Agent (it being understood that Canada shall be deemed to be a jurisdiction that is reasonably satisfactory to the Administrative Agent) and (ii) Administrative Agent shall have received at least two (2) Business Days prior to such Person becoming a Guarantor all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act); provided, further, that notwithstanding anything to the contrary, no Parent Company that becomes a Discretionary Guarantor shall be required to grant (but may grant at the Lead Borrower’s election) any Liens or provide any Collateral or other security for its obligations. Any such Discretionary Guarantor shall be treated as and shall be subject to all provisions applicable to Loan Parties and Guarantors and shall not otherwise be treated as or subject to the provisions applicable to Excluded Subsidiaries on the basis for which such Person constituted an Excluded Subsidiary at the time of such designation; provided that no Parent Company that is a Discretionary Guarantor (other than Holdings) shall be treated as a Loan Party or Guarantor for purposes of Article VI or any exceptions, thresholds or baskets applicable to or available to any Person on the basis that such Parent Company is a Loan Party or Guarantor for so long as such Parent Company has not granted any Liens or provided any Collateral or other security for its obligations and otherwise complied with the Collateral and Guarantee Requirement and Perfection Requirements (as if such Person was a newly formed Restricted Subsidiary that is not an Excluded Subsidiary but without regard to the time periods specified therein). For the avoidance of doubt, no assets of any Discretionary Guarantor that is not a Canadian Loan Party shall be included in the Canadian Borrowing Base and no assets of any Discretionary Guarantor that is not a US Loan Party shall be included in the US Borrowing Base unless the jurisdiction of such Discretionary Guarantor is reasonably acceptable to the Administrative Agent and the Lenders.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, defined, listed or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law~~, including asbestos and asbestos-related material~~.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedge Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Designated Hedging Obligations, which shall not exceed the sum of all Canadian Hedge Product Amounts and US Hedge Product Amounts in respect of Designated Hedging Obligations at such time.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Hillman Trust” means Hillman Group Capital Trust, a Delaware business statutory trust.

“HMAN” means HMAN Group Holdings, Inc., a Delaware corporation.

“Holding Company” means either Holdings or ~~Intermediate Holdings~~any Parent Company that becomes a Discretionary Guarantor or both Holdings and ~~Intermediate Holdings, in each case, as the context may require~~any Parent Company that becomes a Discretionary Guarantor.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement, together with any successors and assignees permitted hereunder.

“IBA” has the meaning assigned to such term in Section 2.14(a).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Lead Borrower that has been designated by the Lead Borrower as an “Immaterial Subsidiary” for purposes of this Agreement, provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all such designated Immaterial Subsidiaries that would otherwise be required to be Subsidiary Guarantors shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Lead Borrower and its Restricted Subsidiaries for the relevant Test Period; provided, further, that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a)          the greatest of (i) $~~125,000,000~~125.0 million (the “Fixed Incremental Amount”), (ii) the maximum amount such that after giving pro forma effect to any Incremental Revolving Facility implemented in reliance on this clause (a)(ii) (assuming a full drawing of such

Incremental Revolving Facility), the First Lien Leverage Ratio does not exceed ~~4.5~~4.00:1.00, and (iii) the amount by which the Borrowing Base exceeds the Aggregate Commitments at such time~~, plus~~; provided that, in connection with any Permitted Acquisition or similar Investment, the Borrowing Base shall be calculated on a Pro Forma Basis without giving effect to any limitations, exclusions or qualifications with respect to the acquired assets set forth in the definitions of “Canadian Borrowing Base” and “US Borrowing Base”, including any eligibility requirements with respect to the acquired assets pending the completion of any field examinations and inventory appraisals;

(b)          the amount of any permanent voluntary reduction of any Aggregate Commitment~~,~~; plus

(c)          in the case of any Incremental Revolving Facility that effectively replaces any Aggregate Commitment terminated in accordance with Section 2.19, an amount equal to the relevant terminated Aggregate Commitment.

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility or Incremental Revolving Loans.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Amendment” means an amendment to this Agreement executed by (a) Holdings, the Lead Borrower and, if the initial Canadian Commitment is being increased pursuant to Section 2.22, the Canadian Borrower, (b) solely to the extent adversely affecting the rights and interests of the Administrative Agent, the Administrative Agent and (c) each Lender that agrees to provide all or any portion of such Incremental Revolving Facility being incurred pursuant thereto and in accordance with Section 2.22.

~~“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).~~

“Incremental Revolving Lender” means, with respect to any Incremental Revolving Facility, each Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurrence-Based Basket” means any category (or subcategory) of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying or subject to compliance (including on a Pro Forma Basis) with any financial ratio (including, without limitation, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio ~~and/or~~, clause (a)(ii) (or sub-clause) of the definition of ~~“~~Incremental Cap~~”~~, and/or the Payment Conditions).

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as ~~a liability~~indebtedness on a balance sheet

(~~excluding~~including the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than any earn out obligation, purchase price and working capital adjustment obligations and any similar obligation except to the extent reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP and not paid within thirty (30) days after becoming due and payable), which purchase price is due more than three hundred sixty four (364) days from the date of incurrence of the obligation in respect thereof; (e) all Indebtedness of other Persons secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person in an amount equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property or asset subject to such Lien; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall exclude, and shall be calculated without giving effect to, (A) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder, (B) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement), (C) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (D) reserves for deferred taxes~~, (E)~~ (or obligation to make any distributions or Restricted Payments in respect thereof), (E) any obligations incurred under ERISA or any unpaid financial obligations incurred under applicable law relating to Canadian Pension Plans or Canadian Employee Plans, (F) any obligations incurred under applicable minimum standards pension legislation or statutory benefit plan administered by a Governmental authority, (G) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (~~G~~H) liabilities associated with customer prepayments and deposits~~)~~, (~~H~~I) Indebtedness that is non-recourse to the credit of such Person and (~~I~~J) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries; provided, further, that the principal amount of any Indebtedness shall be determined in accordance with Section 1.08.

“Indemnified Taxes” means Taxes, other than Excluded Taxes ~~or~~and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning ~~set forth~~assigned to such term in Section 3.11(a).

“Initial Canadian Commitment” means with respect to each Lender, the commitment of such Lender to make Initial Canadian Revolving Loans (and acquire participations in Canadian Letters of Credit) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Canadian Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, (b) reduced or increased from time to time pursuant to reallocations pursuant to Section 2.25, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22, or (d) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. The aggregate amount of the Initial Canadian Commitments ~~as of~~on the Amendment No. ~~1~~2 Effective Date is $~~50,000,000~~50.0 million.

“Initial Canadian Revolving Credit Exposure” means, with respect to any Initial Canadian Revolving Lender at any time (a) the aggregate Outstanding Amount at such time of all Initial Canadian Revolving Loans of such Initial Canadian Revolving Lender, plus (b) the aggregate amount at such time of such Initial Canadian Revolving Lender’s Canadian LC Exposure and participation interest in Canadian Protective Advances and Canadian Overadvances, in each case attributable to its Initial Canadian Commitment.

“Initial Canadian Revolving Lender” means any Lender with an Initial Canadian Commitment and which is a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada).

“Initial Canadian Revolving Loan” means any loan made pursuant to Section 2.01(b).

“Initial Commitment” means with respect to any Lender, such Lender’s Initial US Commitment and/or Initial Canadian Commitment.

“Initial Revolving Credit Exposure” means with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Initial Commitments.

“Initial Revolving Credit Maturity Date” means the date that is five (5) years after the Amendment No. ~~1~~2 Effective Date~~; provided, that if the Senior Notes with a maturity date of July 15, 2022 remain outstanding in a principal amount in excess of $50,000,000 on April 15, 2022, the Initial Revolving Credit Maturity Date shall be April 15, 2022, unless, at the Borrowers’ sole discretion, the Borrowers elects to take a reserve against the Borrowing Base in an amount equal to the amount of such excess and, after giving effect thereto, Availability as of such date is equal to or greater than $30,000,000.~~.

“Initial Revolving Facility” means the Initial Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means any Initial US Revolving Loan and/or any Initial Canadian Revolving Loan.

“Initial US Commitment” means with respect to each Lender, the commitment of such Lender to make Initial US Revolving Loans (and acquire participations in US Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial US Commitment, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, (b) reduced or increased from time to time pursuant to reallocations pursuant to Section 2.25, (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22, or (d) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. The aggregate amount of the Initial US Commitments ~~as of~~on the Amendment No. ~~1~~2 Effective Date is $~~200,000,000~~200.0 million.

“Initial US Revolving Credit Exposure” means, with respect to any Initial US Revolving Lender at any time (a) the aggregate Outstanding Amount at such time of all Initial US Revolving Loans of such Initial US Revolving Lender, plus (b) the aggregate amount at such time of such Initial US Revolving Lender’s US LC Exposure and Swingline Exposure and participation interest in US Protective Advances and US Overadvances, in each case attributable to its Initial US Commitment.

“Initial US Revolving Lender” means any Lender with an Initial US Commitment.

“Initial US Revolving Loan” means any loan made pursuant to Section 2.01(a).

“Intellectual Property Security Agreement” means any agreement, including any supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the US Security Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form attached as an exhibit to the US Security Agreement, (b) a Patent Security Agreement substantially in the form attached as an exhibit to the US Security Agreement or (c) a Copyright Security Agreement attached as an exhibit to the US Security Agreement, together with any and all supplements or amendments thereto.

“Interest Election Request” means a request by the applicable Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Revolving Loan (including Swingline Loans), Canadian Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan, the last Business Day of each March, June, September and December (commencing on June 30, 2018) or the maturity date applicable to such Revolving Loan, (b) with respect to any LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and (c) to the extent necessary to create a fungible Class of Revolving Loans in connection with the incurrence of any Additional Revolving Loans, as reasonably determined by the Administrative Agent and the Lead Borrower, the date of the incurrence of such Additional Revolving Loans.

“Interest Period” means with respect to any ~~BA~~CDOR Rate Borrowing or LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one~~, two,~~ (1) or three ~~or six~~(3) months (or, to the extent available to all relevant affected Lenders, ~~twelve months~~a shorter period) thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~,~~ and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period ~~and (iii) the applicable Borrower may not elect any interest period that would result in such Interest Period extending beyond the Maturity Date~~. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Intermediate Holdings” means Hillman Investment Company, a Delaware corporation.~~

“Interpolated Rate” means, in relation to the ~~Published~~ LIBO Rate, the rate which results from interpolating on a linear basis between~~:~~

~~(a)~~  (i) the applicable ~~LIBOR~~LIBO Rate for the longest period (for which that ~~LIBOR~~LIBO Rate is available) which is less than the Interest Period of ~~that~~the relevant LIBO Rate Revolving Loan~~;~~ and

~~(b)~~  (ii) the applicable ~~LIBOR~~LIBO Rate for the shortest period (for which that ~~LIBOR~~LIBO Rate is available) which exceeds the Interest Period of ~~that~~the relevant LIBO Rate Revolving Loan, each as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period of ~~that~~the relevant LIBO Rate Revolving Loan.

“Inventory” has the meaning assigned to such term in the UCC (and/or, with respect to any Inventory of a Canadian Loan Party, as defined in the PPSA).

“Investment” means (a) any purchase or other acquisition by the Lead Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Lead Borrower, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Lead Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment) and in each case, the amount of any Investment shall be determined in accordance with Section 1.08.

“Investors” means (a) the Sponsor, (b) the Co-Investors and (c) any other Person making a cash equity investment directly or indirectly in any Parent Company after the ~~Closing~~Amendment No. 2 Effective Date, so long as in the case of this clause (c), (i) no such Person’s direct or indirect beneficial ownership of Holdings is greater than the Sponsor’s direct or indirect beneficial ownership of Holdings, and (ii) the aggregate direct or indirect beneficial ownership of Holdings by such Persons does not exceed 40% of the aggregate direct or indirect beneficial ownership of Holdings of all Investors collectively, in each case, other than any Person who is a Lender on the ~~Closing~~Amendment No. 2 Effective Date (and such Person shall not be deemed to be an Affiliate of an Investor under this Agreement).

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means each financial institution with a commitment to issue US Letters of Credit and/or Canadian Letters of Credit as set forth on ~~the schedule attached to Amendment No. 1 as~~ Schedule ~~I~~1.01(a) and any other Lender that, at the request of any Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) agrees to become an Issuing Bank; provided that the maximum amount of US Letters of Credit and Canadian Letters of Credit issued and outstanding of any Issuing Bank shall not exceed the amount set forth on ~~the schedule attached to Amendment No. 1 as~~ Schedule ~~I~~1.01(a) (as such schedule may be updated from time to time pursuant to Section 2.05(b) with the consent of the applicable Issuing Banks to reflect additional Issuing Banks) at any time unless otherwise agreed in writing by such Issuing Bank. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate or branch of such Issuing Bank, which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“~~Jefferies~~Judgment Currency” has the meaning assigned to such term in ~~the preamble to this Agreement~~Section 9.24(b).

“Junior Debentures” means the junior subordinated debentures ~~issues~~issued by The Hillman Companies, Inc. to the Hillman Trust pursuant to the Junior Debentures Indenture~~, and any Permitted Junior Debenture Refinancing~~.

“Junior Debentures Indenture” means ~~(a)~~ the indenture dated September 5, 1997 between The Hillman Companies, Inc. (as successor to the original issuer thereunder) and The Bank of New York as the trustee ~~and (b) any indenture governing any Permitted Junior Debenture Refinancing~~.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a ~~security interest~~Lien on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is

~~expressly~~contractually junior or subordinated to the Lien on the Collateral securing the Secured Obligations. For the avoidance of doubt, Indebtedness outstanding under any Term Facility, “Incremental Equivalent Debt” (as defined in the Term Credit Agreement or any equivalent term under any documentation governing any Term Facility) and Indebtedness under this Agreement, in each case, on a Split Collateral Basis, each shall not constitute Junior Lien Indebtedness.

“Landcadia Parent” means Landcadia Holdings III, Inc., a Delaware corporation, to be renamed Hillman Solutions Corp. after consummation of the Merger.

“Landcadia Stock Redemption” has the meaning assigned to such term in the Recitals to this Agreement.

“Landcadia Stock Redemption Amount” means an amount equal to the aggregate cash amount of the Landcadia Stock Redemption.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Revolving Loan, any Additional Revolving Loan or any Additional Revolving Commitment.

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the US LC Exposure and the Canadian LC Exposure. The LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.

“LC Obligations” means, at any time, the sum of (a) the amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal amount of all unreimbursed LC Disbursements.

“LC Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e)(i).

“LCT Election” has the meaning assigned to such term in Section ~~1.11~~1.10(a).

“LCT Test Date” has the meaning assigned to such term in Section ~~1.11~~1.10(a).

“Lead Borrower” means the US ~~Lead~~ Borrower.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Initial Revolving Lenders (which as the context requires, includes the Swingline Lender), any Additional Revolving Lender, any lender with a Commitment or an outstanding Revolving Loan~~,~~ and any other Person that becomes a party hereto pursuant to an Assignment and Assumption ~~and the Persons identified in Amendment No.1 as Additional Lenders (as defined therein), in each case~~, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any US Letter of Credit or Canadian Letter of Credit.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b).

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, in ~~respect of the Revolving Loans, in~~ no event shall the LIBO Rate be less than 0.00% per annum.

“LIBO Rate Revolving Loan” means a Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security ~~and any deemed trust (statutory or otherwise)~~; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien on any asset.

“Limited Condition Transaction” has the meaning assigned to such term in Section ~~1.11~~1.10(a).

“Line Cap” means at any time, the lesser of (i) the Aggregate Commitments and (ii) the then-applicable Borrowing Base.

“Liquidity Period” means any period (a) beginning on the date on which Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $~~20,000,000~~20.0 million, in either case for each day during a period of five (5) consecutive Business Days, and (b) ending on the date on which Availability is equal to or greater than the greater of (i) 10% of the Line Cap and (ii) $~~20,000,000~~20.0 million for each day during a period of thirty (30) consecutive calendar days.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, each Blocked Account Agreement, the ABL Intercreditor Agreement, the Amendment No. 2, any Additional Agreement and any other document or instrument designated by the Lead Borrower and the Administrative Agent as a “Loan Document~~.~~”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means (a) ~~means~~ the ~~Loan~~ABL Guaranty ~~Agreement~~, dated as of the Closing Date, and as amended and restated as of the Amendment No. 2 Effective Date, substantially in the form of Exhibit ~~I~~H, ~~executed by~~among Holdings, the Borrowers and each other Loan Party ~~party thereto~~ and by the Administrative Agent for the benefit of the Secured Parties ~~and~~, (b)(i) each other guaranty agreement in substantially the form attached as Exhibit ~~I~~H, (ii) another form of guaranty that is otherwise reasonably satisfactory to the Administrative Agent and the Lead Borrower or (iii) any supplement or joinder to any of the ~~guaranty agreement~~foregoing, in each case, executed by any Person pursuant to Section 5.12 or as provided in the definition of “~~Subsidiary~~ Guarantor”.

“Loan Parties” means Holdings, ~~Intermediate Holdings,~~ the Borrowers, each ~~Subsidiary~~other Guarantor~~,~~ and, in each case, their respective successors and permitted assigns.

“Lockbox” has the meaning assigned to such term in Section 5.15(a).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of any applicable Parent Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.04(a)(viii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Account” means any Deposit Account or Securities Account of a Loan Party other than any Excluded Account.

“Material Adverse Effect” means (a) for any purpose on or prior to the Amendment No. 2 Effective Date, an Amendment No. 2 Effective Date Material Adverse Effect and (b) for any purpose after the Amendment No. 2 Effective Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, ~~Intermediate Holdings,~~ the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent (on behalf of the Lenders) under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any promissory note payable to, or in favor, of a Loan Party with an aggregate principal amount outstanding, in each case, of not less than $~~15,000,000~~20.0 million.

“Maturity Date” means (a) with respect to the Initial Revolving Loans, the Initial Revolving Credit Maturity Date, (b) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Revolving Facility Amendment and (c) with respect to any Extended Revolving Credit Commitment, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.20.

“Merger” has the meaning assigned to such term in the Recitals to this Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, made and entered into as of January 24, 2021, and as amended by the First Amendment to Agreement and Plan of Merger dated as of March 12, 2021, by and among, inter alios, Landcadia Parent, Merger Sub, HMAN, and the other parties thereto, together with the schedules and exhibits thereto (including the Company Disclosure Letter (as defined in the Merger Agreement)).

“Merger Sub” means Helios Sun Merger Sub, Inc., a Delaware corporation.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

~~“MUFG” has the meaning assigned to such term in the preamble to this Agreement.~~

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of ~~Holdings, Intermediate~~ Holdings, the Lead Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Net Orderly Liquidation Value” means with respect to Eligible Inventory of any Person, the orderly liquidation value thereof, net of all costs and expenses reasonably estimated to be incurred in connection with such liquidation, as determined based upon the most recent Inventory appraisal conducted in accordance with this Agreement.

“Net Proceeds” means, with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.15(b).

“Obligations” means, collectively, the US Obligations and the Canadian Obligations.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate and/or articles of incorporation or organization and its by-laws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or association or certificate of formation or incorporation, and its operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Other Agreed Adjustments” means any add-backs and adjustments (including pro forma adjustments ~~pursuant to~~of the type in clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”), to the extent not otherwise included in Consolidated Net Income, of the type reflected in (a) the Sponsor Model, (b) the ~~quality of earnings report with respect to the Target~~draft of the financial accounting due diligence report delivered to the Arrangers on or ~~prior to May 9, 2018~~about September, 2020, and (c) ~~the~~any confidential information memorandum ~~and~~, lender presentations and other marketing materials in respect of the Term Facility, in each case, which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods or amounts in respect of which such add backs and adjustments were identified therein.

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank, any Swingline Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary ~~taxes~~Taxes or any intangible, recording, filing or other similar Taxes, charges or similar levies arising from any payment made ~~hereunder or~~under, from the execution, delivery ~~or~~, performance, enforcement ~~of~~or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, but not including, for the avoidance of doubt, any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a different lending office or other transfer (other than an assignment or designation of a different lending office made pursuant to Section 2.19) or Excluded Taxes.

“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date, (b) with respect to any Letters of Credit, the Dollar Equivalent of the aggregate amount available to be drawn under such Letters of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letters of Credit or the issuance or expiry of any Letters of Credit, including as a result of any LC Disbursements and (c) with respect to any LC Disbursements on any date, the Dollar Equivalent of the amount of the aggregate outstanding amount of such LC Disbursements on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of the LC Disbursements as of such date, including as a result of any reimbursements by any Borrower of unreimbursed LC Disbursements.

“Overadvance” means a US Overadvance or a Canadian Overadvance.

“Parent Company” means Holdings~~, Intermediate Holdings~~ and any other Person of which the Lead Borrower is an indirect Wholly-Owned Subsidiary, including HMAN and Landcadia Parent.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation for the European Union relating to Economic and Monetary Union.

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Conditions” means as to any transaction, (i) no Specified Default exists or would result from any such transaction, and (ii) Availability (calculated on a Pro Forma Basis) on the date of the proposed transaction and the 30-Day Average Availability immediately preceding such transaction would be greater than (a) in the case of Restricted Payments, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 15% of the Line Cap and $~~25,000,000~~25.0 million and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 17.5% of the Line Cap and $~~30,000,000~~30.0 million and (b) in the case of Investments, Restricted Debt Payments and any other transaction subject to Payment Conditions, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 12.5% of the Line Cap and $~~20,000,000~~20.0 million and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 15.0% of the Line Cap and $~~25,000,000~~25.0 million.

“Payment Conditions Basket” means any category (or subcategory) of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying or subject to compliance (including on a Pro Forma Basis) with the Payment Conditions.

“Payment Notice” has the meaning assigned to such term in Section 2.27(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State, the PPSA ~~register~~registry or other appropriate office or security register of the jurisdiction of organization (and, as applicable, of the jurisdiction of the registered office, chief executive office or location where such Loan Party maintains Collateral or, in the case of a Foreign Discretionary Guarantor or other Loan Party that is not a registered organization, other appropriate office of the jurisdiction of such Loan Party’s “location” under Section 9-307 of the UCC or the PPSA, as applicable) of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent (or the Term Agent as bailee and agent for the Administrative Agent) of any stock certificate or Material Debt Instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank and entry into a Blocked Account Agreement with respect to each Blocked Account, in each case, subject in all respects to the definitions of “Collateral and Guarantee Requirement”, “Discretionary Guarantor” and “Excluded Assets” and the last paragraph of Section 4.01.

“Permitted Acquisition” means any acquisition by the Lead Borrower or any of its Restricted Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Person that results in such Person becoming a Restricted Subsidiary of the Lead Borrower, (y) any Restricted Subsidiary which serves to increase the Lead Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (z) any joint venture for the purpose of increasing the Lead Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture)~~; provided, that the total consideration paid by Loan Parties (including pursuant to an Investment in any Restricted Subsidiary) for (a) the Capital Stock of any Person that does not become a Guarantor and (b) in the case of an asset acquisition, assets that are not acquired by the Lead Borrower or any Guarantor, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed an amount outstanding equal to the sum of (i) the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA and (ii) amounts otherwise available under clauses (b)(iii), (d) (solely with respect to Investments in joint ventures), (q), (r), (bb) and (dd) of Section 6.06; provided, further, that the limitation described in the foregoing proviso shall not apply (A) to any acquisition to the extent such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Lead Borrower or any Restricted Subsidiary, (B) to any acquisition to the extent at least 75.0% of the Consolidated Adjusted EBITDA (as determined by the Lead Borrower in good faith) of the Person(s) (or assets) acquired in such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Restricted Subsidiaries) is generated by Person(s) that will become (or, in the case of asset acquisitions, are acquired by) Subsidiary Guarantors (or, if less than 75.0%, after giving pro forma effect thereto, the percentage of Consolidated Adjusted EBITDA attributable to Loan Parties would be greater than the percentage immediately prior thereto), (C) to the portion of such consideration provided by Restricted Subsidiaries that are not Loan Parties, including through cash flow, asset sale proceeds and Indebtedness proceeds of such Restricted Subsidiaries and/or (D) if the Payment Conditions are satisfied, on a Pro Forma Basis. In the event the amount available under the first proviso above is reduced as a result of any acquisition of any Restricted Subsidiary that does not~~

~~become a Loan Party (or any assets that are not transferred to a Loan Party) and such Restricted Subsidiary subsequently becomes a Loan Party (or such assets are subsequently transferred to a Loan Party), the amount available under such limit shall be proportionately increased as a result thereof.~~.

“Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) business judgment exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

~~“Permitted Junior Debenture Refinancing” means, with respect to the Junior Debentures, any amendment, supplement, modification, extension, renewal, restatement, amendment and restatement, refinancing, refunding or replacement of such Junior Debentures that satisfies the conditions set forth in clause (i) of the proviso to Section 6.01(p).~~

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, unlimited limited liability company, trust, joint venture, association, company, partnership, limited liability partnership, unlimited liability corporation, Governmental Authority or any other entity.

“PIPE Investment” has the meaning assigned to such term in the Recitals to this Agreement.

“PIPE Investors” means Alyeska Master Fund, L.P., Arena Capital Fund, LP, Arena Capital Fund, LP, Citadel Multi-Strategy Equities Master Fund Ltd., Clal Insurance Company Ltd., Clal Pension Provident Funds Ltd., Columbia Small Cap Growth Fund I, Columbia Variable Portfolio – Small Company Growth Fund, D.E. Shaw Oculus Portfolios, L.L.C., D.E. Shaw Valence Portfolios, L.L.C., Glazer Enhanced Fund, LP, Glazer Enhanced Offshore Fund, Ltd., Highmark Limited in respect of its Segregated Account Highmark Multi- Strategy 2, Hawk Ridge Master Fund LP, Jane Street Global Trading, LLC, Jeffries Financial Group Inc., The K2 Principal Fund L.P., Kepos Alpha Master Fund L.P., Ghisallo Master Fund LP, Marshall Wace Investment Strategies – Eureka Fund, Marshall Wace Investment Strategies – Market Neutral TOPS Fund, Marshall Wace Investment Strategies – Systematic Alpha Plus Fund, Marshall Wace Investment Strategies – TOPS Fund, Maven Investment Partners US Ltd., BEMAP Master Fund Ltd., Bespoke Alpha MAC MIM LP, DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I LP, Monashee Solitario Fund LP, SFL SPV I LLC, MMFT LT, LLC, More Provident Funds LTD, Park West Investors Master Fund, Limited, Park West Partners International, K2 PSAM Event Master Fund Ltd., Lumyna PSAM Global Event UCITS Fund, Lymyna Specialist Funds – Event Alternative Fund, PSAM WorldArb Master Fund Ltd., Samlyn Long Alpha Master Fund, Ltd., Samlyn Net Neutral Master Fund, Ltd., Samlyn Offshore Master Fund, Ltd., Samlyn Onshore Fund, LP, Schonfeld Strategic 460 Fund LLC, Suvretta Capital Management, LLC, Nineteen 77 Global Merger Arbitrage Master Limited, Nineteen 77 Global Merger Arbitrage Opportunity Fund, Nineteen 77 Global Multi-Strategy Alpha Master Limited, VB Capital Management AG, Brookdale Global Opportunity Fund, Brookdale International

Partners, L.P., Met Investors Series Trust – MetLife Small Cap Value Portfolio, Minnesota Life Insurance Company – Special Small Cap Value Equity, Quad/Graphics Diversified Plan, Truck Insurance Exchange, Wells Fargo Special Small Cap Value CIT, Wells Fargo Special Small Cap Value Fund, 21st Century Insurance Company, VALIC Company I – Small Cap Special Values Fund and any Affiliates of the foregoing.

“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA ~~(other than a Multiemployer Plan~~) maintained by the Lead Borrower or any of its Restricted Subsidiaries ~~for employees of the Lead Borrower or any of its Restricted Subsidiaries or any such Pension Plan to which the Lead Borrower or any of its Restricted Subsidiaries is required to contribute on behalf of any of its employees.~~or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection and opposability of the Administrative Agent’s Lien in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than the Province of Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) of such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Prepayment” means any prepayment, redemption, purchase, repurchase (including pursuant to any tender offer, offer to purchase or repurchase or similar process or arrangement), retirement or other reduction (including upon cancellation after contribution, assignment or other transfer thereof to the Lead Borrower or any of its Restricted Subsidiaries) of any Indebtedness (in the case of revolving credit Indebtedness, to the extent accompanied by a corresponding permanent reduction of commitments); “Prepay” and “Prepaid” shall have correlative meanings.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the ~~rate of interest last~~“U.S. Prime Rate” as quoted by the print edition of The Wall Street Journal ~~as the “Prime Rate” in the U.S.~~ or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Priority Payable Reserve” means, in each case other than items reflected in the GST, HST Tax Reserve and the Rent and Charges Reserves, with respect to the Canadian Loan Parties, the total amount of the accrued or past due liabilities at such time of the Canadian Loan Parties which are secured by a Lien, choate or inchoate, which ranks or is capable of ranking prior to or pari passu with the Administrative Agent’s Liens in respect of Canadian Loan Parties’ Eligible Accounts or Canadian Loan Parties’ Eligible Inventory, including amounts owing for wages (including amounts protected by the Wage Earner Protection Program Act (Canada)), vacation pay, employee deductions, sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers’ compensation, government royalties, employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls), Taxes, and other statutory or other claims, in each case to the extent that such claims have or may have priority over, or rank pari passu with, the Administrative Agent’s Liens.

“Pro Forma Basis” or “pro forma effect” means, as to any calculation of any financial ratio or test (including the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Net Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets or any component definitions of any of the foregoing), such financial ratio or test shall be calculated on a pro forma basis in accordance with Section ~~1.11~~1.10 and shall give pro forma effect to any Specified Transactions (and if applicable, any Limited Condition Transaction) and other pro forma adjustments pursuant to Section ~~1.11~~1.10.

“Projections” means the projections of the Lead Borrower and its subsidiaries included in the Sponsor Model, including any financial estimates, forecasts and other forward looking financial information set forth therein.

“Promissory Note” means a promissory note of the relevant Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Revolving Loans of such Borrower to such Lender resulting from the Revolving Loans made by such Lender.

“Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, for any Interest Period as to any LIBO Rate Revolving Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate ~~(“LIBOR”)~~ administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Screen Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in ~~the applicable currency~~Dollars, determined as of approximately 11:00 a.m. (London, England time), two (2) Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays ~~LIBOR~~the LIBO Screen Rate for deposits (for delivery on the first day of such Interest

Period) with a term equivalent to such Interest Period in ~~such currency~~Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period; provided that, if ~~LIBOR is~~LIBO Screen Rates are quoted under either of the preceding ~~clauses~~clause (i) or (ii), but there is no such quotation for the Interest Period elected, ~~LIBOR~~the LIBO Rate shall be equal to the Interpolated Rate~~. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (a) the circumstances set forth in Section 2.14 have arisen and such circumstances are unlikely to be temporary or (b) the circumstances set forth in Section 2.14 have not arisen but the supervisor for the administrator of the Published LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Published LIBO Rate shall no longer be used for determining interest rates for loans, the Administrative Agent and the Lead Borrower shall endeavor to establish an alternate reference rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a reference rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate reference rate of interest and such other related changes to this Agreement as may be applicable. To the extent an alternate reference rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Lead Borrower. Until an alternate reference rate of interest shall be determined in accordance herewith (but, in each case, only to the extent the Published LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Loan shall be ineffective, and (y) if any Borrowing Request requests a LIBO Rate Loan, such Borrowing shall be made as an ABR Loan; provided that, if such alternate reference rate of interest shall be~~; provided, further, that, if any such rate determined pursuant to the preceding clause (i) or (ii) is less than zero, ~~such rate shall~~the LIBO Rate will be deemed to be zero ~~for the purposes of this Agreement.~~  .

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Cash” means the amount of unrestricted cash and cash equivalents of the applicable Loan Parties at such time to the extent held in an account both (a) maintained with the Administrative Agent and (b) subject to a Blocked Account Agreement in favor of the Administrative Agent and in compliance with Section 5.15.

~~“Qualifying IPO” means the issuance and sale by the Lead Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $35,000,000 are received by, or contributed to, the Lead Borrower.~~

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Reallocation” has the meaning assigned to such term in Section 2.25(a).

“Reallocation Date” has the meaning assigned to such term in Section 2.25(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time that is the then-prevailing market convention for such Benchmark as reasonably determined by the Administrative Agent in its reasonable discretion in consultation with the Lead Borrower or an evolving market convention that the Administrative Agent and the Lead Borrower reasonably expect to become the prevailing market convention for such Benchmark.

“Refinancing” has the meaning assigned to such term in Section 4.01(o).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

~~“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent and Charges Reserve” means the aggregate of (a) all past due amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory and could legally assert a Lien on any Eligible Inventory; and (b) an amount equal to up to three (3) months’ rent for all of the Loan Parties’ leased locations or the amount that may be payable for up to three (3) months to any third party warehouse or other storage facilities where Eligible Inventory is located, in each case, other than (x) any such location with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that upon receipt of any such Collateral Access Agreement with respect to such location the portion of any Rent and Charges Reserve attributable to such location shall be immediately released), (y) any amounts being disputed in good faith and (z) any such location where Eligible Inventory not in excess of $500,000 is located.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure or unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and such unused commitments at such time; provided that the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time; provided, that the amount of any participation in any Swingline Loan and unreimbursed LC Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or Issuing Bank, as the case may be, in making such determination to the extent such Lender that is the Swingline Lender or Issuing Bank is not a Defaulting Lender.

“Required Minimum Balance” has the meaning assigned to such term in Section 5.15(b).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date or the Amendment No. 2 Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article ~~2~~II, any other officer or responsible employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to ~~the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and~~ the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Lead Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Lead Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Debt” has the meaning ~~set forth~~assigned to such term in Section 6.04(b).

“Restricted Debt Payment” has the meaning ~~set forth~~assigned to such term in in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Lead Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Lead Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Lead Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Lead Borrower.

“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) the date of the Borrowing of such Revolving Loan, (ii) each date of any continuation of such Revolving Loan pursuant to the terms of this Agreement, (iii) the date of delivery of any Borrowing Base Certificate required to be delivered pursuant to Section 5.01(l) (without giving effect to the proviso thereto) and (iv) the date of any voluntary reduction of the related Commitment pursuant to Section 2.09(c); (b) with respect to any Letter of Credit, each of the following: (i) the date of on which such Letter of Credit is issued, (ii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (iii) the date of delivery of any Borrowing Base Certificate required to be delivered pursuant to Section 5.01(l) (without giving effect to the proviso thereto); and (c) any additional date as the Administrative Agent or the relevant Issuing Bank, as applicable, may determine or the Required Lenders may require at any time.

“Revolving Credit Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total Revolving Credit Exposure, at such time.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility and/or any Extended Revolving Facility.

“Revolving Loans” means the Initial Revolving Loans, the Swingline Loans and the Additional Revolving Loans.

“Royalty Reserve” means, as of any date of determination, the aggregate of (a) all past due royalty payments owing by a Loan Party as of such date of determination, plus (b) an amount equal to projected royalty payments anticipated to be owing by the Loan Parties in the three months following such date of determination.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of ~~the McGraw-Hill Companies~~S&P Global, Inc. and any successor thereto.

“Sale and Lease-Back Transaction” ~~has the meaning assigned to such term in Section 6.08.~~means the lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the applicable Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Lead Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by any Borrower or such Restricted Subsidiary to any Person (other than the Lead Borrower or any of its Restricted Subsidiaries) in connection with such lease.

“Sanctions” has the meaning assigned to such term in Section 3.17(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Banking Services Obligations” means the US Secured Banking Services Obligations and the Canadian Secured Banking Services Obligations.

“Secured Banking Services Provider” means the Administrative Agent, any Lender or any Arranger or an Affiliate or branch of the Administrative Agent, any Lender or any Arranger as of the Closing Date or when such an arrangement is entered into, that is providing Banking Services.

“Secured Hedging Obligations” means Canadian Secured Hedging Obligations and US Secured Hedging Obligations.

“Secured Obligations” means all Obligations, together with (a) all Secured Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt to (b) Consolidated Adjusted EBITDA, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Parties” means (a) the Lenders, (b) the Issuing Banks, (c) the Administrative Agent, (d) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (e) Secured Banking Services Provider, (f) the Arrangers and (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreements” means the US Security Agreement and the Canadian Security Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~“Senior Note Documents” means the Senior Note Indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing the Senior Notes or providing for any Guarantee or other right in respect thereof.~~

~~“Senior Note Indenture” means the Indenture for the Senior Notes, dated as of June 30, 2014, among Holdings, the Borrower, the subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee.~~

~~“Senior Notes” means the senior unsecured notes due 2022 in the aggregate principal amount of $330,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.~~

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Default” means any Event of Default arising under Section 6.15(a) after the expiration of any cure periods set forth in Section 6.15(b), Section 7.01(a) (solely with respect to principal, interest and recurring fees), Section 7.01(d) (with respect to any material misrepresentation in any Borrowing Base Certificate that resulted in a material overstatement of the Borrowing Base), Section 7.01(e)(i), Section 7.01(e)(ii), Section 7.01(f) or Section 7.01(g).

“Specified Merger Agreement Representations” means the representations and warranties made by or on behalf of (or related to) HMAN, its subsidiaries or their respective businesses in the Merger Agreement which are material to the interests of the Lenders, but which are required to be true and correct only to the extent that HMAN (or its applicable Affiliate party to the Merger Agreement) has the right to terminate, taking into account any cure provisions, its obligations under the Merger Agreement or to decline to consummate the Merger as a result of a breach of such representations and warranties.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i), Section 3.01(b) (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i), Section 3.08, Section 3.12, Section 3.14 (as it relates to the creation, validity and perfection of the security interests in the Collateral, subject to the last paragraph of Section 4.01), Section 3.16 and Sections 3.17(a)(ii), (b)(ii) and (c).

“Specified Transaction” means (a) (i) any incurrence or issuance of any Indebtedness (excluding any borrowings under this Agreement or any Additional Revolving Facility incurred substantially concurrently with such Specified Transaction), and (ii) any ~~prepayment~~Prepayment, redemptions, repurchases and other retirements of any Indebtedness (in the case of any Additional Revolving Facility, to the extent accompanied by a permanent reduction in the commitments thereunder), (b) to the extent applicable in determining the First Lien Leverage Ratio or the Secured Leverage Ratio, the incurrence of any Lien on Collateral, (c) any Permitted Acquisition and any Investment that results in a Person becoming a Restricted Subsidiary, (d) any Restricted Payment, (e) any Restricted Debt Payment, (f) any Disposition, whether by purchase, merger, amalgamation or otherwise, of (i) all or substantially all of the assets of, or any business line, unit or division or product line of, ~~the Lead~~any Borrower or any Restricted Subsidiary, (ii) the Capital Stock of any Restricted Subsidiary that results in such Restricted Subsidiary no longer being a Restricted Subsidiary of the Lead Borrower, or (iii) any asset pursuant to Section 6.07(h) having a Fair Market Value greater than $~~50,000,000~~50.0 million, (~~h~~g) to the extent elected by the Lead Borrower to be excluded in calculating Consolidated Adjusted EBITDA, any designation of operations or assets of a Borrower or a Restricted Subsidiary as discontinued operations in accordance with GAAP, (~~i~~h) solely for the purposes of determining the applicable amount of Cash and Cash Equivalents, any contribution of capital to (and the Net Proceeds from the issuance of any Qualified Capital Stock by) a Borrower or a Restricted Subsidiary, (~~j~~i) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with this Agreement, and (~~i~~j) any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on ~~“~~a Pro Forma Basis~~”~~ or after giving pro forma effect thereto.

“Specified Transaction Date” means the date a Specified Transaction is consummated.

“Split Collateral Basis” means, with respect to any Indebtedness, the obligations thereunder are secured by US ABL Priority Collateral (or similar current assets) on a junior priority basis relative to the Secured Obligations and also secured by all other US Collateral on a ~~senior~~Senior priority basis relative to the Secured Obligations, in each case, as provided in an ABL Intercreditor Agreement.

“Sponsor” means CCMP Capital Advisors, LLC and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates.

“Sponsor Model” means the financial model delivered by the Sponsor to the Arrangers on ~~May 3, 2018~~or about September 15, 2020.

“Spot Rate” means, on any date of determination, the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is

(a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in Administrative Agent's principal foreign exchange trading office for the first currency.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Subject Default” has the meaning assigned to such term in Section 1.03(e).

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subordinated Indebtedness” means any Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) of the Borrowers or any of their Restricted Subsidiaries that is ~~expressly~~contractually subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Lead Borrower.

“Subsidiary Guarantor” means (x) on the ~~Closing~~Amendment No. 2 Effective Date, each Restricted Subsidiary of the Lead Borrower (other than any subsidiary that is an Excluded Subsidiary) and (y) thereafter, each subsidiary of the Lead Borrower that guarantees any of the Secured Obligations pursuant to the terms of this Agreement (including each Restricted Subsidiary that is a Discretionary Guarantor), in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof~~,~~; provided, however, that notwithstanding the foregoing, with respect to any Credit Extension, Overadvance or Protective Advance made to the US ~~Borrowers~~Borrower, a Subsidiary Guarantor will at no time include a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco, regardless of whether any such entity guarantees any Secured Obligations of the Canadian Borrower. ~~Notwithstanding the foregoing, the Lead Borrower may elect, in its sole discretion (and, in the case of a Foreign Subsidiary, with the prior written consent of the Administrative Agent), to cause any Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to provide a Loan Guaranty by causing such Restricted Subsidiary to execute a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto and satisfy the requirements set forth~~

~~in the definition of “Collateral and Guarantee Requirements”, and any such Restricted Subsidiary shall be a Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that upon such election such Restricted Subsidiary shall no longer be deemed to be an Excluded Subsidiary; provided, further, that the Lead Borrower may elect to re-designate such Restricted Subsidiary as an Excluded Subsidiary (and such Restricted Subsidiary shall be released from its Loan Guaranty pursuant to Section 9.23), provided that, at the time of such designation, the Investments in such Restricted Subsidiary made while such Restricted Subsidiary was a Loan Party and the Indebtedness and Liens of such Restricted Subsidiary incurred while such Restricted Subsidiary was a Loan Party will be deemed to constitute Investments, Indebtedness and Liens of a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement.~~

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Supporting Information” means (a) a detailed aging, by total, of the Loan Parties’ Accounts, together with reconciliation and supporting documentation for any reconciling items noted and (b) a listing of the Loan Parties Inventory pursuant to a detailed Inventory system/perpetual report together with a reconciliation to the Loan Parties’ general ledger accounts.

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means $~~20,000,000~~20.0 million. The Swingline Commitment is part of and not in addition to the Commitments.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall equal to its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means Barclays, in its capacity as lender of Swingline Loans hereunder, or any successor lender of Swingline Loans hereunder.

“Swingline Loan” means any Revolving Loan made pursuant to Section 2.24(a).

“Swingline Loan Request” means a notice of a Swingline Loan Borrowing pursuant to Section 2.24(b), which shall be substantially in the form of Exhibit B-3 or such other form as approved by the Administrative Agent.

~~“Target” means the entity previously identified to the Arrangers as “Buffalo”.~~

“Tax and Trust Funds” has the meaning specified in the definition of “Excluded Asset”.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent” means the administrative agent, the trustee or other similar representative under the Term Credit Agreement.

“Term Collateral” means Term Priority Collateral (as defined in the    ABL Intercreditor Agreement).

“Term Credit Agreement” means ~~the Term~~that certain Credit Agreement, dated as of the ~~Closing~~Amendment No. 2 Effective Date, among, inter alios, Holdings, the Lead Borrower, the Term Agent and the lenders from time to time party thereto and any other document governing any Term Facility.

~~“Term Collateral” means Term Priority Collateral (as defined in the Intercreditor Agreement).~~

“Term Facility” means the credit facilities governed by the Term Credit Agreement and one or more debt facilities or other financing arrangements (including indentures and debt securities) providing for loans, notes or other long-term indebtedness that replace or refinance, in whole or in part, such credit facility, including any such replacement or refinancing facility or other financing arrangements (including indentures) that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance, in whole or in part, such credit facility (or any subsequent replacement thereof) to the extent permitted pursuant to Section 6.01(p) (or any other provision in Section 6.01, so long as, if applicable, any corresponding Lien is permitted by Section 6.02).

“Term Facility Documentation” means the Term Facility and all related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, and any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time).

“Term Loans” shall mean the loans under the Term Facility.

“Term Obligations” means ~~(a)~~ the “Secured Obligations” as defined in the Term Credit Agreement ~~and with respect to any other Term Facility, any equivalent term under such Term Facility, (b) all unpaid principal and accrued and unpaid interest and fees owing respect to any “Incremental Loans” and~~.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Lead Borrower of the occurrence of a Term SOFR Transition Event.

“~~Incremental Equivalent Debt” (each as defined in the Term Credit Agreement or any equivalent term under any documentation governing any Term Facility) and (c) all unpaid principal and accrued and unpaid interest and fees owing with respect to any Refinancing Indebtedness in respect of any or all of the foregoing.~~Term SOFR Transition Event” means the determination by the Administrative Agent, in consultation with the

Lead Borrower, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body and has become the then-prevailing market convention or any evolving market convention that the Administrative Agent and the Lead Borrower reasonably expect to become the prevailing market convention for U.S. dollar-denominated broadly syndicated credit facilities, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Termination Date” means the date that all or any Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees, expenses and other amounts and Obligations payable under any Loan Document, Banking Services Obligations and Hedging Obligations have been paid in full (other than (a) contingent indemnification obligations and (b) Banking Services Obligations or Hedging Obligations that are not being terminated as to which arrangements reasonably satisfactory to the applicable counterparty have been made), all Letters of Credit, Swingline Loans and Protective Advances have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed.

“Test Period” means, as of any date, subject to Section 1.10, the period of four (4) consecutive Fiscal Quarters ~~determined in accordance with, and subject to, Section 1.11(c).~~then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four (4) consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4(d) of Amendment No. 2.

“Threshold Amount” means $~~40,000,000~~50.0 million.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt to (b) Consolidated Adjusted EBITDA, in each case for ~~Holdings~~the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Exposure” means at any time, the sum of the Initial Revolving Credit Exposure and the Additional Revolving Credit Exposure.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, domain names and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business connected to the use of and symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements or dilutions thereof; (d) all rights to sue for past, present, and future infringements or dilutions of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“tranche” has the meaning assigned to such term in Section 2.23(a).

“Transaction Costs” means (a) fees, premiums, penalties, breakage costs, interest expense to satisfy and discharge any securities with a redemption date after the Amendment No. 2 Effective Date, expenses and other transaction costs (including original issue discount or upfront fees)

payable or otherwise borne by Holdings, the Lead Borrower and its subsidiaries or any Parent Company of the Lead Borrower in connection with the Transactions and the transactions contemplated thereby~~.~~ and (b) any payments to be made after the Amendment No. 2 Effective Date from the proceeds of the Revolving Loans, Indebtedness under the Term Credit Agreement, cash on hand of Holdings, the Lead Borrower and its subsidiaries or any Parent Company of the Lead Borrower.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Revolving Loans hereunder, (b) the ~~Refinancing, (c)  the~~ execution, delivery and performance by the Loan Parties of the Term Credit Agreement and the Loan Documents (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date) to which they are a party and the incurrence of Indebtedness under the Term Credit Agreement on the ~~Closing Date and (d~~Amendment No. 2 Effective Date, (c) the Merger and the other transactions contemplated by the Merger Agreement, (d) the Refinancing (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date), (e) the Junior Debentures Redemption (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date), (f) the Trust Preferred Redemption (as defined in the Term Credit Agreement as in effect on the Amendment No. 2 Effective Date), (g) the Landcadia Stock Redemption, (h) the PIPE Investment and (i) the payment of the Transaction Costs. “Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Trust Fund Account” means any account containing Cash and Cash Equivalents consisting solely of Tax and Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Lead Borrower certifying (a) the type and amount of any Tax and Trust Funds contained or held in a Blocked Account, and (b) that (x) the obligation requiring such Tax and Trust Funds is due and payable within 15 Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment.

“Trust Preferred Securities” means the 11.6% trust preferred securities issued by  ~~The~~ Hillman Trust pursuant to an amended and restated declaration of trust, dated September 5, 1997, as amended, revised or modified.

“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the LIBO Rate, ~~the BA Loan~~CDOR Rate, the Canadian Prime Rate, the Canadian Base Rate or the Alternate Base Rate.

“UCC~~” or “Uniform Commercial Code~~” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct

Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any subsidiary of any Borrower designated by the Lead Borrower as an Unrestricted Subsidiary on the ~~Closing~~Amendment No. 2 Effective Date and listed on Schedule 5.10 or after the ~~Closing~~Amendment No. 2 Effective Date pursuant to Section 5.10. “U.S.” means the United States of America.

“US ABL Priority Collateral” means ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) of the US Loan Parties.

“US ~~Borrowers~~Borrower” has the meaning set forth in the preamble hereto.

“US Borrowing Base” means the sum, in Dollars, of the following as set forth in the most recently delivered US Borrowing Base Certificate:

(a)        85% of the US Loan Parties’ Eligible Accounts; plus

(b)        the lesser of (i) 85% of the Net Orderly Liquidation Value of the US Loan Parties’ Eligible Inventory or (ii) 75% of the lower of (A) the market value (on a first in first out basis) and (B) the book value of the US Loan Parties’ Eligible Inventory if such calculation is made at any other time (in each case, as determined by the Lead Borrower in good faith); plus

(c)        solely to the extent the Canadian Borrower elects, in its sole discretion, to cause each of the Canadian Loan Parties to guarantee the US Obligations in accordance with the requirements of Section 5.14 and the definition of “Collateral and Guarantee Requirement” as if it were required to guarantee the US Obligations pursuant to Section 5.12, the positive amount, if any, by which the Canadian Borrowing Base exceeds the total Initial Canadian Revolving Credit Exposure (without giving effect to any increase in the Canadian Borrowing Base pursuant to clause (c) of the definition of “Canadian Borrowing Base”); plus

(d)        100% of Qualified Cash of the US Loan Parties, up to an amount not exceeding $~~20,000,000~~30.0 million in the aggregate; minus

(e)        any Availability Reserve established in connection with the foregoing.

In connection with any Specified Transaction, the US ~~Lead~~ Borrower may submit a US Borrowing Base Certificate reflecting a calculation of the US Borrowing Base that includes Eligible Accounts and Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by US Loan Parties in connection with such Specified Transaction (the “Acquired US Eligible Accounts” and the “Acquired US Eligible Inventory”, respectively) and, from and after the Specified Transaction Date, the US Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired US Eligible Accounts and Acquired US Eligible Inventory, such adjustment to the US

Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to ~~(i)~~, from the Specified Transaction Date until the date that is ninety-one (91) days after the Specified Transaction Date, the aggregate amount of Acquired US Eligible Accounts and Acquired US Eligible Inventory included in the US Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the US Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired US Eligible Accounts and Acquired US Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the ninety-first (91st) day following the Specified Transaction Date (or such later date as the Administrative Agent may agree), the US Borrowing Base shall be calculated without reference to the Acquired US Eligible Accounts and the Acquired US Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired US Eligible Accounts and the Acquired US Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b).

Notwithstanding anything to the contrary herein, (i) for the period from and including the ~~Closing~~Amendment No. 2 Effective Date until the ninetieth (90th) day after the ~~Closing~~Amendment No. 2 Effective Date (or (A) such earlier date on which the US ~~Lead~~ Borrower delivers an inventory appraisal and field examination reasonably satisfactory to the Administrative Agent or (B) such later date as the Administrative Agent agrees to in its Permitted Discretion) and (ii) for purposes of the US Borrowing Base Certificate required to be delivered on or prior to the ~~Closing~~Amendment No. 2 Effective Date~~)~~, the US Borrowing Base shall be ~~$93,750,000~~the US Borrowing Base as specified in the most recent US Borrowing Base Certificate delivered under the Original Credit Agreement; provided that the US Borrowing Base shall be deemed to be $0 if ~~the~~such inventory appraisal and field examination are not delivered by the ninety-first (91st) day after the ~~Closing~~Amendment No. 2 Effective Date (or such later date as the Administrative Agent agrees to in its Permitted Discretion).

“US Borrowing Base Certificate” means a certificate from a Responsible Officer of the Lead Borrower, in substantially the form of Exhibit M, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Lead Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“US Collateral” means any and all property of any US Loan Party subject to a Lien under any Collateral Document and any and all other property of any US Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document, in each case, to secure the US Secured Obligations, other than any Excluded Assets.

“US Concentration Account” has the meaning assigned to such term in Section 5.15(a).

“US Hedge Product Amount” has the meaning assigned to such term in the definition of US Secured Hedging Obligations.

“US LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“US LC Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding US Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to US Letters of

Credit that have not yet been reimbursed at such time. The US LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate US LC Exposure at such time.

“US Letter of Credit Sublimit” means $35.0 million, subject to increase in accordance with Section 2.22.

“US Letters of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(A).

~~“US Letter of Credit Sublimit” means $35,000,000, subject to increase in accordance with Section 2.22.~~

“US Line Cap” means at any time, the lesser of (i) the aggregate Initial US Commitment and (ii) the then-applicable US Borrowing Base.

“US Loan Party” means any Loan Party that is incorporated or organized under the laws of the US, any state thereof or the District of Columbia; provided, that, a US Loan Party will at no time include a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco.

“US Lockbox” has the meaning assigned to such term in Section 5.15(a).

“US Obligations” means all unpaid principal of and accrued and unpaid interest, fees and expenses (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial US Revolving Loans, any Additional Revolving Loans made to the US ~~Borrowers~~Borrower, all US Overadvances, all US Protective Advances, all US LC Exposure, all Swingline Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the US Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Revolving Loan, Overadvance, Protective Advance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“US Overadvance” has the meaning assigned to such term in Section 2.04(a).

“US Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“US Required Lenders” means, at any time, Lenders having Initial US Revolving Credit Exposure or unused Initial US Commitments representing more than 50% of the sum of the total Initial US Revolving Credit Exposure and such unused Initial US Commitments at such time; provided that the Initial US Revolving Credit Exposure and unused Initial US Commitments of any Defaulting Lender shall be disregarding in the determination of the US Required Lenders at any time.

“US Secured Banking Services Obligations” means the Banking Services Obligations of a US Loan Party provided by Secured Banking Services Providers that are not “Banking Services Obligations” as defined in the Term Credit Agreement or any equivalent under the Term Facility.

“US Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) of any US Loan Party under each Hedge Agreement that (a) is in effect on the Closing Date between any US Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the

Closing Date or (b) is entered into after the Closing Date between any US Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such US Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the US ~~Lead~~ Borrower as being a US Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article ~~8~~VIII, Section 9.03 and Section 9.10 as if it were a Lender; provided that for any such US Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable US Loan Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit N notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable US Loan Party that may arise thereunder (the “US Hedge Product Amount”). The US Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and US Loan Party. No US Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“US Secured Obligations” means all Secured Obligations of the US Loan Parties.

“US Security Agreement” means the US ABL Pledge and Security Agreement, dated as of the Closing Date, and as amended and restated as of the Amendment No. 2 Effective Date, substantially in the form of Exhibit J, among the US Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“US Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“US Super Majority Lenders” means, at any time, Lenders having Initial US Revolving Credit Exposure and unused Initial US Commitments representing more than 66-2/3% of the sum of the aggregate Initial US Revolving Credit Exposure and such unused Initial US Commitments of all Lenders at such time; provided that the Initial US Revolving Credit Exposure and unused Initial US Commitment of any Defaulting Lender shall be disregarded in the determination of the US Super Majority Lenders at any time.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

~~“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).~~

“USD LIBOR” means the London interbank offered rate for Dollars.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.          ~~Section 1.02~~ Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Revolving Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan” or “Initial US Revolving Loan”) or by Type (e.g., a “LIBO Rate Revolving Loan”) or by Class and Type (e.g., a “LIBO Rate Initial US Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial US Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial US Revolving Borrowing”).

Section 1.03.          ~~Section 1.03~~ Terms Generally.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b)          The words “include~~,~~”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation~~.~~”. The word “will” shall be construed to have the same meaning and effect as the word “shall~~.~~”.

(c)          Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document (or any Loan Document (as defined in the Term Credit Agreement)) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (ii) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein~~,~~”, “hereof” and “hereunder~~,~~”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (v) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (vi) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (vii) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

(d)          Notwithstanding anything else provided herein or in any other Loan Document, any interest, fee or principal payments on any Indebtedness due and payable (or paid) as of the last Business Day of a calendar month, calendar quarter or calendar year, as applicable, shall be deemed to have been due and payable (or paid) as of the end of the respective fiscal month, Fiscal Quarter or Fiscal Year, as applicable, ended closest to such calendar period for purposes of all calculations of Consolidated First Lien Debt, Consolidated Secured Debt, Consolidated Total Debt and Consolidated Adjusted EBITDA hereunder.

(e)          ~~If (i)~~Notwithstanding anything to the contrary herein or in any other Loan Document, any Default or Event of Default ~~under this Agreement (a “Subject Default”) occurs under any affirmative covenants or obligations under any Loan Documents (other than, for the avoidance of doubt, any payment obligation), (ii) the Lead Borrower has delivered any notice required to be delivered to the Administrative Agent upon obtaining actual knowledge that such Subject Default exists and (iii) (A) the event, condition or inaction giving rise to such Subject Default no longer exists or is continuing, including by virtue of Holdings, the Lead Borrower or applicable Restricted Subsidiary having taken the required action giving rise to such Subject Default or (B) such Subject Default shall otherwise have been cured or waived, then such Subject Default and~~, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” or to “exist” if the events, actions, inactions or conditions that gave rise to such Default or Event of Default have been or are deemed to have been remedied or cured (including by payment, delivering notice or taking any action (including if paid, delivered or taken after the specified time for such action or after the expiration of any grace or cure periods therefor), omitting to take any action or unwinding or modifying any prior action or event to the extent necessary for such action or event to be or have been permitted) or have ceased to exist and the Lead Borrower would otherwise have been in compliance with this Agreement but for such Default or Event of Default and the consequences thereof (any such Default or Event of Default, a “Subject Default”) and upon any Subject Default having been cured, remedied or waived or deemed to no longer to exist or be continuing or to have been remedied or cured, each other Default or Event of Default that may have resulted from the making or deemed making of any representation or warranty ~~as to~~, ~~or~~ the taking of any action or the consummation of any transaction ~~conditioned upon, the absence of any existing or continuing Default or Event of Default, in each case, related to the~~due to the continuation or existence of the Subject Default~~,~~ shall automatically be deemed to have been cured and no longer continuing~~.~~; provided, that the foregoing shall not be applicable with respect to any Default or Event of Default if a “responsible officer” of the Lead Borrower had actual knowledge that such events, actions, inactions or conditions constituted a Default or Event of Default and knowingly failed to give timely notice to the Administrative Agent of such Default or Event of Default required herein.

(f)           In the context of an amalgamation pursuant to the laws of Canada or any province or territory thereof, “the continuing or surviving corporation” shall include the corporation resulting from such an amalgamation.

Section 1.04.          ~~Section 1.04~~ Accounting Terms; GAAP.

(a)          All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting ~~or financial~~ nature that are used in calculating the Fixed Charge Coverage Ratio, the Net Interest ~~Coverge~~Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time (except as otherwise provided in the definition of “GAAP”); provided, that (i) if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes or became effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (ii) if such an amendment is requested by the Lead Borrower or the Required Lenders, then the Lead Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Lead Borrower notifies the Administrative Agent that the Lead Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, thereafter “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Lead Borrower cannot elect to report under GAAP).

(b)          Notwithstanding ~~anything to the contrary contained in~~ paragraph (a) above ~~or in the definition of “~~, solely for purposes of determining the amount any Capital Lease~~”~~, ~~in the event of an~~Consolidated Interest Expense, Consolidated Total Debt and Indebtedness, GAAP shall exclude the accounting ~~change~~treatment requiring all leases to be reflected as liabilities on the balance sheet and capitalized, ~~except as expressly provided in the definition of GAAP with respect thereto,~~and only those leases ~~(assuming for purposes hereof that such leases were in existence on the date hereof)~~ that would constitute Capital Leases in conformity with GAAP ~~on the date hereof~~prior to the implementation of such accounting treatment shall be considered Capital Leases, and all calculations and ~~deliverables~~determinations under this Agreement or any other Loan Document shall be made ~~or delivered, as applicable, in accordance~~in a manner consistent therewith~~.~~

~~Section 1.05 Quebec Terms. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) PPSA shall be deemed to include the Civil Code of Quebec and all references to filing, registering or recording under the UCC or PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “joint and several” shall be deemed to include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (m) “beneficial ownership” shall be deemed to include “ownership”, (n) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatory or prête-nom”, (o) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (p) “lease” shall be deemed to include a “leasing contract”; and (q) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”.~~

Section 1.05.          ~~Section 1.06~~ Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06.         ~~Section 1.07~~ Timing of Payment of Performance.  Subject to the definitions of Interest Payment Date and Interest Period, when payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07.         ~~Section 1.08~~ Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08.          ~~Section 1.09~~ Currency Generally; Exchange Rate.

(a)          ~~For~~Subject to clause (b) of this Section 1.08, for purposes of any determination under Article ~~5~~V, Article ~~6~~VI (other than Section 6.15(a) and the calculation of compliance with any financial ratio ~~for purposes of taking any action hereunder~~) or Article ~~7~~VII with respect to ~~the amount of a~~any Specified Transaction, any other transaction or utilization or other measurement or calculation of any transaction or action in a currency other than Dollars, (i) the Dollar equivalent amount of such Specified Transaction ~~in a currency other than Dollars~~, any other transaction or utilization or other measurement or calculation of any transaction or action shall be calculated based on ~~the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the~~a currency exchange rate determined by the Lead Borrower~~) for such foreign currency, as~~ in good faith in effect ~~at 12:00 p.m. (London time)~~ on the date of such ~~Specified Transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and~~applicable transaction, utilization, measurement or calculation (or such other date as the Lead Borrower determines in good faith is the appropriate calculation date, including, at the election of the Lead Borrower, the applicable LCT Test Date for a Limited Condition Transaction); provided that, in the case of the incurrence of Indebtedness~~, shall be deemed to be on the date first committed~~ under any revolving credit facility, the Lead Borrower may instead elect to use the currency exchange rate in effect on the date such indebtedness was first committed or first incurred (whichever yields the lower Dollar equivalent); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of ~~any Specified Transaction so long as~~ such Specified Transaction ~~was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i)~~, any other transaction or utilization or other measurement or calculation of any transaction or action. For purposes of Section 6.15 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Lead Borrower would not be in compliance with Section 6.15 if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15 if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency effects of any Hedge Agreement permitted hereunder and entered into with respect to the currency exchange risks relating to such Indebtedness), then, solely for purposes of compliance with Section 6.15, the Fixed Charge Coverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09.          ~~Section 1.10~~ Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Revolving Loans with Incremental Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in Canadian Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10.           ~~Section 1.11~~ Certain Conditions, Calculations and Tests.

(a)          Notwithstanding anything to the contrary herein, with respect to any intended acquisition, Investment (other than Investments in a Borrower or any Restricted Subsidiary), Restricted Payment and/or Restricted Debt Payment (each, taken together with any related actions and transactions (including, in the case of any Indebtedness (including any Revolving Loans and Incremental Revolving Facilities), the incurrence, repayment and other intended uses of proceeds), a “Limited Condition Transaction”), to the extent that the terms of this Agreement require satisfaction of, or compliance with, any condition, test or requirement (including satisfaction of, or compliance with, the Payment Conditions, subject to the limitations set forth in the first proviso below), in order to effect, incur or consummate such Limited Condition Transaction (including (w) compliance with any financial ratio or test (including, without limitation, Section 2.22, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio, the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing), 30-Day Average Availability and/or Availability), (x) the making or accuracy of any representations and warranties, (y) the absence of a Default or Event of Default (or any type of Default or Event of Default, including any Specified Default) and/or (z) any other condition, test or requirement), at the election of the Lead Borrower (a “LCT Election”), the date of determination of whether any relevant conditions, tests and requirements are satisfied or complied with shall be made on, and shall be deemed to be, the date (the “LCT Test Date”) that the definitive agreements for such Limited

Condition Transaction are entered into (or, if applicable, delivery of notice of redemption, ~~prepayment~~Prepayment, declaration of dividend or similar event), giving pro forma effect to such Limited Condition Transaction (including any related actions and transactions) pursuant to this Section ~~1.11~~1.10; provided, that with respect to determining the satisfaction of, or compliance with, the Payment Conditions (1) an LCT Election may be made with respect to 30-Day Average Availability and/or Availability solely in connection with Permitted Acquisitions (or similar Investments) and any related actions and transactions, including Indebtedness (including Liens securing such Indebtedness) to be incurred or assumed in connection with Permitted Acquisitions (or similar Investments), but not in connection with Restricted Payments and/or Restricted Debt Payments~~,~~ and (2) if the Lead Borrower has made an LCT Election with respect to any Permitted Acquisition (or similar Investment) that is anticipated to be funded in whole or in part with Revolving Loans hereunder (the Revolving Loans anticipated to be funded in connection therewith, the “Subject Loans”), then the Subject Loans shall be deemed to be outstanding for all purposes of this Agreement (other than the calculation of “Applicable Rate” and “Commitment Fee Rate” and for calculation of interest owing hereunder), including for purposes of determining Availability in connection with any request for a Credit Extension, evaluating whether a Covenant Trigger Period or a Cash Dominion Period has occurred and is continuing and/or determining satisfaction of, or compliance with, the Payment Conditions on a Pro Forma Basis with respect to any unrelated transactions or actions expressly subject to satisfaction of, or compliance with, the Payment Conditions on a Pro Forma Basis on or following the applicable LCT Test Date and prior to the earlier of the date on which such Permitted Acquisition (or similar Investment) is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Permitted Acquisition (or similar Investment) is terminated or expires without consummation of such Permitted Acquisition (or similar Investment); provided that the Lead Borrower shall be entitled to elect to deem the Subject Loans to not be outstanding as set forth above to the extent that the Lead Borrower notifies the Administrative Agent of such election, in which case the related Permitted Acquisition (or similar Investment), and any related incurrence of Indebtedness and Liens, shall be deemed to not be a Limited Condition Transaction for purposes of testing the Payment Conditions thereafter ~~and (3) in no event shall the satisfaction of the conditions to the incurrence of a Credit Extension set forth in Section 4.02 be subject to an LCT Election under this Section 1.11(a) except to the extent the proceeds are to be used to fund, in whole or in part, the Acquisition and payment of related fees and expenses (in which case the applicable Revolving Loans shall be treated as Subject Loans pursuant to the foregoing clause (2))~~. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction and such Limited Condition Transaction (including any related actions and transactions) would be permitted on the LCT Test Date, (i) each such condition, test and requirement shall be deemed satisfied and complied with for all purposes of such Limited Condition Transaction and (ii) any change in status of any such condition, test and requirement between the LCT Test Date and the taking of the relevant actions or consummation of the relevant transactions such that any applicable financial ratios or tests, baskets, conditions, requirements or provisions would be exceeded, breached or otherwise no longer complied with or satisfied for any reason (including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets or the Person subject to such Limited Condition Transaction) shall be disregarded such that all financial ratios or tests, baskets, conditions, requirements or provisions shall continue to be deemed complied with and satisfied for all purposes of such Limited Condition Transaction, all applicable transactions and actions will permitted and no Default or Event of Default shall be deemed to exist or to have occurred or resulted from such change in status or Limited Condition Transaction; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available subsequent to the LCT Test Date, the Lead Borrower may elect, in its sole discretion, to re-determine all financial ratios or tests, baskets, conditions, requirements or provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (B) except as contemplated in the foregoing clause (A), compliance with such financial ratios or tests, baskets, conditions, requirements or provisions shall not be determined or tested at any time for purposes of such Limited Condition Transaction after the applicable LCT Test Date. If the Lead Borrower has made an LCT Election, then in connection with any subsequent calculation of any financial ratios or tests (including any Incurrence-Based Baskets), thresholds and availability (including under any Fixed Basket) under this Agreement with respect to any unrelated transactions or actions on or following the applicable LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any financial ratios or tests, thresholds and availability shall be determined assuming such Limited Condition Transaction (including any related actions and transactions) had been consummated.

(b)          For purposes of determining the permissibility of any action, change, transaction or event or compliance with any term that requires a calculation of any financial ratio or test (including, without limitation, Sections 2.22, 2.23, 6.15, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded)), (i) Specified Transactions that have been made during the applicable Test Period (or, except as provided in Section ~~1.11~~1.10(c), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made) and any Limited Condition Transaction (including any related actions and transactions) shall be calculated on a Pro Forma Basis and be given pro forma effect assuming that all such Specified Transactions (including any related actions and transactions) and Limited Condition Transactions had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets and Consolidated Total Debt, on the last date of the applicable Test Period) in good faith by a Responsible Officer of the Lead Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies projected by the Lead Borrower in good faith in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA” (calculated on a Pro Forma Basis and given pro forma effect as though such “run-rate” cost savings (including sourcing and supply chain savings), operating expense reductions, operating, revenue and productivity improvements and synergies had been realized on the first day of such period for the entirety of such period), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in a manner consistent with, and without duplication of, clause (b)(xi) of the definition of “Consolidated Adjusted EBITDA”, whether through a pro forma adjustment or otherwise, and (ii) any borrowings under any revolving ~~credit facilities~~facility (including the Revolving Facility) made subsequent to the end of the applicable Test Period incurred substantially concurrently with the applicable Specified Transaction or used for working capital needs and capital expenditures shall be disregarded and excluded from such pro forma calculation (other than determinations with respect to the

Borrowing Base and Availability) and the Cash proceeds of any such borrowing shall not be “netted” from such pro forma calculation.

(c)          The calculation of any financial ratio or test (including, without limitation, Sections 2.22 and 2.23, any First Lien Leverage Ratio, any Secured Leverage Ratio, any Total Leverage Ratio, any Fixed Charge Coverage Ratio, any Net Interest Coverage Ratio and/or the amount or percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions of the foregoing and for the avoidance of doubt, notwithstanding clause (k) of the definition of “Consolidated Net Income”, which shall be disregarded), but excluding actual compliance with Section 6.15) shall be based on the most recently ended Test Period for which internal financial statements are available (as determined in good faith by the Lead Borrower)~~.~~; provided, that, for purposes of the definition of “Applicable Rate”, (i) to the extent any Specified Transactions were made subsequent to the end of the applicable Test Period, such Specified Transactions shall not be given pro forma effect or be calculated on a Pro Forma Basis, and (ii) such financial ratio or test shall be based on the most recently ended Test Period for which financial statements have been delivered or are required to be delivered pursuant to Section 5.01(a) or (b) or referred to in Section 4.01(c) of the Term Credit Agreement, as applicable.

(d)          The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Lead Borrower dated such date prepared in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis or being given pro forma effect, the interest on such Indebtedness attributable to any period subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated for as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP. Any calculation of Fixed Charge Coverage Ratio and the Net Interest Coverage Ratio on a Pro Forma Basis will be calculated using an assumed interest rate in determining Consolidated Interest Expense based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Lead Borrower in good faith.

(e)          The increase in amounts secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of Section 6.02.

(f)           For purposes of determining compliance at any time with the provisions of this Agreement, in the event that any Indebtedness (including any Incremental Revolving Facility), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction, as applicable, meets the criteria of more than one category (or subcategory within any category) of exceptions, thresholds, baskets, or other provisions of transactions or items permitted pursuant to any clause of Article VI (other than Sections 6.01(a) and (x)), any component (or subcomponent) in the definition of “Incremental Cap” or any other provision of this Agreement, the Lead Borrower, in its sole discretion, may, at any time, classify or reclassify (on one or more occasions) and/or divide or re-divide (on one or more occasions) such transaction or item (or portion thereof) among one or more such categories of exceptions, thresholds, baskets or provisions, as elected by the Lead Borrower in its sole discretion ~~(other than~~; provided that (i) the Initial Revolving Loans and Term Loans outstanding on the ~~Closing~~Amendment No. 2 Effective Date and any refinancing indebtedness in respect thereof ~~which~~and (ii) no Indebtedness, Lien, Restricted Payment, Restricted Debt Payment or Investment (or any portion of any of the foregoing) that is initially made in reliance on one or more categories of exceptions, thresholds, baskets or provisions (other than a Payment Conditions Basket) may ~~not~~ be reclassified~~)~~ or redivided as having been incurred or made under a Payment Conditions Basket unless the Payment Conditions would have been satisfied, or complied with, at the time of the incurrence or making thereof. It is understood and agreed that any Indebtedness (including any Incremental Revolving Facility), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction need not be permitted solely by reference to one category (or subcategory) of exceptions, thresholds, baskets or provisions permitting such Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Article VI (other than ~~Section~~Sections 6.01(a) and (~~y~~x)), any component (or subcomponent) in the definition of “Incremental Cap” or any other provision of this Agreement, but may instead be permitted in part under any combination thereof. Upon delivery of financial statements following any initial classification and division (or any subsequent reclassification and re-division), if any applicable financial ratios for any Incurrence-Based Baskets would then be satisfied for the incurrence of such Indebtedness (including any Incremental Revolving Facility), Lien, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, any amount thereof under any Fixed Basket shall automatically be deemed reclassified and re-divided as incurred under any available Incurrence-Based Baskets to the extent not previously elected by the Lead Borrower and will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to any available Incurrence-Based Baskets as set forth above without utilization of any Fixed Basket~~.~~; provided that no Indebtedness, Lien, Restricted Payment, Restricted Debt Payment or Investment (or any portion of any of the foregoing) may be subsequently reclassified or re-divided (whether automatically or otherwise) as incurred or made pursuant to a Payment Conditions Basket, unless the Payment Conditions would have been satisfied, or complied with, at the time of the incurrence or making thereof.

(g)          With respect to any amounts incurred or transactions entered into or consummated (including any Indebtedness (including any Incremental Revolving Facility), Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction or other transaction), in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for any portion of such incurrence or transactions (i.e., the portion of such incurrence or transaction in reliance on all Fixed Baskets shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Baskets, but full pro forma effect shall otherwise be given thereto and to all other applicable and related transactions (including, in the case of Indebtedness, the intended use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, but without “netting” the Cash proceeds of such Indebtedness) and all other permitted pro forma adjustments (except that the incurrence of any borrowings under any Additional Revolving Facility incurred substantially concurrently with the applicable transaction shall be disregarded as set forth in Section 1.10(b))) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated (and may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section ~~1.11~~1.10(f)). For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 6.01 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios), but pro forma effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness.

Section 1.11.           ~~Section 1.12~~ Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

Section 1.12.           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.13.           Quebec Terms.       For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) PPSA shall be deemed to include the Civil Code of Quebec and all references to filing, registering or recording under the UCC or PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “joint and several” shall be deemed to include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (m) “beneficial ownership” shall be deemed to include “ownership”, (n) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatory or prête-nom”, (o) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, (p) “lease” shall be deemed to include a “leasing contract”; and (q) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”.

Section 1.14.           ~~Section 1.13~~ Alternate Currencies.

(a)          The Lead Borrower may from time to time request that Revolving Loans and/or Letters of Credit be issued (i) in respect of the US ~~Borrowers~~Borrower, in a currency other than Dollars and (ii) in respect of the Canadian Borrower, in a currency other than Canadian Dollars or Dollars; provided that (i) the requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (ii) any Existing Letter of Credit may be denominated in Canadian Dollars. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders, and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Lenders and the applicable Issuing Bank. The approval of any Alternate Currency may be accompanied by changes to the timing of the delivery of Borrowing Requests, Interest Election Requests and Letter of Credit Request in respect to credit extensions in such Alternate Currency.

(b)          Any such request shall be made to the Administrative Agent not later than 1:00 p.m. ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank in its sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank. Each such Lender (in the case of any such request pertaining to Revolving Loans) or the relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit in the requested currency.

(c)          Any failure by any Lender or the relevant Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in the requested currency. If the Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in the requested currency consent to making Revolving Loans in the requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the Administrative Agent and the relevant Issuing Bank consent to the issuance of Letters of Credit in the requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of the issuance of any Letter of Credit. If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.13, the Administrative Agent shall promptly so notify the Lead Borrower. Notwithstanding anything to the contrary herein, to the extent that the LIBO Rate, the ~~BA~~CDOR Rate and/or the Alternate Base Rate is not applicable to or available with respect to a Revolving Loan to be denominated in an Alternate Currency, the interest rate components applicable to such Alternate Currency shall be separately agreed by the Lead Borrower and the Administrative Agent.

~~Section 1.14 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders if its Stock at such time.~~

ARTICLE II ~~ARTICLE 2~~

THE CREDITS

Section 2.01.           ~~Section 2.01~~ Commitments.

(a)          Subject to the terms and conditions set forth herein, each Lender with an Initial US Commitment severally, and not jointly, agrees to make loans in Dollars and/or any other Alternate Currency to the US ~~Borrowers~~Borrower at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial US Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Initial US Revolving Credit Exposure exceeding the lesser of (A) the Initial US Commitments and (B) the US Borrowing Base, or (ii) such Lender’s Initial US Revolving Credit Exposure exceeding such Lender’s Initial US Commitment.

(b)          Subject to the terms and conditions set forth herein, each Lender with an Initial Canadian Commitment severally, and not jointly, agrees to make loans in Canadian Dollars, Dollars and/or any other Alternate Currency to the Canadian Borrower at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Canadian Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Initial Canadian Revolving Credit Exposure exceeding the lesser of (A) the Initial Canadian Commitments and (B) the Canadian Borrowing Base, or (ii) such Lender’s Initial Canadian Revolving Credit Exposure exceeding such Lender’s Initial Canadian Commitment.

(c)          Subject to the terms and conditions of this Agreement and any applicable Extension Amendment or Incremental Revolving Facility Amendment, each Lender and each Additional Revolving Lender with any Additional Revolving Commitment for a given Class severally, and not jointly, agrees to make Additional Revolving Loans of such Class to the Borrowers, which Revolving Loans shall not exceed for any such Lender or Additional Revolving Lender at the time of any incurrence thereof, the Additional Revolving Commitment of each Class of Lender.

Section 2.02.          ~~Section 2.02~~ Loans and Borrowings.

(a)          Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the relevant Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.24.

(b)          Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of (i) in the case of Revolving Loans denominated in Dollars, ABR Revolving Loans, Canadian Base Rate Revolving Loans or LIBO Rate Revolving Loans, (ii) in the case of Revolving Loans denominated in Canadian Dollars, Canadian Prime Rate Revolving Loans or ~~BA Rate~~CDOR Revolving Loans and (iii) in the case of Revolving Loans denominated in any other currency as the applicable Borrower may request in accordance herewith~~,~~; provided that, each Swingline Loan shall be an ABR Revolving Loan. Each Lender at its option may make any LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Revolving Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan shall be deemed to have been made and held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate ~~Loan or BA Rate~~ Revolving Loan or CDOR Revolving Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the applicable Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan than that to which the applicable Lender was entitled on the date on which such Revolving Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Revolving Loan was made).

(c)          At the commencement of each Interest Period for any Borrowing of LIBO Rate Revolving Loans, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $~~1,000,000~~1.0 million (or, in the case of any LIBO Rate Borrowing denominated in any Alternate Currency, the equivalent of $~~1,000,000~~1.0 million denominated in such currency). Each ABR Revolving Loan and Canadian Base Rate Revolving Loan when made shall be in a minimum principal amount of $100,000; provided that an ABR Revolving Loan or Canadian Base Rate Revolving Loan may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Commitments of the relevant Class or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the commencement of each Interest Period for any Borrowing of ~~BA Rate~~CDOR Revolving Loans, such ~~BA Rate~~CDOR Revolving Loan shall comprise an aggregate principal amount that is an integral multiple of C$100,000 and not less than C$500,000. Each Canadian Prime Rate Revolving Loan when made shall be in a minimum principal amount of C$100,000; provided that a Canadian Prime Rate Revolving Loan may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused balance of the relevant Commitment or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) different Interest Periods in effect for LIBO Rate Borrowings and ~~BA Rate~~CDOR Revolving Loans, respectively, at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d)          Notwithstanding any other provision of this Agreement, no Borrower shall, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Revolving Loan.

Section 2.03. ~~Section 2.03~~ Requests for Borrowings. Each Borrowing, each conversion from one Type to the other, and each continuation of LIBO Rate Revolving ~~Loans or BA Rate~~Loan or CDOR Revolving Loans shall be made upon irrevocable notice by the applicable Borrower (or the Lead Borrower on behalf of the relevant Borrower) to the Administrative Agent (provided that notices in respect of a Revolving Loan Borrowing (x) to be made on the Amendment No. 2 Effective Date may be conditioned on the closing of the Merger and (y) to be made in connection with any permitted acquisition, investment or irrevocable repayment or redemption of Indebtedness may be conditioned on the closing of such acquisition, investment or repayment or redemption of Indebtedness). Each such notice must be in writing and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) not later than (i) 2:00 p.m. ~~(i)~~ three (3) Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Revolving ~~Loans or BA Rate~~Loan or CDOR Revolving Loans (or ~~two~~one (1) Business ~~Days~~Day in the case of any Borrowing of LIBO Rate Loans denominated in Dollars to be made on the ~~Closing~~Amendment No. 2 Effective Date), (ii) 2:00 p.m. four (4) Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Revolving Loans denominated in a currency other than Dollars (or one (1) Business Day in the case of any Borrowing of LIBO Rate Loans denominated in a currency other than Dollars to be made on the ~~Closing~~Amendment No. 2 Effective Date) or (iii) ~~by~~ 11:00 a.m. (x) on the requested date of any Borrowing of ABR Revolving Loans (other than Swingline Loans) and (y) one (1) Business Day prior to the requested Borrowing of Canadian Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that ~~if~~ the applicable Borrower wishes to request LIBO Rate Revolving ~~Loans or BA Rate~~Loan or CDOR Revolving Loans having an Interest Period of other than one~~, two,~~ (1) or three ~~or six~~(3) months in duration as provided in the definition of “Interest Period~~,~~”, (A) the applicable notice from the applicable Borrower (or the Lead Borrower on its behalf) must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation (or such later time as shall be reasonably acceptable to the Administrative Agent), ~~conversion or continuation,~~ whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to them and (B) not later than 12:00 p.m. ~~(Noon)~~ three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower whether or not the requested Interest Period is available to the appropriate Lenders. Each written notice with respect to a Borrowing by the applicable Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)          the identity of the Borrower;

(b)          the Class of such Borrowing;

(c)          the aggregate amount of the requested Borrowing;

(d)          the currency of such Borrowing;

(e)          the date of such Borrowing, which shall be a Business Day;

(f)           whether such Borrowing is to be an ABR Borrowing, a LIBO Rate Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing or a ~~BA~~CDOR Rate Borrowing;

(g)          in the case of a LIBO Rate Borrowing or ~~BA~~a CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(h)          the location and number of the applicable Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If, with respect to Revolving Loans denominated in Canadian Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Rate Borrowing. If, with respect to Revolving Loans denominated in Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing or Canadian Base Rate Borrowing, as applicable.  Revolving Loans denominated in any Alternate Currency shall be LIBO Rate Borrowings. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Revolving Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, no later than one (1) Business Day following receipt of a Borrowing Request in accordance with this Section 2.03. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the currency in which such Revolving Loan was originally denominated and re-borrowed in the relevant other currency.

Section 2.04.          ~~Section 2.04~~ Overadvances.

(a)          Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial US Revolving Credit Exposure to the US ~~Borrowers~~Borrower exceeds the US Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to the US ~~Borrowers~~Borrower, on behalf of the relevant Lenders (any such Revolving Loan, a “US Overadvance”); provided that, no US Overadvance shall result in a Default or Event of Default for as long as such US Overadvance remains outstanding in accordance with the terms of this paragraph. US Overadvances shall be denominated in Dollars shall be ABR Borrowings. The authority of the Administrative Agent to make US Overadvances is limited to an aggregate amount not to exceed, when taken together with any US Protective Advances, 10% of the US Borrowing Base in effect at such time; provided that, the US Required Lenders may at any time revoke the Administrative Agent’s authorization to make US Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative

Agent’s receipt thereof; provided that, the US Required Lenders may at any time restore the Administrative Agent’s authorization to make US Overadvances by written notice to the Administrative Agent thereof. Each US Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) thirty (30) days after the date on which such US Overadvance is made; it being understood and agreed that no US Overadvance shall cause the Initial US Revolving Credit Exposure of any Initial US Revolving Lender to exceed such Initial US Revolving Lender’s Initial US Commitment.

(b)          Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial Canadian Revolving Credit Exposure to the Canadian Borrower exceeds the Canadian Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to the Canadian Borrower, on behalf of the relevant Lenders (any such Revolving Loan, a “Canadian Overadvance”); provided that, no Canadian Overadvance shall result in a Default or Event of Default for as long as such Canadian Overadvance remains outstanding in accordance with the terms of this paragraph. Canadian Overadvances shall be denominated in Dollars or Canadian Dollars. Any Canadian Overadvance denominated in Dollars shall be a Canadian Base Rate Borrowing. Any Canadian Overadvance denominated in Canadian Dollars shall be a Canadian Prime Rate Borrowing. The authority of the Administrative Agent to make Canadian Overadvances is limited to an aggregate amount not to exceed, when taken together with any Canadian Protective Advances, 10% of the Canadian Borrowing Base in effect at such time; provided that, the Canadian Required Lenders may at any time revoke the Administrative Agent’s authorization to make Canadian Overadvances.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof; provided that, the Canadian Required Lenders may at any time restore the Administrative Agent’s authorization to make Canadian Overadvances by written notice to the Administrative Agent thereof.~~.~~ Each Canadian Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) 30 days after the date on which such Canadian Overadvance is made; it being understood and agreed that no Canadian Overadvance shall cause the Initial Canadian Revolving Credit Exposure of any Initial Canadian Revolving Lender to exceed such Initial Canadian Revolving Lender’s Initial Canadian Commitment.

(c)          Upon the making of any Overadvance, each relevant Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in the relevant US Overadvance or Canadian Overadvance, as applicable, in proportion to its Applicable Percentage and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

(d)          Each US Overadvance shall be secured by the Lien on the US Collateral in favor of the Administrative Agent and shall constitute a US Obligation hereunder.  Each Canadian Overadvance shall be secured by the Lien on the Canadian Collateral in favor of the Administrative Agent and shall constitute a Canadian Obligation. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion.

Section 2.05.           ~~Section 2.05~~ Letters of Credit.

(a)          ~~General.~~ Subject to the terms and conditions set forth herein,

(i)    in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.05,

(A)  each Issuing Bank with an Initial US Commitment from time to time on any Business Day during the period from the Closing Date to the fifth (5th) Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the ~~applicable~~ US Borrower, agrees to issue letters of credit, including standby and documentary letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments issued for the account of ~~such~~the US Borrower (or any Restricted Subsidiary; provided that, other than with respect to the Existing Letters of Credit, ~~a~~the US Borrower will be the applicant) (the “US Letters of Credit”), to amend or renew US Letters of Credit previously issued by it, in accordance with Section 2.05(b) and to honor drafts under the US Letters of Credit; provided, that no Issuing Bank shall be required to issue Letters of Credit other than standby Letters of Credit.

(B)  each Issuing Bank with an Initial Canadian Commitment from time to time on any Business Day during the period from the Closing Date to the fifth (5th) Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the Canadian Borrower agrees, to issue letters of credit, including standby and documentary letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments issued for the account of the Canadian Borrower (or any Restricted Subsidiary; provided that the Canadian Borrower will be the applicant) (such Letters of Credit, the “Canadian Letters of Credit”), to amend or renew Canadian Letters of Credit previously issued by it, in accordance with Section 2.05(b) and to honor drafts under the Canadian Letters of Credit; provided, that no Issuing Bank shall be required to issue Letters of Credit other than standby Letters of Credit, and

(ii)   the Lenders severally agree to participate in the applicable Letters of Credit issued pursuant to Section 2.05(d).

~~On~~Notwithstanding the foregoing, on and after the Closing Date, each Existing Letter of Credit shall be deemed to be a US Letter of Credit issued hereunder for all purposes under this Agreement and the other Loan Documents~~.~~ and, to the extent any Existing Letter of Credit was issued for the account of The Hillman Companies, Inc., the US Borrower shall be deemed to be the applicant (including for purposes of any amendments, renewals and extensions and reimbursement obligations with respect thereto).

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, (x) in the case of any Letter of Credit requested in US Dollars or Canadian Dollars, at least three (3) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Closing Date, one (1) Business Day prior to the Closing Date) and (y) in the case of any Letter of Credit requested in any other currency, at least five (5) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit B-2 attached hereto (the “Letter of Credit Request”). To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the applicable Borrower shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three (3) Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for the issuance, amendment, extension or renewal of any Letter of Credit must be accompanied by such other information as shall be reasonably requested by the applicable Issuing Bank to issue, amend, extend or renew such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by any Borrower with the applicable Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). A Letter of Credit may be issued, amended, extended or renewed only if (and on the issuance, amendment, extension or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal, (i) in the case of a US Letter of Credit, the US LC Exposure does not exceed the US Letter of Credit Sublimit, (ii) in the case of a Canadian Letter of Credit, the Canadian LC Exposure does not exceed the Canadian Letter of Credit Sublimit, (iii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans plus (y) the aggregate amount of all LC Obligations would not exceed the Aggregate Commitment, (iv) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made to the US ~~Borrowers~~Borrower plus (y) the aggregate amount of all LC Obligations in respect of US Letters of Credit would not exceed the US Line Cap and (v) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made to the Canadian Borrower plus (y) the aggregate amount of all LC Obligations in respect of Canadian Letters of Credit would not exceed the Canadian Line Cap. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Expiration Date.  No Letter of Credit shall expire later than the earlier of (A) the date that is one year (or, in the case of documentary Letters of Credit, one hundred eighty (180) days) after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Initial Revolving Credit Maturity Date; provided that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date delayed) and the relevant Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(ii)          Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten (10) days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten (10) days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Lead Borrower shall be entitled to appoint any Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

(j)    Cash Collateralization.

(i)           If any Event of Default exists, then on the Business Day that the Borrowers receive notice from the Administrative Agent at the direction of the Required Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j),

(A)  the US ~~Borrowers~~Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “US LC Collateral Account”), an amount in Cash equal to 101% of the US LC Exposure as of such date (minus the amount then on deposit in the US LC Collateral Account), and

(B)  the Canadian Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “Canadian LC Collateral Account”), an amount in Cash equal to 101% of the Canadian LC Exposure as of such date (minus the amount then on deposit in the Canadian LC Collateral Account), provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the applicable Borrower described in Section 7.01(f) or (g).

(ii)          Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the applicable Obligations of the relevant Borrower in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrowers hereby grant the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the applicable LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the

Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of the Required Lenders) be applied to satisfy other Secured Obligations. If any Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the applicable Borrower promptly but in no event later than three Business Days after such Event of Default has been cured or waived.

Section 2.06.         ~~Section 2.06~~ Protective Advances.

(a)   Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by each Borrower and each Lender from time to time in its sole discretion (but without any obligation to do so) to make Initial US Revolving Loans (any such Initial US Revolving Loan made pursuant to this Section 2.06(a), a “US Protective Advance”) and Initial Canadian Revolving Loans (any such Initial Canadian Revolving Loan made pursuant to this Section 2.06(a), a “Canadian Protective Advance” and, together with any US Protective Advance together, the “Protective Advances”) to any applicable Borrower on behalf of the Lenders of the relevant Class at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the relevant Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the relevant Revolving Loans and other relevant Secured Obligations or (iii) to pay any other amount chargeable to or required to be paid by the relevant Borrower or any other Loan Party pursuant to the terms of this Agreement or any other Loan Document, including any payment of any reimbursable expense (including any expense described in Section 9.03) and any other amount that, in each case is then due and payable under any Loan Document and not the subject of a good faith dispute by the relevant Loan Party. All Protective Advances denominated in Dollars shall be ABR Borrowings or Canadian Base Rate Borrowings, as applicable, and all Protective Advances denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings. No Protective Advance may be made if, after giving effect thereto, (i) the aggregate amount of outstanding Protective Advances and Overadvances would exceed 10% of the Borrowing Base, (ii) the Total Revolving Credit Exposure would exceed the Aggregate Commitment, (iii) in the case of a US Protective Advance, any Lender’s Initial US Revolving Credit Exposure would exceed such Lender’s Initial US Commitment or (iv) in the case of a Canadian Protective Advance, any Lender’s Initial Canadian Revolving Credit Exposure would exceed such Lender’s Initial Canadian Commitment.

(b)   Each US Protective Advance shall be secured by the Liens on the US Collateral in favor of the Administrative Agent and shall constitute a US Obligation hereunder. Each Canadian Protective Advance shall be secured by the Liens on the Collateral in favor of the Administrative Agent and shall constitute a Canadian Obligation. Each Protective Advance shall be repaid by the applicable Borrower upon the earliest of (i) demand by the Administrative Agent, (ii) the next succeeding Maturity Date and (iii) the date that is thirty (30) days after such Protective Advance is made.  The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the

Lenders to make an Initial US Revolving Loan or an Initial Canadian Revolving Loan, as applicable, to repay any US Protective Advance or Canadian Protective Advance, respectively.

(c)   Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender of the relevant Class shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such US Protective Advance or Canadian Protective Advance, as applicable, in proportion to its Applicable Percentage, and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

Section 2.07.          ~~Section 2.07~~ Funding of Borrowings.

(a)   Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) 2:00 p.m. New York City time for Revolving Loans denominated in Dollars, (y) 10:00 a.m. New York City time for Revolving Loans denominated in an Alternate Currency or (z) 2:00 p.m. New York City time for Revolving Loans denominated in Canadian Dollars, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage (other than in respect of Swingline Loans); provided that Swingline Loans shall be made as provided in Section 2.24. The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the applicable Borrower; provided that any Revolving Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)   Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or, (x) with respect to any amount denominated in Canadian Dollars, the Canadian Prime Rate, or (y) with respect to any amount denominated in an Alternate Currency, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to Revolving Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing and the applicable Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the applicable Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such

Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08.          ~~Section 2.08~~ Type; Interest Elections.

(a)          Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08; provided that Revolving Loans denominated in any Alternate Currency shall be LIBO Rate Borrowings at all times. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders for the relevant Class based upon their Applicable Percentages for such Class and the Revolving Loans of such Class comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)          To make an election pursuant to this Section 2.08, the applicable Borrower (or the Lead Borrower on its behalf) shall notify the Administrative Agent of such election in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tiff”)) by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower (or the Lead Borrower on its behalf) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be an ABR Borrowing, a LIBO Rate Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing or a ~~BA~~CDOR Rate Borrowing; and

(iv)         if the resulting Borrowing is a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, as applicable, with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing and ~~BA~~CDOR Rate Borrowing shall be converted to an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, at the end of the then-current Interest Period applicable thereto (except, in either case, that Revolving Loans denominated in any Alternate Currency shall be comprised of LIBO Rate Revolving Loans).

Section 2.09.          ~~Section 2.09~~ Termination and Reduction of Commitments.

(a)          Unless previously terminated, the Initial Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date.

(b)          Upon delivering the notice required by Section 2.09(d), the Lead Borrower may at any time terminate the Commitments of any Class upon (i) the payment in full in Cash of all outstanding Revolving Loans of such Class, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit of such Class (or alternatively, with respect to each outstanding Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or, if reasonably satisfactory to the applicable Issuing Bank, a backup standby letter of credit) equal to 100% of the relevant LC Exposure (minus the amount then on deposit in the US LC Collateral Account or Canadian LC Collateral Account, as applicable) as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other non-contingent Obligations with respect to the Revolving Facility of such Class then due, together with accrued and unpaid interest (if any) thereon.

(c)          Upon delivering the notice required by Section 2.09(d), the Lead Borrower may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $~~1,000,000~~1.0 million and not less than $~~1,000,000~~1.0 million and (ii) the Lead Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans and Swingline Loans in accordance with Section 2.10 or Section 2.11 or any Reallocation in accordance with Section 2.25, the aggregate Initial US Revolving Credit Exposure would exceed the US Line Cap or the Initial Canadian Revolving Credit Exposure would exceed the Canadian Line Cap.

(d)          The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section 2.09 in writing at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Lead Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions or contingencies, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any effective termination or reduction of the Commitments pursuant to this Section 2.09(d) shall be permanent. Upon any reduction of the Commitments, the ~~Commitment~~Commitments of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

Section 2.10.         ~~Section 2.10~~ Repayment of Revolving Loans; Evidence of Debt.

(a)          (i)           (A)         The US ~~Borrowers~~Borrower hereby unconditionally ~~promise~~promises to pay in Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial US Revolving Lender, the then-unpaid principal amount of each Initial US Revolving Loan made by such Initial US Revolving Lender to the US ~~Borrowers~~Borrower on the Maturity Date applicable thereto.

(B)  The US ~~Borrowers~~Borrower hereby unconditionally promise to pay in Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Additional Revolving Lender, the then unpaid principal amount of each Additional Revolving Loan made by such Additional Revolving Lenders to the US ~~Borrowers~~Borrower on the Maturity Date applicable thereto.

(ii)   (A)         The Canadian Borrower hereby unconditionally promises to pay in Canadian Dollars, Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial Canadian Revolving Lender, the then-unpaid principal amount of each Initial Canadian Revolving Loan made by such Initial Canadian Revolving Lender to such Canadian Borrower on the Maturity Date applicable thereto.

(B)  The Canadian Borrower hereby unconditionally promises to pay in Canadian Dollars, Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Additional Revolving Lender, the then unpaid principal amount of each Additional Revolving Loan made by such Additional Revolving Lenders to the Canadian Borrower on the Maturity Date applicable thereto.

(iii)  The US ~~Borrowers~~Borrower hereby unconditionally promise to pay to the Swingline Lender, the then-unpaid principal amount of each Swingline Loan on the Latest Maturity Date.

(iv)         Each Revolving Loan shall be repaid in the currency in which it was made.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts (which shall be part of the Register) in which it shall record (i) the amount of each Revolving Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s and Issuing ~~Banks’~~Bank’s share thereof.

(d)          The entries made in the accounts maintained in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain accounts pursuant to Sections 2.10(c) and 2.10(d) or any manifest error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Revolving Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern.

(e)          Any Lender may request that Revolving Loans made by it be evidenced by a Promissory Note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to such Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).

Section 2.11.          ~~Section 2.11~~ Prepayment of Revolving Loans.

(a)   Optional Prepayments.

(i)           Upon prior notice in accordance with paragraph (a)(ii) of this Section 2.11, the Borrowers shall have the right at any time and from time to time to prepay (in accordance with Section 2.18(a)), in Dollars, Canadian Dollars or the relevant Alternate Currency, as applicable, any Borrowing of Revolving Loans of any Class, in whole or in part without premium or penalty (but subject to Section 2.16); provided that after the establishment of any Additional Revolving Facility, any such prepayment of any Borrowing of Additional Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, and/or 2.23, as applicable. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class of Revolving Loans being prepaid.

(ii)          The Lead Borrower shall notify the Administrative Agent in writing of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a LIBO Rate Borrowing or ~~BA~~CDOR Rate Borrowing, not later than 1:00 p.m. three (3) Business Days before the date of prepayment~~,~~ or (B) in the case of a prepayment of an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, not later than 12:00 p.m. ~~(Noon)~~ on the day of prepayment. Each such notice shall be irrevocable (except as set forth in the proviso to this sentence)

and shall specify the prepayment date and the principal amount of each Borrowing or portion or each relevant Class to be prepaid; provided that a notice of prepayment delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Each prepayment of Revolving Loans made pursuant to this Section 2.11(a) shall be applied to the Class of Revolving Loans specified in the applicable prepayment notice.

(iii)         Subject to Section 5.15(g), during the continuance of a Cash Dominion Period and following delivery by the Administrative Agent of notice to the Lead Borrower, on each Business Day, at or before 1:00 p.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Secured Obligations (x) to the extent such funds constitute US Collateral, in accordance with Section 2.18(b)(i) (other than in respect of Secured Hedging Obligations and Secured Banking Services Obligations), and (y) to the extent such funds constitute Canadian Collateral, in accordance with Section 2.18(b)(ii) (other than in respect of Secured Hedging Obligations and Secured Banking Services Obligations).

(b)          Mandatory Prepayments.

(i)           Except for Protective Advances and Overadvances, on each day (including, on any Revaluation Date (after giving effect to the determination of the Outstanding Amount of each Revolving Loan and the LC Exposure)) on which (A) the Initial US Revolving Credit Exposure exceeds the US Line Cap, the US ~~Borrowers~~Borrower shall, within one (1) Business Day following receipt of notice from the Administrative Agent, prepay Initial US Revolving Loans (or, if there are no Initial US Revolving Loans outstanding at the relevant time, Cash collateralize outstanding US Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Initial US Revolving Credit Exposure (calculated, for this purpose, as if any US LC Exposure so Cash collateralized is not Initial US Revolving Credit Exposure) such that the Initial US Revolving Credit Exposure does not exceed the US Line Cap, (B) the Initial Canadian Revolving Credit Exposure exceeds the Canadian Line Cap, the Canadian Borrower shall, within one (1) Business Day following receipt of notice from the Administrative Agent, prepay Initial Canadian Revolving Loans (or, if there are no Initial Canadian Revolving Loans outstanding at such time, Cash collateralize outstanding Canadian Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Initial Canadian Revolving Credit Exposure (calculated, for this purpose, as if any Canadian LC Exposure so Cash collateralized is not Initial Canadian Revolving Credit Exposure) such that the Initial Canadian Revolving Credit Exposure does not exceed the Canadian Line Cap, or (C) the Total Revolving Credit Exposure exceeds the Line Cap, the Lead Borrower shall, within one (1) Business Day following receipt of notice from the Administrative Agent, prepay Revolving Loans (or, if there are no Revolving Loans outstanding at such time, Cash collateralize outstanding Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Total Revolving Credit Exposure such that the Total Revolving Credit Exposure does not exceed the Line Cap.

(ii)          [Reserved].

(iii)         Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(iv)         Notwithstanding anything in this Section 2.11 to the contrary, funds received from or held by any Canadian Loan Party or from the proceeds of Canadian Collateral shall be applied only to the payment of Canadian Obligations and shall not be applied to the payment of US Obligations.

Section 2.12.          ~~Section 2.12~~ Fees.

(a)          The applicable Borrower agrees to pay to the Administrative Agent for the ~~applicable~~ account of each Initial Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate per annum on the average daily amount of the unused Initial Commitment of such Initial Revolving Lender during the period from and including the Closing Date to the date on which such Initial Revolving Lender’s Initial ~~Commitments terminate~~Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended (commencing on June 30, 2018) and on the date on which the Initial Commitments terminate. For purposes of calculating the commitment fee only, the Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Commitment of such Class, and no portion of the Commitment of any Class shall be deemed used as a result of outstanding Swingline Loans.

(b)          Subject to Section 2.21, the US ~~Borrowers agree~~Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each US Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBO Rate Revolving Loans on the daily face amount of such Lender’s US LC Exposure in respect of such US Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of US Letters of Credit), during the period from and including the Closing Date to the later of the date on which such Lender’s Initial US Commitment terminates and the date on which such Lender ceases to have any US LC Exposure in respect of such US Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each US Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such US Letter of Credit to the expiration date of such US Letter of Credit (or if terminated on an earlier date, to the termination date of such US Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the ~~applicable~~ US Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such US Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any US Letter of Credit or processing of drawings thereunder.

(c)          Subject to Section 2.21, the Canadian Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Canadian Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to ~~BA Rate~~CDOR Revolving Loans on the daily face amount of such Lender’s Canadian LC Exposure in respect of such Canadian Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Canadian Letters of Credit), during the period from and including the Closing Date to the later of the date on which such Lender’s Initial Canadian Commitment terminates and the date on which such Lender ceases to have any Canadian LC Exposure in respect of such Canadian Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Canadian Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Canadian Letter of Credit to the expiration date of such Canadian Letter of Credit (or if terminated on an earlier date, to the termination date of such Canadian Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the Canadian Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such Canadian Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Canadian Letter of Credit or processing of drawings thereunder.

(d)          Participation fees and fronting fees accrued to, but excluding, the last Business Day of each March, June, September and December shall be payable in arrears for the quarterly period then ended on the last Business Day of such calendar quarter; provided that all such fees shall be payable on the date on which the Initial Commitments terminate, and any such fees accruing after the date on which the Initial Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 2.12 shall be payable within thirty (30) days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(e)          The Borrowers agree to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by ~~any~~the Lead Borrower and the Administrative Agent in writing.

(f)           All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances except as otherwise provided in the ~~Engagement~~Fee Letter. Fees payable hereunder shall accrue to, but excluding, the applicable fee payment date.

(g)          Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.          ~~Section 2.13~~ Interest.

(a)          The Revolving Loans (including Swingline Loans) that are denominated in Dollars and comprise each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Revolving Loans that are denominated in Dollars or any Alternate Currency and comprise each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          The Revolving Loans that are denominated in Canadian Dollars and comprise each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d)          The Revolving Loans that are denominated in Dollars and comprise each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Rate.

(e)          The Revolving Loans that are denominated in Canadian Dollars and comprise each ~~BA~~CDOR Rate Borrowing shall bear interest at the ~~BA~~CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(f)           Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Revolving Loan, any LC Disbursement or any fee payable by any Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Loan (including Swingline Loans) or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Revolving Loan (including Swingline Loans) or LC Disbursement, as provided in the preceding paragraphs of this Section 2.13, Section 2.05(h) or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(~~e~~d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(g)          Accrued interest on each Revolving Loan (including Swingline ~~Loan~~Loans) shall be payable in arrears on each Interest Payment Date for such Revolving Loan (including Swingline ~~Loan~~Loans) and on the Initial Revolving Credit Maturity Date or upon the termination of the Commitments or any Additional Revolving Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (~~e~~f) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan or Additional Revolving Loan (other than a prepayment of an ABR Revolving Loan, Canadian Prime Rate Revolving Loan or Canadian Base Rate Revolving Loan prior to the termination of the relevant revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate ~~Revolving Loan or BA Rate Revolving Loan~~Borrowing or CDOR Rate Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan or Additional Revolving Loan shall be payable on the effective date of such conversion.

(h)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Revolving Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and interest computed for Canadian Base Rate Revolving Loans, Canadian Prime Rate Revolving Loans and ~~BA Rate~~CDOR Revolving Loans shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, Canadian Base Rate, ~~BA~~CDOR Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Revolving Loan for the day on which ~~the~~such Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which ~~the~~such Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.  Each Canadian Loan Party confirms that it understands and is able to calculate the rate of interest applicable to the Canadian Secured Obligations based on the methodology for calculating per annum rates provided in this Agreement. Each Canadian Loan Party irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Loan Parties as required pursuant to Section 4 of the Interest Act (Canada).

~~Section 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing or for a BA Rate Borrowing:~~

~~(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or BA Rate, as applicable, for such Interest Period; or~~

~~(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate or BA Loan Rate for such Interest Period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Loans included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall promptly give notice thereof to the Lead Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing or BA Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable (or, in the case of a pending request for a Borrowing denominated in any Alternate Currency, the Lead Borrower and the Lenders shall establish a mutually acceptable alternative rate) on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing or BA Rate Borrowing, such Borrowing shall be made as an ABR Borrowing, Canadian Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable (or, in the case of a pending request for a Borrowing denominated in any Alternate Currency, the Lead Borrower and the Lenders shall establish a mutually acceptable alternative rate).~~

Section 2.14.          Benchmark Replacement Setting.

(a)          Benchmark Replacement.

(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than any Benchmark Replacement Conforming Changes made pursuant to clause (ii) below) and (B) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than any Benchmark Re-placement Conforming Changes made pursuant to clause (ii) below) so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(ii)   Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Lead Borrower a Term SOFR Notice.

(b)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Lead Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (5) the commencement or conclusion of any

Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Lead Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(d)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and in consultation with the Lead Borrower or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of in-formation announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)          Benchmark Unavailability Period. Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Lead Borrower may revoke any request for a LIBO Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Revolving Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 2.15.         ~~Section 2.15~~ Increased Costs.

(a)    If any Change in Law:

(i)    imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or Issuing Bank, or

(ii)   subjects any Lender ~~or~~, Issuing Bank or the Administrative Agent to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, loan principal,

letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii)         imposes on any Lender or the Issuing Bank or the London or Canadian interbank market any other condition (other than Taxes) affecting this Agreement, ~~BA Rate~~CDOR Revolving Loans or the LIBO Rate Revolving Loans made by any Lender or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any ~~BA Rate~~CDOR Revolving Loan or LIBO Rate Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any ~~BA Rate~~CDOR Revolving Loan or LIBO Rate Revolving Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within thirty (30) days after the Lead Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the applicable Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender or Issuing Bank becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) of Section 2.15(a) ~~above~~ resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b)   If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit, held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (other than due to Taxes~~, which, except to the extent described in Section 2.15(a)(ii), shall be dealt with exclusively pursuant to Section 2.17~~) (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s ~~or Issuing Bank’s~~ holding company with respect to capital adequacy), then within thirty (30) days of receipt by the Lead Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)   A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.

(d)   Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or Issuing Bank notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.          ~~Section 2.16~~ Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section 2.19, then, in any such event, the Lead Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a LIBO Rate Revolving Loan or ~~BA Rate~~CDOR Revolving Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the LIBO Rate ~~or BA Rate~~ Revolving Loan or CDOR Revolving Rate Loan, as applicable, that would have been applicable to such Revolving Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market or the Canadian market for bankers’ acceptances, as applicable; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Lead Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

Section 2.17.         ~~Section 2.17~~ Taxes.

(b)          ~~(a) All~~Any and all payments made by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable ~~Requirement~~Requirements of Law ~~requires~~require the deduction or withholding of any Tax from any such payment, then (i) the applicable withholding agent shall be entitled to make such deduction or withholding, (ii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law, and (iii) if such Tax is an Indemnified Tax ~~and/~~or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender~~,~~ or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made~~, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.~~.

(c)          In addition, and without duplication of other amounts payable by a Loan Party under this Section 2.17, the applicable Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(d)          ~~Each~~The applicable Loan Party shall ~~severally~~ indemnify the Administrative Agent and each Lender within thirty (30) days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable~~,~~ (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender), and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(~~g~~h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent (on its own behalf or on behalf of a Lender), as applicable, shall deliver a certificate to the Lead Borrower ~~(i)~~ setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability ~~and (ii) certifying that it is generally charging the relevant amounts to similarly situated borrowers~~, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), ~~the~~a Loan ~~Parties~~Party shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes ~~incurred~~, to the extent the Administrative Agent or ~~the relevant~~such Lender fails to notify the ~~relevant Loan Party~~Lead Borrower of the indemnification claim within one hundred eighty (180) days after the Administrative Agent or such Lender receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such indemnification claim.

(e)          To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason, and in any event including: (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting or expanding the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(f)           As soon as practicable after any payment of ~~Indemnified Taxes or Other~~ Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(g)          Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation as the Lead Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender hereby authorizes the Administrative Agent to deliver to the Lead Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.17(f).

(ii)   Without limiting the generality of the foregoing, with respect to a Revolving Loan or Commitment extended to the US Borrower only:

(A)         each Lender that is not a Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         each Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Lead Borrower and the Administrative Agent ~~(in such number of copies as shall be requested by the recipient)~~ on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two (~~x~~2) ~~with respect to payments of interest under any Loan Document,~~ executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to ~~the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of~~ such tax treaty;

(2)          two (2) executed copies of IRS Form W-8ECI or W-8EXP;

(3)          in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit ~~L-~~J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10~~-~~ percent shareholder” of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” ~~related to the Lead Borrower, as~~ described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)          to the extent any Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8EXP, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance

Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;

(C)         each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and the Administrative Agent ~~(in such number of copies as shall be requested by the recipient)~~ on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two (2) executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to any Lender under any Loan Document would be subject to ~~U.S. federal withholding~~ Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the ~~date of this Agreement~~Amendment No. 2 Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(h)          On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or if any form or certification it previously delivered expires or becomes obsolete), the Administrative Agent will deliver to the Lead Borrower either(i) an executed copy of IRS Form W-9, or (ii) (x) with respect to any amounts received ~~for~~on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Lead Borrower in its capacity as Administrative Agent, as applicable. The

Administrative Agent shall promptly notify the Lead Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(i)           If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent~~,~~ or such Lender~~,~~ agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (~~g~~h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (~~g~~h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts ~~giving rise~~with respect to such ~~refund~~Tax had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(j)           Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k)          Defined Terms. For purposes of this Section 2.17, (i) the term “Requirements of Law” includes FATCA and (ii) the term “Lender” includes any Issuing Bank and any Swingline Lender.

Section 2.18.          ~~Section 2.18~~ Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)          Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of ~~LC Disbursements~~LCs or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by ~~2:00~~3:00 p.m.) on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until deemed received. ~~If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the~~

~~next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.~~ All such payments shall be made to the Administrative Agent to the applicable account designated to the Lead Borrower by the Administrative Agent, except that payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except payments made pursuant to Sections 2.12(b)(ii) ~~and~~, 2.12(c)(ii), 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. Unless ~~other~~otherwise specified herein all payments (including any principal, accrued interest, fees or other obligations otherwise accruing or becoming due) hereunder shall be made in (x) Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Dollars, (y) Canadian Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Canadian Dollars, and (z) the applicable Alternate Currency, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in such Alternate Currency. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)          Application of Proceeds.

(i)           Subject in all respects to the provisions of the ABL Intercreditor Agreement, all proceeds of US Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the US Revolving Loans have been accelerated hereunder pursuant to Section 7.01 or otherwise received in connection with any foreclosure on or other exercise of remedies with respect to the US Collateral pursuant to the US Collateral Documents~~,~~ shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on US Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the US Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the Borrowers constituting US Secured Obligations, third, on a pro rata basis in accordance with the amounts of such US Secured Obligations owed to the Secured Parties on the date of any such distribution, toward the payment of US Protective Advances and US Overadvances then due from the Borrowers constituting US Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of the US Secured Obligations (other than any Secured Obligations incurred after the ~~date hereof~~Amendment No. 2 Effective Date that are either junior in right of payment or are secured by a Lien that is junior to the Liens securing the US Secured Obligations) (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of (x) the US Secured Obligations (other than US Secured Hedging Obligations constituting Canadian Secured Obligations (other than those covered in clause fourth above) and sixth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct.

(c)          Subject to Section 2.26, if any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in LC Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender with Revolving Loans or participations in LC Disbursements of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans or participations in LC Disbursements of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22 or 2.23. If any Lender obtains payment (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans or participation in LC Disbursements of any Class that is junior in right of payment to any other Class of Revolving Loans or participation in LC Disbursements that has not been repaid in full, such Lender shall promptly remit such payment to the Administrative Agent for application is accordance with clause (b). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d)          Unless the Administrative Agent has received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or ~~any~~ Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative

Agent, at the greater of the Federal Funds Effective Rate (or (A) in the case of any Letter of Credit issued on account of the Canadian Borrower denominated in Canadian Dollars, the Canadian Prime Rate, and (B) in the case of any Letter of Credit denominated in any Alternate Currency, the Administrative Agent’s customary rate for interbank advances in the Alternate Currency in which such Letter of Credit is denominated) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)          If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.          ~~Section 2.19~~ Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Revolving Loans or ~~BA Rate~~CDOR Revolving Loans pursuant to Section 2.20, or any Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or its participations in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Revolving Loans or ~~BA Rate~~CDOR Revolving Loans pursuant to Section 2.20, (ii) any Borrower is required to pay any Indemnified Tax, Other Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Revolving Commitments of such Lender, and repay (or cause to be repaid) all Obligations of the Borrowers owing to such Lender relating to the applicable Revolving Loans and participations held by such Lender as of such termination date in an amount necessary to eliminate such excess, or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Revolving Loans and, if applicable, participations in LC Disbursements, in each case of such Class of Revolving Loans, Commitments and/or Additional Revolving Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Revolving Loans, Commitments and/or Additional Revolving Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate its Commitments or Additional Revolving Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Revolving Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20.          ~~Section 2.20~~ Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Revolving Loans whose interest is determined by reference to the Published LIBO Rate or the ~~BA~~CDOR Rate, or to determine or charge interest rates based upon the Published LIBO or CDOR Rate ~~or the BA Rate,~~ or any Governmental Authority has imposed material restrictions on the Canadian market for bankers’ acceptances or on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Revolving Loans in Dollars or any Alternate Currency or to convert ABR Revolving Loans or Canadian Base Rate Revolving Loans to LIBO Rate Revolving Loans shall be suspended, (ii) any obligation of such Lender to make or continue ~~BA Rate~~CDOR Revolving Loans in Canadian Dollars or to convert Canadian Prime Rate Revolving Loans to ~~BA Rate~~CDOR Revolving Loans shall be suspended, (iii) if such notice asserts the illegality of such Lender making or maintaining ABR Revolving Loans or Canadian Base Rate Revolving Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate or the Canadian Base Rate, the interest rate on which ABR Revolving Loans or Canadian Base Rate Revolving Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate

Base Rate or the Canadian Base Rate~~,~~ in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly) and (iv) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Revolving Loans the interest rate on which is determined by reference to the ~~BA~~CDOR Rate component of the Canadian Prime Rate, the interest rate on such Lender’s Canadian Prime Rate Revolving Loans, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~BA~~CDOR Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly).  Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (1) if applicable and such Revolving Loans are denominated in Dollars, prepay or convert all of such Lender’s LIBO Rate Revolving Loans to ABR Revolving Loans or Canadian Base Rate Revolving Loans, as applicable (the interest rate on which ABR Revolving Loans or Canadian Base Rate Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate or Canadian Base Rate, as applicable), (2) if applicable and the relevant Revolving Loans are denominated in Canadian Dollars, convert all of such Lender’s ~~BA Rate~~CDOR Revolving Loans to Canadian Prime Rate Revolving Loans (the interest rate on which Canadian Prime Rate Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~BA~~CDOR Rate component of the Canadian Prime Rate) or (3) if applicable and such Revolving Loans are denominated in any Alternate Currency, convert such Revolving Loans to Revolving Loans bearing interest at an alternative rate mutually acceptable to the Lead Borrower and such Lender, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Revolving Loans (in which case the applicable Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate or ~~the BA~~CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate, the Canadian Base Rate and the Canadian Prime Rate applicable to such Lender without reference to the Published LIBO Rate or ~~BA~~CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate or ~~BA~~CDOR Rate.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21.          ~~Section 2.21~~ Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b)~~,~~ or 2.12(c) and pursuant to any other provisions of this Agreement or other Loan Document.

(b)          The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected

Lender, the Required Lenders~~,~~ or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article ~~7~~VII, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Lead Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists as the Lead Borrower may request, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Lead Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting ~~Lender~~Lenders to fund Revolving Loans that such Defaulting Lender has committed to fund (if any) under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Lead Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Lead Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)          If any LC Exposure or Swingline Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i)    all or any part of the LC Exposure or the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders of the applicable class in accordance with their respective Applicable Percentages of such class but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of any Class does not exceed the total of all shall purchase at par such of the Revolving Loans of the other Lenders or participations in Revolving Loans of such Class as the Administrative Agent shall determine as are necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22.          ~~Section 2.22~~ Incremental Credit Extensions.

(a)          The Lead Borrower may, at any time, on one or more occasions deliver a written request to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such request to each of the Lenders) pursuant to an Incremental Revolving Facility Amendment to increase the aggregate amount of Commitments of any existing Class of Commitments (any such increase, an “Incremental Revolving Facility” and, the loans thereunder, “Incremental Revolving Loans”) in an aggregate principal amount not to exceed the Incremental Cap; provided that:

(i)    no Incremental Revolving Commitment may be less than $~~5,000,000,~~5.0 million;

(ii)   except as separately agreed from time to time between the Lead Borrower and any Lender, no Lender shall be obligated to provide any Incremental Revolving Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender;

(iii)  no Incremental Revolving Facility or Incremental Revolving Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender (other than in its capacity, if any, as a Lender providing all or part of any Incremental Revolving Commitment or Incremental Revolving Loan), the Administrative Agent (unless its rights and interests are adversely affected in any material respect) or any other agent or arranger;

(iv)  the terms of each Incremental Revolving Facility will be substantially identical to those applicable to the Revolving Facility (other than with respect to any upfront fees, original issue discount or similar fees);

(v)   except as otherwise agreed by the lenders providing the relevant Incremental Revolving Facility in connection with any acquisition, investments and repayments, repurchases and redemptions of indebtedness not prohibited by the terms of this Agreement, (A) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Revolving Facility and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of the initial Borrowing under such Incremental Revolving Facility with the same effect as though such representations and warranties had been made on and as of such date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(vi)  the proceeds of any Incremental Revolving Facility may be used for working capital, general corporate purposes and any transaction or other purpose not prohibited by this Agreement; and

(vii) at no time shall there be more than three (3) separate Maturity Dates in effect with respect to the Incremental Revolving Facilities and any other Additional Revolving Facility at any time.

(b)          Incremental Revolving Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) who would be permitted to become a Lender (including any required consents) under Section 9.05(b) (any such other lender being called an “Additional Revolving Lender”); provided that the Administrative Agent and any Issuing Bank shall have consented (such consent not to be unreasonably withheld or delayed) to the relevant Additional Revolving Lender’s provision of Incremental Revolving Commitments if such consent would be required under Section 9.05(b) for an assignment of Revolving Loans to such Additional Revolving Lender.

(c)          Each Lender or Additional Revolving Lender providing a portion of any Incremental Revolving Commitment shall execute and deliver to the Administrative Agent and the Lead Borrower all such documentation (including the relevant Incremental Revolving Facility Amendment or an amendment to any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Revolving Commitment. On the effective date of such Incremental Revolving Commitment, each Additional Revolving Lender shall become a Lender for all purposes in connection with this Agreement.

(d)          As a condition precedent to the effectiveness of any Incremental Revolving Facility or the making of any Incremental Revolving Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Revolving Lender, an administrative questionnaire, in the form provided to such Additional Revolving Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably and customarily require from such Additional Revolving Lender, (iii) the ~~Administrative Agent and~~ Lenders shall have received all fees required to be paid in respect of such Incremental Revolving Facility or Incremental Revolving Loans and (iv) the Administrative Agent shall have received a certificate of the applicable Borrower signed by a Responsible Officer thereof:

(A)  certifying and attaching a copy of the resolutions adopted by the governing body of the applicable Borrower approving or consenting to such Incremental Revolving Facility or Incremental Revolving Loans, and

(B)  to the extent applicable, certifying that the condition set forth in clause (a)(v) above has been satisfied.

(e)          (i) Each Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant

Incremental Revolving Lender, and each relevant Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding US Letters of Credit and/or Canadian Letters of Credit and Swingline Loans, as applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each Incremental Revolving Lender) participations hereunder in US Letters of Credit and/or Canadian Letters of Credit and Swingline Loans, as applicable, shall be held on a pro rata basis on the basis of their respective Commitments of the applicable class (after giving effect to any increase in the Commitment pursuant to Section 2.22) and (ii) the existing Lenders of the applicable Class shall assign Revolving Loans to certain other Lenders of such Class (including the Lenders providing the relevant Incremental Revolving Facility), and such other Lenders (including the Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Commitments of such Class (after giving effect to any increase in the Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (e).

(f)           The Lenders hereby irrevocably authorize such amendments to this Agreement and the other Loan Documents as may be necessary in order to establish new tranches or sub-tranches or to maintain a single tranche in respect of Revolving Loans or commitments increased or extended pursuant to this Section 2.22 and authorize the Administrative Agent and the Lead Borrower to enter into such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches or the maintaining of  ~~such~~a single tranche, in each case on terms consistent with this Section 2.22.

(g)          Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds on the date of effectiveness of any Incremental Revolving Facility are intended to be applied to finance an acquisition or similar

Investment and the Lenders or Additional Revolving Lenders providing such Incremental Revolving Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality, including in a manner consistent with Section 4.01.

(h)          This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary and shall, to extent applicable, be subject in all respects to Section ~~1.11~~1.10.

Section 2.23.          ~~Section 2.23~~ Extensions of Revolving Loans and Additional Revolving Commitments.

(a)          Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower or Borrowers to all Lenders holding Revolving Loans or Commitments of any Class or Classes (as determined by the Lead Borrower), in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Loans or Commitments with respect to each such Class) and on the same terms to each such Lender, the Borrowers are hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Revolving Loans and/or commitments and otherwise modify the terms of such Revolving Loans and/or commitments pursuant to the terms of the relevant Extension Offer

(including by increasing the interest rate or fees payable in respect of such Revolving Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Revolving Loans) (each, an “Extension”~~,~~; and each group of Revolving Loans or commitments, as applicable, in each case as so extended, as well as the original Revolving Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) except as to (x) interest rates, fees and final maturity (which shall be determined by the applicable Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the ~~Revolving~~ Lenders or, as applicable, the Administrative Agent (i.e. by conforming or adding a term to the then outstanding Revolving Loans pursuant to the applicable Extension Amendment) and (z) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the commitment of any Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and ~~the Revolving Loans thereunder, “Extended Revolving Loans”; and~~ each Class of Extended Revolving Credit Commitments, an “Extended Revolving Facility” and the Revolving Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of the relevant Additional Revolving Facility, (2) all swingline loans and letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Lenders and (3) the permanent repayment of Revolving Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the applicable Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three (3) separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments and Extended Revolving Credit Commitments);

(ii)          no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Maturity Date;

(iii)         if the aggregate principal amount of Revolving Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Revolving Loans or commitments, as the case may be, offered to be extended by the applicable Borrower pursuant to such Extension Offer, then the

Revolving Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(iv)         each Extension shall be in a minimum amount of $~~5,000,000~~5.0 million;

(v)          any applicable Minimum Extension Condition shall be satisfied or waived by the applicable Borrower;

(vi)         all documentation in respect of such Extension shall be consistent with the foregoing; and

(vii)        no Extension of any Revolving Facility shall be effective as to the obligations of any Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to Letters of Credit without the consent of such Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed).

(b)          With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11~~,~~ and (ii) except as set forth in clause (a)(iv) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the applicable Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the applicable Borrower’s sole discretion and which may be waived by the applicable Borrower) of Revolving Loans or commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any Class of Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c)          No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Loans and/or commitments under any Class (or a portion thereof), and (B) the consent of each applicable Issuing Bank to the extent the commitment to provide Letters of Credit is to be extended. All Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the applicable Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendments and any such amendments to the other Loan Documents with the Lead Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23.

(d)          In connection with any Extension, the applicable Borrower or Borrowers shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

Section 2.24.          ~~Section 2.24~~ Swingline Loans.

(a)          Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender in reliance upon the agreements of the other Lenders set forth in this Section 2.24, agrees to make Swingline Loans in Dollars to the US  ~~Borrowers~~Borrower from time to time on and after the Closing Date and until the Latest Maturity Date, in an aggregate principal amount at any time outstanding not to exceed the Swingline Commitment, provided that, (w) the Swingline Lender shall not be required to make any Swingline Loan to refinance any outstanding Swingline Loan, (x) after giving effect to any Swingline Loan, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and LC Obligations shall not exceed the Aggregate Commitments, (y) the Initial US Revolving Credit Exposure shall not exceed the lesser of (A) the aggregate Initial US Commitment and (B) the US Borrowing Base, and (z) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it has, or by such Credit Extension will have, Fronting Exposure. Each Swingline Loan shall be in a minimum principal amount of not less than $50,000 or such lesser amount as may be agreed by the Swingline Lender; provided that, notwithstanding the foregoing, any Swingline Loan may be in an aggregate amount that is (x) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or (y) equal to the entire unused balance of the aggregate unused Commitments, in each case so long as the aggregate principal amount of outstanding Swingline Loans would not exceed the Swingline Commitment after giving effect to such Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed.  Each Swingline Loan shall bear interest only at a rate based on the Alternate Base Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage of the Commitments times the amount of such Swingline Loan. Each Swingline Loan shall be secured by the Lien on the US Collateral in favor of the Administrative Agent and shall constitute a US Obligation hereunder.

(b)          Borrowing Procedures. To request a Swingline Loan, the ~~applicable~~ US Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by a Swingline Loan Request.  Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 p.m. on the day of a proposed Swingline Loan and shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000, and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swingline Lender has received written notice from the Administrative Agent (at the request of the Required Lenders) prior to 12:00 p.m. on the date of the proposed Swingline Loan Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.24(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swingline Loan Request, make the amount of its Swingline Loan available to ~~such~~the US Borrower. The Swingline Lender shall make each applicable Swingline Loan available to the ~~applicable~~ US Borrower by means of a credit to the account designated in the related Swingline Loan Request or otherwise in accordance with the instructions of ~~such~~the US Borrower (including, in the case of a Swingline Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c)          Refinancing of Swingline Loans.  The Swingline Lender may at any time in its sole and absolute discretion may request, and shall request no later than five (5) Business Days following the making of a Swingline Loan, on behalf of the ~~applicable~~ US Borrower (which hereby authorizes the Swingline Lender to so request on its behalf until the Termination Date), that each Revolving Lender with an Initial US Commitment make an ABR Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Revolving Loans, but subject to the unutilized portion of the Revolving Facility. The Swingline Lender shall furnish the ~~applicable~~ US Borrower with a copy of the applicable Borrowing Request promptly (and in any case, within five (5) Business Days) after delivering such notice to the Administrative Agent.  Each Revolving Lender with an Initial US Commitment shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.24(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the ~~applicable~~ US Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

(i)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan Borrowing in accordance with Section 2.24(c), the request for ABR Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders with an Initial US Commitment fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to this Section 2.24(c)(i) shall be deemed payment in respect of such participation.

(ii)   If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.24 by the time specified in Section 2.24(c), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s committed Revolving Loan included in the relevant committed Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.24(c)(ii) shall be conclusive absent manifest error.

(iii)  Each Revolving Lender acknowledges and agrees that its obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.24 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) the occurrence and continuance of a Default, (B) any reduction or termination of the Commitments, (C) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the US ~~Borrowers~~Borrower or any other Person for any reason whatsoever, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the US ~~Borrowers~~Borrower to repay Swingline Loans, together with interest as provided herein.

(d)          Repayment of Participations. At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender. If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.03 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

(e)          Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the US ~~Borrowers~~Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2.24 to refinance such Revolving Lender's Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f)           Payments Directly to Swingline Lender.  The US ~~Borrowers~~Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.25.          ~~Section 2.25~~ Reallocation Mechanism.

(a)          Subject to the terms and conditions of this Section 2.25, the Lead Borrower may request that the Lenders change the then current allocation of their respective undrawn Initial Commitments in order to effect an increase or decrease of such respective undrawn Commitments, with any such increase or decrease in their undrawn Initial Canadian Commitments to the Canadian Borrower to be accompanied by a concurrent and equal decrease or increase, as applicable, in their undrawn Initial US Commitment to the US ~~Borrowers~~Borrower (each, a “Reallocation”). Any such Reallocation shall be subject to the following conditions (except as otherwise provided in Section 9.23): (i) the Lead Borrower shall have provided to the Administrative Agent a written notice (in reasonable detail) at least ten (10) Business Days prior to the requested effective date (which effective date shall be the first day of the subsequent Fiscal Quarter) of such Reallocation (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed undrawn Initial Commitments reallocation to be effected, (ii) any such Reallocation shall increase or decrease the applicable undrawn Initial Commitments in integral multiples of $~~1,000,000~~1.0 million, and all such Reallocations shall not result in the increase of either the Initial Canadian Commitment or the Initial US Commitment as of the Closing Date by an aggregate amount in excess of $~~20,000,000~~20.0 million, (iii) after giving effect to the Reallocation, each Lender shall hold the same proportionate share of all of the Initial Commitments to the Borrowers, (iv) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (v) no more than one (1) Reallocation may be requested in any calendar quarter, (vi) any increase or decrease in an Initial Commitment of a Lender in its respective Initial Canadian Commitment or Initial US Commitment shall result in a concurrent decrease or increase in its respective Initial Canadian Commitment or Initial US Commitment such that the sum of all the Initial Commitments of such Lender after giving effect to such Reallocation shall equal the aggregate amount of the Initial Commitments of such Lender in effect immediately prior to such Reallocation, (vii) after giving effect to such Reallocation of Initial Commitments, no Overadvance would exist or would result therefrom, (viii) at least three (3) Business Days prior to the proposed Reallocation Date, a Responsible Officer of the Lead Borrower shall have delivered to the Administrative Agent a certificate certifying as to compliance with preceding clauses (i) through (vii) and demonstrating (in reasonable detail) the calculations required in connection therewith, and (ix) the Administrative Agent consents to such Reallocation in its Permitted Discretion.

(b)          The Administrative Agent shall promptly notify such Lenders of the Reallocation Date and the amount of the affected Initial Commitment of such Lenders as a result thereof. The respective proportionate shares of Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto).

Section 2.26.           ~~Section 2.26~~ Segregation of Canadian Facility.  Notwithstanding anything herein or in any other Loan Document to the contrary, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Revolving Loans, fees, collections, Collateral, security interests, L/C Advances, and any other provision affecting the payment obligations of the Canadian Loan Parties and their responsibilities to the Lenders, L/C Issuer and Participants in Letters of Credit, the Administrative Agent, and any other Person shall mean, with respect to the Canadian Loan Parties and their Subsidiaries, the Collateral that is property of the Canadian Loan Parties (or any of their Subsidiaries), only the Canadian Loan Parties~~'~~’ Obligations, so that amounts received from the Canadian Loan Parties (or any of their Subsidiaries) and proceeds of enforcement action against the Collateral that is property of the Canadian Loan Parties (or any of their Subsidiaries) shall be applied solely and exclusively to payment of the Canadian Loan Parties~~'~~’ Obligations.

Section 2.27.           Erroneous Payments.

(a)          Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 2.27 shall be conclusive, absent manifest error. Notwithstanding anything to the contrary, no Erroneous Payment shall include any amounts remitted, transmitted, transferred, distributed or paid to, or realized by, the Administrative Agent (or its Affiliates) by, or on behalf of, the Borrower or any Loan Party or any amounts representing the proceeds of any Collateral.

(b)          Each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, to the extent such notice or advice is required hereunder or under any other Loan Document, it shall be on notice, in each such case, that an error has been made with respect to such Erroneous Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)          Each Lender hereby agrees that in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds remitted, transmitted, transferred or paid to, or realized by, the Administrative Agent (or its affiliates) by, or on behalf of, the Borrower or any Loan Party or any amounts representing the proceeds of any Collateral.

(d)          For purposes of this Section 2.27, the term “Lender” includes any Issuing Bank. Each Lender’s and Issuing Bank’s obligations under this Section 2.27 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the

Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e)          This Section 2.27 is an agreement among the Lenders, Issuing Banks and the Administrative Agent and notwithstanding anything to the contrary herein or in any other Loan Document, the provisions of this Section 2.27 shall not constitute or create any obligations on the part of the Borrower or any Loan Party.

Section 2.28. CDOR Rate Successor.  If the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Required Lenders notify the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that (i) adequate and reasonable means do not exist for ascertaining the CDOR Rate for any requested Interest Period, including, without limitation, because the CDOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the administrator of the CDOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the CDOR Rate shall no longer be made available or used for determining the interest rate of Canadian Dollar loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Canadian Borrower may amend this Agreement to replace the CDOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in Canada in lieu of the CDOR Rate (any such proposed rate, a “CDOR Successor Rate”), together with any proposed conforming changes and, notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders so long as the Administrative Agent shall not have received written notice from the Required Lenders stating that such Required Lenders object to such amendment.

If no CDOR Successor Rate has been agreed upon and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the obligation of the Lenders to make or maintain CDOR Revolving Loans shall be suspended (to the extent of the affected CDOR Revolving Loans or Interest Periods). Upon receipt of such notice, the Canadian Borrower may revoke any pending request for a Borrowing of CDOR Revolving Loans, conversion to or continuation of CDOR Revolving Loans (to the extent of the affected CDOR Revolving Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Canadian Prime Rate Revolving Loans in the amount specified therein.

ARTICLE III ~~ARTICLE 3~~

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required pursuant to Section 4.01 or Section 4.02, as applicable, each of (i) in the case of Holdings ~~and Intermediate Holdings~~, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) each of the Borrowers (as to themselves and their Restricted Subsidiaries) hereby represent and warrant to the Lenders that:

Section 3.01. ~~Section 3.01~~ Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to any Borrower and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.          ~~Section 3.02~~ Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03.          ~~Section 3.03~~ Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii)  Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the ~~Senior Notes, the~~ Term Credit Agreement or (~~iii~~ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), would reasonably be expected to result in a Material Adverse Effect.

Section 3.04.            ~~Section 3.04~~ Financial Condition; No Material Adverse Effect.

(a)          The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Lead Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any differing entities and organizational structure prior to giving effect to the Transactions.

(b)          Since the ~~Closing~~Amendment No. 2 Effective Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05.          ~~Section 3.05~~ Properties.

(a)        [Reserved].

(b)          The Borrowers and each of their Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c)          The Borrowers and each of their Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrowers and their Restricted Subsidiaries as presently conducted without, to the knowledge of any Borrower, any infringement, dilution, or misappropriation or other violation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.          ~~Section 3.06~~ Litigation and Environmental Matters.

(a)          There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Lead Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)          [Reserved].

(c)          ~~(b)~~ Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability and ~~knows of no basis for such Environmental Claim or Environmental Liability and~~ (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(d)          ~~(c)~~ Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly operated real estate or facility and no Hazardous Materials are otherwise present at any currently owned or operated real estate or facility, in either case, in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.           ~~Section 3.07~~ Compliance with Laws. Each of Holdings, ~~Intermediate Holdings,~~ the Borrowers and each of their Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17.

Section 3.08.           ~~Section 3.08~~ Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09.           ~~Section 3.09~~ Taxes. Each of ~~Holdings, Intermediate~~ Holdings, the Borrowers and each of their Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings, the relevant Borrower or the relevant Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.          ~~Section 3.10~~ ERISA.

(a)          Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)          No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c)          All obligations regarding the Canadian Pension Plans (including current service contributions) have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Pension Plan and no taxes, penalties or fees are owing or payable under any of the Canadian Pension Plans, except, in each case, which would not reasonably be expected to have a Material Adverse Effect. No Loan Party maintains, contributes or has any liability with respect to a Canadian Pension Plan that provides benefits on a defined benefit basis, in each case, that would reasonably be expected to have a Material Adverse Effect. No Lien has arisen, choate or inchoate, in respect of any Loan Party or its property in connection with any Canadian Pension Plan (save for contribution amounts not yet due) that would reasonably be expected to have a Material Adverse Effect.

Section 3.11.          ~~Section 3.11~~ Disclosure.

(a)          As of the ~~Closing~~Amendment No. 2 Effective Date~~,~~ all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, ~~Intermediate Holdings,~~ the Borrowers and their Restricted Subsidiaries and the Transactions and that was prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the ~~Closing~~Amendment No. 2 Effective Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b)          The Projections have been prepared in good faith based upon assumptions believed by the Lead Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Lead Borrower’s control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12.           ~~Section 3.12~~ Solvency. As of each of the Closing Date and the Amendment No. 2 Effective Date, immediately after the consummation of the Transactions to occur on the ~~Closing~~Amendment No. 2 Effective Date and the incurrence of Indebtedness and obligations on the ~~Closing~~Amendment No. 2 Effective Date in connection with this Agreement and the Term Credit Agreement, (i) the sum of the debt (including contingent liabilities) of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the ~~Closing~~Amendment No. 2 Effective Date; and (iv) the Lead Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.13.          ~~Section 3.13~~ Capitalization and Subsidiaries.  Schedule 3.13 sets forth, in each case as of the ~~Closing~~Amendment No. 2 Effective Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral.

Section 3.14.          ~~Section 3.14~~ Security Interest in Collateral.  Subject to the terms of the last paragraph of Section 4.01 and any limitations and exceptions set forth in any Loan Document, the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents (including the ABL Intercreditor Agreement) and/or any Additional Agreement, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15.           ~~Section 3.15~~ Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or to the extent otherwise disclosed on Schedule 3.15 hereto: (a) there are no strikes, lockouts or slowdowns against the Lead Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower or any of its Restricted Subsidiaries, threatened by any union or labor organization purporting to act as exclusive bargaining representative and (b) the hours worked by and payments made to employees of the Lead Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable ~~Federal~~federal, state, local or foreign law dealing with such matters.

Section 3.16.          ~~Section 3.16~~ Federal Reserve Regulations. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X.

Section 3.17.          ~~Section 3.17 Economic and Trade~~ Sanctions and Anti-Corruption Laws.

(a)          (i) None of Holdings, ~~Intermediate Holdings,~~ the Lead Borrower, nor any of its Restricted Subsidiaries, nor, to the knowledge of the Lead Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is (A) a person on the list of “Specially Designated Nationals and Blocked Persons” or (B) currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. State Department or Canadian sanctions imposed by the Government of Canada (collectively, “Sanctions”)~~;~~, and (ii) no Borrower will directly or, to any Borrower’s knowledge, indirectly, use the proceeds of the Revolving Loans or otherwise make available such proceeds to any Person or request any Letter of Credit, for the purpose of financing activities of or with any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions.

(b)          To the extent applicable, each Loan Party is in compliance in all material respects with (i) each of the foreign assets control regulations of the U.S. Treasury Department (31 CFR, Subtitle B, Chapter V), and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act~~,~~ and, to its knowledge, other anti-terrorism, sanctions, anti-corruption and anti-money laundering laws of the U.S., (iii) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada)~~,~~ (the “CFPOA”) and (iv) the Canadian AML Laws.

(c)          No part of the proceeds of any Revolving Loan will be used and no Letter of Credit will be requested, in each case, directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or the          ~~Corruption of Foreign Public Officials Act (Canada)~~CFPOA.

Section 3.18.           ~~Section 3.18~~ Borrowing Base Certificates. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Accounts that are identified by the applicable Borrower as Eligible Accounts and the Inventory that is identified by the applicable Borrower as Eligible Inventory, in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria (other than any criteria subject to the discretion of the Administrative Agent) set forth in the definitions of “Eligible Accounts” and “Eligible Inventory”, respectively.

Section 3.19.           ~~Section 3.19~~ Deposit Accounts and Securities Accounts. Attached hereto as Schedule 3.19 is a schedule of all deposit accounts and securities accounts maintained by the Loan Parties as of the ~~Closing~~Amendment No. 2 Effective Date in which the applicable Loan Party customarily maintains amounts in excess of $~~25,000~~250,000, which schedule identifies those deposit accounts and securities accounts that are Excluded Accounts.

ARTICLE IV ~~ARTICLE 4~~

CONDITIONS

Section 4.01.          ~~Section 4.01~~ Closing Date. The obligations of any Lender to make Revolving Loans and each Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), subject in all respects to the last paragraph of this Section ~~4.01~~4.01, which conditions were satisfied on the Closing Date:

(a)          Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from the Borrowers, Holdings and each other Loan Party party thereto on the Closing Date (i) a counterpart signed by each such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart and, in the case of any Subsidiary Guarantors, may be delivered in escrow pending the consummation of the Acquisition) of (A) this Agreement, (B) the US Security Agreement and the Canadian Security Agreement, (C) any Intellectual Property Security Agreement required pursuant to the Collateral and Guarantee Requirement, (D) the Loan Guaranty, (E) the ABL Intercreditor Agreement, and (F) any Promissory Note requested by a Lender at least three (3) Business Days prior to the Closing Date and (ii) if applicable, a Borrowing Request pursuant to Section 2.03.

(b)          Legal Opinions. The Administrative Agent (or its counsel) shall have received ~~(i)~~ a favorable customary written opinion of (i) Ropes & Gray LLP, in its capacity as special counsel for the Loan Parties and (ii) Stikeman Elliott LLP, as local Canadian counsel for the Loan Parties, in each case, dated the Closing Date, addressed to the Administrative Agent and the Lenders.

(c)          [Reserved].

(d)          Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right of security to any other Person (subject to the terms of the ABL Intercreditor Agreement and other than with respect to Permitted Liens), shall have been received by the Administrative Agent and be in proper form for filing, registration or recordation.

(l)           Default. On the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(m)         USA PATRIOT Act. (i) No later than three (3) Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information required pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Canadian AML Laws with respect to any Loan Party to the extent reasonably requested by any Initial Revolving Lender in writing at least ten (10) Business Days in advance of the Closing Date.

~~(ii)~~ (ii) No later than three (3) Business Days in advance of the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then such Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to such Borrower.

(n)          Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Lead Borrower certifying as of the Closing Date to the matters set forth in Section 4.01(e) and Section 4.01(l).

(o)          Refinancing. Prior to or substantially concurrently with the initial funding of the Revolving Loans hereunder, all Indebtedness for borrowed money of the Borrower and its subsidiaries under that certain Credit Agreement dated as of June 30, 2014, among the Borrower, Holdings, the lenders party thereto and Barclays, as administrative agent, will be repaid, redeemed, defeased, discharged, refinanced or terminated, and all related commitments, guaranties and security interests will be terminated and released or arrangements therefor to the reasonable satisfaction of the Administrative Agent shall have been made (the actions described in this Section 4.01(o), the “Refinancing”).

(p)          Borrowing Base Certificates. The Administrative Agent shall have received a US Borrowing Base Certificate and a Canadian Borrowing Base Certificate, in each case at least one (1) Business Day prior to the Closing Date.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Revolving Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Section 4.02.           ~~Section 4.02~~ Each Credit Extension. After the Closing Date, the obligation of each Lender to make any Credit Extension (other than any LC Reimbursement Loan) is subject to the satisfaction of the following conditions:

(a)          (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request as required by Section 2.05(b).

(b)          The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of ~~any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of~~ such Credit Extension; provided, that (A) to the extent that any representation and warranty specifically refers to a given date or period, it ~~shall be~~is true and correct in all material respects as of such date or for such period~~; provided, further, that any~~ and (B) if any such representation ~~or~~and warranty ~~that~~ is qualified ~~as to “materiality,” “~~by or subject to a Material Adverse Effect~~”~~ or ~~similar language shall be~~other “materiality” qualification, such representation is true and correct (after giving effect to any qualification therein) in all respects ~~on such respective dates~~.

(c)          ~~At the time of and immediately after giving effect to such Credit Extension, no Default or~~No Event of Default or Default has occurred and is continuing or would result therefrom.

(d)          After giving effect to the Credit Extension, (i) the Borrowing Base is no less than the Total Revolving Credit Exposure, (ii) the US Borrowing Base is no less than the Initial US Revolving Credit Exposure and (iii) the Canadian Borrowing Base is no less than the Initial Canadian Revolving Credit Exposure.

(e)          After giving effect to the such Credit Extension, (i) the Total Revolving Credit Exposure does not exceed the Borrowing Base, (ii) in the case of any US Revolving Loan or US Letter of Credit, the Initial US Revolving Credit Exposure does not exceed the US Borrowing Base and (iii) in the case of any Canadian Revolving Loan or Canadian Letter of Credit, the Initial Canadian Revolving Credit Exposure does not exceed the Canadian Borrowing Base.

Each Credit Extension shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in ~~paragraphs~~Sections 4.02(b) and 4.02(c) ~~of this Section~~.

ARTICLE V ~~ARTICLE 5~~

AFFIRMATIVE COVENANTS

From the ~~Closing~~Amendment No. 2 Effective Date until the Termination Date, (i) in the case of Holdings ~~and Intermediate Holdings~~, solely with respect to Sections ~~5.01,~~ 5.02, 5.03, 5.08 and ~~5.12,~~5.14) and (ii) the Borrowers hereby covenant and agree with the Lenders that:

Section 5.01. ~~Section 5.01~~ Financial Statements and Other Reports.  The Lead Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a)Quarterly Financial Statements. Within forty-five (45) days (or within sixty (60) days in the case of the Fiscal Quarters ending on or around June 30, ~~2018 and~~2021,

September ~~29, 2018~~30, 2021 and March 31, 2022) after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or around June 30, ~~2018~~2021, the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth (commencing with the Fiscal Quarter ending on or around ~~June~~September 30, ~~2018~~2021), in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and, commencing with the first full Fiscal Quarter ended after the Amendment No. 2 Effective Date, at the option of the Lead Borrower, either (~~i~~x) a Narrative Report with respect thereto (which may be satisfied by any Parent Company’s Form 10-Q report), or (~~ii~~y) a conference call with the Lenders~~, hosted by~~ and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Lead Borrower and the Administrative Agent for the applicable Fiscal Quarter (which may be satisfied by any investors earnings release call by any Parent Company);

(b)Annual Financial Statements. Within one hundred twenty (120) days after the end of the first Fiscal Year following the ~~Closing~~Amendment No. 2 Effective Date, and within ninety (90) days after the end of each Fiscal Year thereafter, (i) the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows of the Lead Borrower for such Fiscal Year and setting forth (commencing with the Fiscal Year ending on or around December ~~29~~31, ~~2018~~2021), in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, (A) a report thereon from the Lead Borrower’s certified public accountant~~,~~ or any nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” (other than resulting from the impending maturity of any Indebtedness ~~(including the Senior Notes)~~ or any actual or prospective breach of any financial covenant) and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Lead Borrower ~~or Holdings~~ as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP) and (B) at the option of the Lead Borrower, either (i) a Narrative Report with respect to such Fiscal Year (which may be satisfied by any Parent Company’s Form 10-K report), or (ii) a conference call with the Lenders~~, hosted by~~ and the Administrative Agent, which call shall be held after delivery of the applicable financial statements, during normal business hours and otherwise at a time mutually agreed between the Lead Borrower and the Administrative Agent for the applicable Fiscal Year (~~it being agreed that at least one such conference call with the Lenders shall be held in each calendar year, commencing with 2019~~which may be satisfied by any investors earnings release call by any Parent Company);
(c)Compliance Certificate. Together with each delivery of financial statements of the Lead Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same) and (B) setting forth the calculation of the Fixed Charge Coverage Ratio as of the last day of the relevant Test Period

(whether or not then required to be tested pursuant to Section 6.15(a)), (ii) (A) a summary of pro forma or consolidating adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying ~~each~~any change or addition of any subsidiary of the Lead Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the ~~Closing~~Amendment No. 2 Effective Date and the date of the last such list, and (iii) solely in the event that an update to the Perfection Certificate is necessary to reflect a material change, a Perfection Certificate

Supplement;

(d)          [Reserved];

(e)          Notice of Default. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower obtaining knowledge of (i) the occurrence of any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Lead Borrower has taken, is taking and proposes to take with respect thereto;

(f)          Notice of Litigation. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Lead Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof from the Lead Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g)          ERISA. Promptly upon, and in any event within five (5) Business Days after, any Responsible Officer of the Lead Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h)          Financial Plan. As soon as available and in any event no later than ~~ninety~~one hundred twenty (~~90~~120) days (or one hundred fifty (150) days with respect to Fiscal Year ending on or about December 31, 2022) after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending on or about December ~~29~~31, ~~2018~~2022, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Lead Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which the financial plan is based;

(i)          Information Regarding Collateral. ~~Prompt (and in any event, within~~ Within (A) with respect to any Canadian Loan Party, twenty (20) days of the relevant change or such other period with the written consent of the Administrative Agent and (B) with respect to any US Loan Party, sixty (60) days of the relevant change or such other period with the written consent of the Administrative Agent~~)~~, written notice of any such change, (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization~~,~~ (or, in the case of a Foreign Discretionary Guarantor or other Loan Party that is a party to a Collateral Document governed by U.S. law and that is not a registered organization, such Loan Party’s “location” under Section 9-307 of the UCC or the PPSA, as applicable), (iv) in any Loan Party’s organizational identification number (if any), ~~or (v) in any Canadian Loan Party’s registered or head office or chief executive office (or the jurisdiction of the locations where it maintains Collateral exceeding $5,000,000 in value), in each case~~in the case of this clause (iv), to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change and (v) in any Canadian Loan Party’s registered or head office or chief executive office (or the jurisdiction of the locations where it maintains tangible Collateral exceeding $5.0 million in value);

(j)           Environmental Matters. Prompt (and in any event within five (5) Business Days after any Responsible Officer of the Lead Borrower obtaining knowledge thereof) written notice of any Release or other Hazardous Material Activity that would reasonably be expected to have a Material Adverse Effect;

(k)          Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by ~~Holdings or its~~any applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by ~~Holdings or its applicable~~a Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; ~~and~~

(l)           Borrowing Base Certificates. The US ~~Borrowers~~Borrower and the Canadian Borrower, respectively (or the Lead Borrower on their behalf), shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver the same to the Lenders) each Borrowing Base Certificate and related Supporting Information prepared as of the close of business on the last Business Day of the applicable previous month commencing with the month ending June 30, ~~2018 (provided that if an inventory appraisal and field examination reasonably satisfactory to the Administrative Agent has not been delivered to the Administrative Agent and the Lead Borrower has not been provided a reasonable time to review, and discuss the results thereof with the Administrative Agent, by June 15, 2018, the Borrowing Base Certificate for the month ending June 30, 2018 shall be in a form consistent with the Borrowing Base Certificate delivered on the Closing Date)~~2021, no later than (x) the thirtieth (30th) day after the last day of each of the first four (4) months for which a Borrowing Base Certificate is delivered following the ~~Closing~~Amendment No. 2 Effective Date pursuant to this Section 5.01(l) and (y) thereafter, the twentieth (20th) day of such month; provided that, (i) during the continuance of a Cash Dominion Period, the relevant Borrower (or the Lead Borrower on their behalf) shall deliver to the Administrative Agent Borrowing Base Certificates and Supporting Information more frequently (as reasonably determined by the Administrative Agent) (but not more frequently than weekly, with delivery required within four (4) Business Days after the end of the applicable previous week prepared as of the close of business on Friday of the previous week, which Borrowing Base Certificates and Supporting Information shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that (a) Inventory amounts shown in the Borrowing Base Certificates and Supporting Information delivered on a weekly basis will be based on the Inventory amount (x) set forth in the most recent weekly report, where possible, and (y) for the most recently ended month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently (unless the Administrative Agent agrees otherwise), and (b) the amount of Eligible Accounts shown in such Borrowing Base Certificate and Supporting Information will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended month) (or, when available, ineligible Accounts set forth in the most recent weekly report), (ii) in the event that any Loan Party consummates a Specified Transaction, the Lead Borrower may deliver an updated version of the relevant Borrowing Base Certificate or Borrowing Base Certificates and Supporting Information giving pro forma effect to such Specified Transaction, which shall be effective as of the date of consummation of such Specified Transaction, subject to the limitations set forth in the definitions of “Canadian Borrowing Base” and “US Borrowing Base”, (iii) in the event (x) any Loan Party consummates a Disposition (other than Dispositions in the ordinary course of business) to any Person (other than a Loan Party) that results in the Disposition of ABL Priority Collateral with a value (as reasonable determined by the Lead Borrower) in excess of $~~7,500,000~~7.5 million or (y) the Lead Borrower designates (or redesignates) any subsidiary with a value (as reasonably determined by the Lead Borrower) in excess of $~~7,500,000~~7.5 million as an Unrestricted Subsidiary, the Lead Borrower shall deliver updated Borrowing Base Certificates and Supporting Information at the time of or prior to the consummation of such Disposition, and (iv) the Borrowers may elect to deliver the Borrowing Base Certificates and Supporting Information more frequently than the time period specified in Section 5.01(l) (but in any case not more frequently than weekly), provided that (x) if the Borrowers elect to deliver the Borrowing Base Certificates and Supporting Information on a weekly basis, they shall be required to continue to deliver the Borrowing Base Certificate on a weekly basis for at least forty-five (45) days following the date of the first such weekly delivery, and (y) if the Borrowers elect to deliver the Borrowing Base Certificates and Supporting Information on a less frequent than weekly basis, they shall be required to continue to deliver the Borrowing Base Certificate and Supporting Information on such basis for at least sixty (60) days following the date of the first such delivery~~.~~; and

(m)         Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries~~,~~; provided, however, that none of Holdings, any Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, any Borrower and/or any of their respective subsidiaries, customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, any Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided that, with respect to this clause (iv), the Lead Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Lead Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Lead Borrower shall promptly notify (which may be by ~~facsimile or electronic mail~~e-mail) the Administrative Agent of the posting of any such documents on the website of the Lead Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Lead Borrower to the Administrative Agent for posting on behalf of the Lead Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by ~~Holdings or its~~any applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Lead Borrower by furnishing (A) the applicable financial statements of ~~Holdings (or~~ any ~~other~~ Parent Company~~)~~ or (B) ~~Holdings’ (or~~ any ~~other~~ Parent Company’s~~), as applicable,~~ Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Lead Borrower and its consolidated subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Lead Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Any financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall not be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02. ~~Section 5.02~~ Existence. Except as otherwise permitted under Section 6.07, Holdings~~, Intermediate Holdings~~ and each Borrower will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of any Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor any Borrower nor any of the Lead Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of any Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such

Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03.               ~~Section 5.03~~ Payment of Taxes.  ~~Holdings, Intermediate~~ Holdings and the Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor~~,~~ and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04.              ~~Section 5.04~~ Maintenance of Properties. The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Lead Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05.               ~~Section 5.05~~ Insurance.  Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Lead Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Lead Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the lender loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06.               ~~Section 5.06~~ Inspections.

(a)      The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of any Borrower and any of their Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that any Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, (x) only the Administrative Agent (or a representative designated by the Administrative Agent) on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) subject to the immediately succeeding proviso, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) subject to the immediately succeeding proviso, only one such time per calendar year shall be at the expense of the Borrowers; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrowers nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrowers and their subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Holdings, the Lead Borrower or any Restricted Subsidiary owes confidentiality obligations to any third party; provided that, with respect to this clause (iv), the Lead Borrower shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

(b)   At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, each Loan Party will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to its books, records, Accounts and Inventory so that the Administrative Agent or an Approved Appraiser may conduct such inventory appraisals, field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate and the reasonable and documented expenses incurred in respect thereof shall be payable by the Borrowers subject to the limitations in this Section 5.06(b); provided that (i) unless an Event of Default exists, the Administrative Agent shall not conduct more than (A) one (1) field examination and one inventory appraisal with respect to the Collateral in each twelve (12) month period and (B) one (1) additional field examination and one (1) additional inventory appraisal with respect to the Collateral in any twelve (12) month period after the date of this Agreement if, at any time during such twelve (12) month period, (1) Availability is less than the greater of (x) $~~25,000,000~~25.0 million and (y) 12.5% of the Line Cap for five (5) consecutive Business Days, (2) until the date Availability is equal to or greater than the greater of (x) $~~25,000,000~~25.0 million and (y) 12.5% of the Line Cap for at least thirty (30) consecutive calendar days, (ii) when an Event of Default exists, the Administrative Agent may conduct field examinations and inventory appraisals of the type described in this ~~clause~~Section 5.06(b) at any time, (iii) the Administrative Agent may conduct one (1) additional field examination and one (1) additional inventory appraisal during any twelve (12) month period at the expense of the Lenders and (iv) the Administrative Agent may conduct additional field exams or appraisals requested or consented to by Lead Borrower from time to time in its sole discretion.

Section 5.07.           ~~Section 5.07~~ Maintenance of Books and Records. The Borrowers will, and the Lead Borrower will cause ~~their~~its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Lead Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08.         ~~Section 5.08~~ Compliance with Laws.

(a)       Holdings and the Lead Borrower will, and will cause each of their~~respective~~ Restricted Subsidiaries to~~,~~ (i) materially comply with the applicable requirements of Sanctions, the FCPA and the ~~Corruption of Foreign Public Officials Act (Canada~~CFPOA (subject to any applicable licenses, authorizations or exemptions) and (ii) comply with the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, laws relating to the Canadian Pension Plans, the USA PATRIOT Act and, to its knowledge, anti-terrorism, sanctions, anti-corruption and anti-money laundering ~~and anti-terrorism~~ laws, including the Canadian AML Laws), except~~, in the case of clause (ii),~~ to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)       No Borrower will directly nor, to its knowledge, indirectly, use the proceeds of the Revolving Loans or otherwise make available such proceeds to any Person, (i) for the purpose of financing the activities of any Person or in any country or territory that, at the time of such financing, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions~~;~~, or (ii) in a manner that violates any applicable requirements under the FCPA or the ~~Corruption of Foreign Public Officials Act (Canada)~~CFPOA.

Section 5.09.           ~~Section 5.09~~ Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and environmental permits (including any investigation, notification, cleanup, removal or remedial obligations with respect to or arising out of any Hazardous Materials Activity), (b) obtain and renew all environmental permits required to conduct its operations or in connection with its properties and (c) respond timely to any Environmental Claim against the Lead Borrower or any of its Restricted Subsidiaries and discharge or duly contest any obligations it may have to any Person thereunder.

Section 5.10.           ~~Section 5.10~~ Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Lead Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary (other than the Canadian Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or redesignation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) in the case of designating a Restricted Subsidiary to be an Unrestricted Subsidiary or redesignating an Unrestricted Subsidiary to be a Restricted Subsidiary, the applicable Investment is permitted under one or more clauses in Section 6.06 (as selected by the Lead Borrower in its sole discretion), (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the Term Credit Agreement unless also being designated as an Unrestricted Subsidiary thereunder, and (iv) as of the date of the designation or redesignation thereof, no Unrestricted Subsidiary shall own any

Capital Stock in any Restricted Subsidiary of the Lead Borrower (unless such Restricted Subsidiary is also designated as an Unrestricted Subsidiary) or hold any Indebtedness of or any Lien on any property of the Lead Borrower or its Restricted Subsidiaries (unless the Lead Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or Liens in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02).  The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Lead Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lead Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Lead Borrower’s “Investment” in such Restricted Subsidiary at the time of such redesignation, less (b) the portion of the Fair Market Value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s equity therein at the time of such redesignation.  As of the ~~Closing~~Amendment No. 2 Effective Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.

Section 5.11.              ~~Section 5.11~~ Use of Proceeds. Each Borrower shall use the proceeds of the Initial Revolving Loans: (a) on the ~~Closing~~Amendment No. 2 Effective Date, to (i) directly or indirectly finance a portion of the Transactions (including the payment of Transaction Costs), and (ii) finance the payment of all or a portion of original issue discount, upfront fees and similar fees; provided that, the amounts utilized for purposes of clause (i) above shall not exceed $50.0 million in the aggregate (excluding any amount necessary to refinance any amounts outstanding under the Original Credit Agreement) and (b) on and after the ~~Closing~~Amendment No. 2 Effective Date, to finance working capital needs, general corporate purposes and any other purposes not prohibited hereunder.  No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that would violate Regulation T, U or X.

Section 5.12. ~~Section 5.12~~ Covenant to Guarantee Obligations and Give Security. Upon (i) the formation or acquisition after the ~~Closing~~Amendment No. 2 Effective Date of any Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), (ii) with respect to Canadian Obligations, the formation or acquisition after the ~~Closing~~Amendment No. 2 Effective Date of any Restricted Subsidiary that is a Canadian Subsidiary of an existing Canadian Loan Party~~,~~ (iii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (with respect to US Secured Obligations, to apply only to the designation of an Unrestricted Subsidiary that is a Domestic Subsidiary) (other than an Excluded Subsidiary), (iv) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary (with respect to US Secured Obligations, to apply only to a Restricted Subsidiary that is a Domestic Subsidiary) ~~or~~(other than an Excluded Subsidiary), (v) any Restricted Subsidiary that ~~is~~was an Excluded Subsidiary ceasing to be an Excluded Subsidiary ~~(for the avoidance of doubt, in each case with respect to the preceding clauses (i) through (iv), including in connection with the Acquisition)~~or (vi) the designation of a Discretionary Guarantor, on or before the date that is sixty (60) days after the end of such Fiscal Quarter in which such transaction or designation occurred (or such longer period as the Administrative Agent may reasonably agree), the Lead Borrower shall (A) cause such Restricted Subsidiary ~~(other than any Excluded Subsidiary)~~or Discretionary Guarantor to comply with the requirements set forth in the definition of “Collateral and Guarantee Requirement” and the Perfection Requirements and (B) upon the reasonable request of the Administrative Agent, cause ~~the relevant~~such Restricted Subsidiary or Discretionary Guarantor to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary or Discretionary Guarantor, addressed to the Administrative Agent and the other relevant Secured Parties.

Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time or any period in this Agreement or in any other Loan Document (at any time, including, in each case, after the expiration of any relevant time or period, which will be retroactive) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the ~~Closing~~Amendment No. 2 Effective Date) where it reasonably determines, in consultation with the Lead Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time~~;~~, (ii) any Lien required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth therein and in the Collateral Documents~~;~~, (iii) except as otherwise required by Section 5.15, perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments)~~;~~, (iv)  no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement~~;~~, (v) no Loan Party will be required to take any action ~~that is~~to the extent limited ~~or~~, restricted or not required by the Collateral and Guarantee Requirement and any other Loan Document~~;~~, (vi) in no event will the Collateral include any Excluded Assets~~;~~, (vii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the ~~Closing~~Amendment No. 2 Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of permitted capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC, PPSA or other applicable law or (2) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset on the ~~Closing~~Amendment No. 2 Effective Date or at the time of its acquisition and not incurred in contemplation thereof (other than in the case of permitted capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC, PPSA or other applicable law notwithstanding the relevant prohibition, violation or termination right, ~~and~~ (viii) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to this Section 5.12 above may, with the consent of the Administrative Agent, include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document~~. No~~ and (ix) any time periods to comply with the foregoing Section 5.12 shall not apply to Discretionary Guarantors (provided that such entity shall not be deemed a Guarantor or Discretionary Guarantor until such entity has complied with such requirements). Except as may be expressly agreed with respect to any Foreign Discretionary

Guarantor, no Canadian Loan Party shall be deemed to have provided a Loan Guaranty in respect of any US Obligation (it being understood that the US Loan Parties shall guarantee the Canadian Obligations).

For the avoidance of doubt, it is understood, agreed and intended by the parties hereto that, notwithstanding anything to the contrary herein or in any other Loan Document, in the case of Obligations of a Loan Party with respect to US Obligations (including any Credit Extension, Overadvance or Protective Advance made to the US ~~Borrowers)~~Borrower), except as may be expressly agreed with respect to any Foreign Discretionary Guarantor, (i) under no circumstance shall the Administrative Agent, any Lender or any Participant have recourse to the Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holdco, other than 65% of the issued and outstanding Capital Stock of any Restricted Subsidiary that is a direct, first-tier Restricted Subsidiary of the US ~~Borrowers~~Borrower or a Subsidiary Guarantor of the US Obligations (it being understood with respect to any Credit Extension, Overadvance or Protective Advance made to the US ~~Borrowers~~Borrower, a Subsidiary Guarantor (other than any Foreign Discretionary Guarantor) will at no time include a Foreign Subsidiary, a Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holdco) and (ii) under no circumstance shall any Foreign Subsidiary or Foreign Subsidiary Holdco or any direct or indirect subsidiary of a Foreign Subsidiary or Foreign Subsidiary Holdco be a Guarantor hereunder or under any Loan Document with respect to the US Obligations or in any other way be required to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” with respect to the US Obligations.

~~Section 5.13 Post-Closing Actions. The Borrower shall take the actions setforth on Schedule 5.13 within the time periods specified  thereon (or such later time as the Administrative Agent may reasonably agree).~~

Section 5.13.              [Reserved].

Section 5.14.               ~~Section 5.14~~ Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a)          Holdings and the Lead Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b)          Holdings and the Lead Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Section 5.15.            ~~Section 5.15~~ Cash Management.

(a)        Each Loan Party shall, within (x) ninety (90) days in respect of any Concentration Account, and (y) one hundred twenty (120) days in respect of any other account,

in each case, after the ~~Closing~~Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned)), (i) in the case of any US Loan Party, require that all cash payments in respect of Accounts owed to such US Loan Party be remitted to a lockbox maintained by any US Loan Party (the “US Lockbox”) or a Material Account of any US Loan Party, (ii) in the case of any Canadian Loan Party, require that all cash payments of Accounts owed to any Canadian Loan Party be remitted to a lockbox maintained by any Canadian Loan Party (the “Canadian Lockbox” and, together with the US Lockbox, the “Lockboxes”) or a Material Account of any Canadian Loan Party, (iii) except as provided in Section 5.15(b), instruct the financial institution that maintains any US Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to one or more concentration deposit accounts maintained by any US Loan Party (each, a “US Concentration Account”) not less frequently than on a daily basis, (iv) except as provided in Section 5.15(b), instruct the financial institution that maintains such Canadian Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to one or more concentration deposit accounts maintained by any Canadian Loan Party (each, a “Canadian Concentration Account” and, together with the US Concentration Account, the “Concentration Accounts”) not less frequently than on a daily basis; (v) enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the applicable Loan Party, the Administrative Agent and any financial institution with which such Loan Party maintains a Concentration Account, Lockbox or Material Account (collectively, the “Blocked Accounts”) establishing the Administrative Agent’s control over and valid and perfected Lien on such account and (vi) deposit (or cause to be deposited) promptly (and in any event no later than the first Business Day after receipt thereof) all collections on Accounts (including those sent directly by an Account Debtor) into a Blocked Account covered by a Blocked Account Agreement. From and after such 90th and the 120th day, respectively, after the ~~Closing~~Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned)), each Loan Party shall ensure that this Section 5.15(a) is satisfied at all times.

(b)         Each Blocked Account Agreement relating to any Blocked Account shall require, after the delivery of notice by the Administrative Agent to the Lead Borrower and the deposit bank or securities intermediary party to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), by ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date has occurred), of all available Cash balances, Cash receipts and Cash Equivalents, including the ledger balance of each Concentration Account and each other Blocked Account (net of such minimum balance, not to exceed $~~500,000 per account or $5,000,000~~5.0 million in the aggregate for all such accounts as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”)), to an account maintained under the sole dominion and control of the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(a)(iii)~~)~~; provided that if the circumstances described in Section 2.18(b) or (c) are applicable, such amounts shall be applied in accordance with such Section 2.18(b) or (c), as applicable. In such event, each Loan Party agrees that it will not otherwise direct the proceeds of any Blocked Account.

Termination Date has occurred or (ii) all Events of Default have been cured and no Cash Dominion Period exists, shall (subject, in the case of clause (i), to the provisions of any applicable ABL Intercreditor Agreement) be remitted to an account of the applicable Loan Party (or if requested by any Loan Party, to the Lead Borrower on its behalf).

(g) Following the commencement of any Cash Dominion Period (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g), except to the extent necessary for one or more officers or directors of Holdings, the Lead Borrower or any of its subsidiaries to avoid personal or criminal liability under applicable Requirements of Law), in the event that any Blocked Account or the Administrative Agent Account contains identifiable Tax and Trust Funds, the Lead Borrower (acting in good faith) may, within thirty (30) days after such Tax and Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate. Notwithstanding anything to the contrary herein or in any other Loan Document, within five (5) Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit from such Blocked Account or Administrative Agent Account (in each case excluding amounts previously deposited to cash collateralize Letters of Credit hereunder), as applicable, the lesser of (a) the amount of Tax and Trust Funds specified in the Trust Fund Certificate, (b) the Availability on the date of such remittance and (c) the amount on deposit in such Blocked Account or Administrative Agent Account on the date of delivery of such Trust Fund Certificate, at the option of the Administrative Agent, (x) to the applicable Loan Party or (y) on behalf of the applicable Loan Party directly to the Person entitled to such Tax and Trust Funds; provided that in no event shall the Administrative Agent be required to remit any amount pursuant to this Section 5.15(g) to the extent that such amount was previously distributed in accordance with Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b) or (c) as applicable).  If any such amount is remitted to any Loan Party, such Loan Party shall apply such amount solely for the purpose set forth in the applicable Trust Fund Certificate on or prior to the date due; it being understood that the Administrative Agent shall not apply any amount consisting of identifiable Tax and Trust Funds pursuant to Section 2.11(a)(iii) (or otherwise in accordance with Section 2.18(b) or (c) as applicable) following its receipt of a Trust Fund Certificate.

ARTICLE VI ~~ARTICLE 6~~

NEGATIVE COVENANTS

From the ~~Closing~~Amendment No. 2 Effective Date until the Termination Date, (i) ~~in the case of Holdings, solely with respect to Sections 6.04(b) and 6.14, (ii) in the case of Intermediate~~ Holdings, solely with respect to Section 6.14, and (~~iii~~ii) the Borrowers covenant and agree with the Lenders that:

Section 6.01.       ~~Section 6.01~~ Indebtedness. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)          the Secured Obligations (including any Additional Revolving Loans and/or Additional Revolving Commitments);

(b)          Indebtedness of the Lead Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Lead Borrower or any other Restricted Subsidiary; provided that ~~in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan~~

~~Party owing to a Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.06; provided further that~~ any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party;

(c)          ~~Indebtedness in respect of the Senior Notes (including any guarantees thereof)~~[reserved];

(d)          (i)      Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the ~~Closing~~Amendment No. 2 Effective Date or any other purchase of assets or Capital Stock~~,~~; and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Lead Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e)          Indebtedness of the Lead Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of, or in lieu of, any of the foregoing items and (iii) in respect of commercial and trade letters of credit;

(f)           Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g)          ~~(i)~~ (i) guaranties by the Lead Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Lead Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h)          Guarantees by the Lead Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Lead Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; ~~provided that in the case of any Guarantee by any Loan Party of the obligations of any Person that is not a Loan Party, the related Investment is permitted under Section 6.06;~~

(i)         (i) Indebtedness of the Lead Borrower and/or any Restricted Subsidiaryexisting, or pursuant to commitments existing, on the ~~Closing Date and~~Amendment No. 2 Effective Date; provided that any such item of Indebtedness with an aggregate outstanding principal amount on the Amendment No. 2 Effective Date in excess of $5.0 million shall be described on Schedule 6.01; and (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the Amendment No. 2 Effective Date;

(j)           Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount of such Indebtedness not to exceed the greater of $~~75,000,000~~115.0 million and 45.0% of Consolidated Adjusted EBITDA minus amounts under this Section 6.01(j) reallocated to Section 6.01(u); ~~provided that the outstanding principal amount of Indebtedness incurred by Canadian Restricted Subsidiaries shall not exceed the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA;~~

(k)          Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)           Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)         (i) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary with respect to ~~Capital Leases and~~ purchase money Indebtedness incurred prior to or within two hundred seventy (270) days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets in an aggregate outstanding principal amount not to exceed the greater of $~~65,000,000~~100.0 million and ~~30.0~~40.0% of Consolidated Adjusted EBITDA and (ii) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary with respect to Capital Leases;

(n)          Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed, in each case, in connection with an acquisition or similar Investment permitted hereunder after the ~~Closing~~Amendment No. 2 Effective Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result after giving pro forma effect to such acquisition or similar Investment and (iii) if the amount of such Indebtedness exceeds $~~10,000,000~~15.0 million, after giving effect to such acquisition on a Pro Forma Basis, the Lead Borrower is in compliance with the Payment Conditions applicable to such Indebtedness;

(o)          Indebtedness consisting of promissory notes issued by the Lead Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Lead Borrower or any subsidiary (or their respective Immediate

Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)          the Lead Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (~~c~~a), (i), (j), (m), (n), (q), (r), (u), (w), (~~y~~x), (~~z~~y) and (~~jj~~ii) and this clause (p) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect of existing Refinancing Indebtedness under this clause (p); provided, that:

(i)           the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus commitment, underwriting, arrangement and similar fees, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01 (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02);

(ii)          other than in the case of Refinancing Indebtedness with respect to clauses (a), (i), (j), (m), (n), (r), (u), (x) and (~~z~~y) of this Section 6.01 (and other than customary bridge loans with a maturity date of not longer than one (1) year which are converted into, exchanged for, extended to or otherwise refinanced with Indebtedness subject to the requirements of this clause (ii)), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (1) ninety-one (91) days after the Latest Maturity Date and (2) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (other than to the extent resulting from a change in the final maturity date permitted under clause (A)(1) above);

(iii)         in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m) and (u) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause and after the incurrence thereof, shall constitute amounts outstanding under such clause;

(iv)         except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01, and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment ~~(~~or the Liens securing such Indebtedness were originally contractually ~~junior~~subordinated to the Liens on the Collateral securing the Secured Obligations~~)~~, such Refinancing Indebtedness is contractually subordinated to the Obligations in right of payment ~~(~~or the Refinancing Liens securing such Indebtedness are junior to the Liens on the Collateral securing the Secured Obligations and, in the case of ABL Priority Collateral, are subject to an ABL Intercreditor Agreement~~)~~, except to the extent the refinancing, refunding or replacement thereof constitutes a Restricted Debt Payment permitted under Section 6.04(b) (other than Section 6.04(b)(i)) or does not constitute a Restricted Debt Payment; ~~and~~

(v)          no Event of Default exists or would result therefrom; and ~~(q) [reserved];~~

(vi)      in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder and shall be subject to an Acceptable Intercreditor Agreement, or is unsecured, (B) if the Indebtedness being refinanced, refunded or replaced is secured, such Refinancing Indebtedness is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, such Refinancing Indebtedness shall not be Guaranteed by any Person other than a Loan Party, and (D) either (i) the other terms and conditions of such Refinancing Indebtedness (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Lead Borrower) to the lenders providing such Refinancing Indebtedness, than those contained in this Agreement or the Term Loan Agreement(other than covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Refinancing Indebtedness)) or (ii) such Refinancing Indebtedness shall reflect market terms and conditions (taken as a whole) at such time (as determined by the Lead Borrower in good faith).

(q)          Indebtedness incurred to finance, or assumed in connection with, any acquisition or similar Investment permitted hereunder after the Amendment No. 2 Effective Date; provided, that (i) before and after giving effect to such acquisition or similar Investment on a Pro Forma Basis, no Event of Default exists or would result therefrom, (ii) after giving effect to such acquisition or similar Investment on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Obligations and pari passu in right of payment with the Term Obligations, (1) such Indebtedness shall be subject to an Applicable Intercreditor Agreement, and (2) the First Lien Leverage Ratio does not exceed the greater of (x) 3.50:1.00 and (y) the First Lien Leverage Ratio as of the last day of the most recently ended Test Period, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Term Obligations, (1) such Indebtedness shall be subject to an Applicable Intercreditor Agreement, and (2) the Secured Leverage Ratio would not exceed the greater of (x) 5.00:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, and (C) if such Indebtedness is not secured by a Lien on the Collateral (including all Indebtedness of any Non-Guarantor Subsidiary), either (1)

the Total Leverage Ratio does not exceed the greater of (x) 5.25:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period, or (2) the pro forma Net Interest Coverage Ratio is not less than the lesser of (A) 2.00:1.00 and (B) the Net Interest Coverage Ratio as of the then most-recently ended Test Period, (iii) such Indebtedness does not mature prior to the Latest Maturity Date as of the date of incurrence thereof, (iv) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed the sum of (x) the greater of $127.5 million and 50.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period and (y) any other Indebtedness permitted to be incurred by such Restricted Subsidiaries that are not Loan Parties under this Section 6.01, (v) no such Indebtedness that is secured by a Lien on all of the Collateral shall be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral and (vi) the Weighted Average Life to Maturity of any such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Class of Revolving Loans (without giving effect to any prepayment thereof);

(r)          Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed ~~100~~200% of the amount of Net Proceeds received by the Lead Borrower (“Contribution Indebtedness”) from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its Capital Stock, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Lead Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to increase the Available Amount or to make ~~Investments,~~any Restricted Payments or ~~Restricted Debt Payments~~Investments in Unrestricted Subsidiaries hereunder and (C) other than Cure Amounts;

(s)           Indebtedness of the Lead Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)           [reserved];

(u)          Indebtedness of the Lead Borrower and/or any Restricted Subsidiary ~~Guarantor~~ in an aggregate outstanding principal amount not to exceed the sum of (i) the greater of $~~75,000,000~~127.5 million and ~~45.0~~50.0% of Consolidated Adjusted EBITDA and (ii) any amounts reallocated to this Section 6.01(u) from Section 6.01(j) and Section 6.04(a)(xi) minus (ii) any amounts under this Section 6.01(u) (after giving effect to clause (ii)) reallocated to Section 6.01(x);

(v)          [reserved];

(w)         Indebtedness of the Lead Borrower and/or any Restricted Subsidiary so long as, (i) such Indebtedness (other than purchase money Indebtedness, Capital Leases and other Indebtedness incurred to acquire, improve, repair or replace assets) does not mature prior to the date which is ninety-one (91) days after the Latest Maturity Date as of the date of incurrence thereof and (ii) the Payment Conditions have been satisfied, on a Pro Forma Basis; provided that if such indebtedness is secured by liens on the ABL Priority Collateral, such liens shall be junior to the liens on the ABL Priority Collateral securing the Obligations;

(x)          ~~[reserved];~~

(x)          ~~(y)~~ Indebtedness of the Lead Borrower under (i) the Term Facility (including any “Incremental Loans”, ~~Indebtedness constituting “~~“Incremental Equivalent Debt” and “Refinancing Indebtedness” (each as defined in the Term Credit Agreement or any equivalent term under the documentation governing the Term Facility)) in an aggregate principal amount that does not ~~to~~ exceed at any time the sum of (A) $~~695,000,000~~1,190.25 million, plus (B) ~~the aggregate outstanding principal~~an amount ~~of~~equal to the “Incremental ~~Loans” and “Incremental Equivalent Debt” (each as~~Cap” (as defined in the Term Credit Agreement or any equivalent term under the documentation governing the Term Facility) permitted under the Term Credit Agreement as in effect on the ~~Closing~~Amendment No. 2 Effective Date (as amended, restated, modified, replaced or substituted after the ~~Closing~~Amendment No. 2 Effective Date to conform to any amendment, restatement, modification, replacement or substitution of the Term Credit Agreement relating to the “Incremental Cap” thereunder), and ~~(ii)~~ any “Secured Banking Services Obligations” and “Secured Hedging Obligations”, as such terms are defined in the Term Credit Agreement or any equivalent term in any documentation governing the Term Facility, plus (C) any amounts reallocated to this Section 6.01(x) from Section 6.01(u);

(y)          ~~(z)~~ Indebtedness of the Lead Borrower and/or any Restricted Subsidiary comprised of Capital Lease obligations or rental payments in respect of any property Disposed of pursuant to any Sale and Lease-Back Transactions permitted pursuant to Section ~~6.08~~6.07;

(z)          ~~(aa)~~ [reserved];

(aa)        ~~(bb)~~ Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Lead Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb)        ~~(cc)~~ Indebtedness of the Lead Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(cc)         ~~(dd)~~ Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit;

(dd)        ~~(ee)~~ Indebtedness of the Lead Borrower and/or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder;

(ee)         ~~(ff)~~ unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default to exist under Section 7.01(i);

(ff)         ~~(gg)~~ without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Lead Borrower and/or any Restricted Subsidiary hereunder;

(gg)        ~~(hh)~~ to the extent constituting Indebtedness, obligations under the ~~Acquisition~~Merger Agreement or the documentation governing any Permitted Acquisition or similar Investment;

(hh)        ~~(ii)~~ customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(ii)          ~~(jj)~~ Indebtedness of the Lead Borrower and/or any Restricted Subsidiary relating to any factoring or similar arrangements entered into in the ordinary course of business or otherwise for working capital and general corporate purposes so long as any assets subject to any such arrangement are excluded from the Borrowing Base.

Section 6.02.        ~~Section 6.02~~ Liens. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)          Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b)          Liens for Taxes which are (i) for amounts not yet overdue by more than thirty (30) days or (ii) which are not required to be paid pursuant to Section 5.03;

(c)          statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than thirty (30) days or (ii) for amounts that are overdue by more than thirty (30) days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

(d)          Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)          Liens consisting of easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor defects or irregularities affecting any Real Estate Assets, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Lead Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f)           Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate not prohibited hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)          Liens (i) solely on any Cash earnest money deposits made by the Lead Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder or (ii) consisting of an agreement to Dispose or any property in a Disposition permitted under Section 6.07;

(h)          purported Liens evidenced by the filing of PPSA or precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)           Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)          Liens securing Refinancing Indebtedness permitted pursuant to Section 6.01(p), subject, to the extent required thereby, to an ABL Intercreditor Agreement, in each case, providing that any Liens on ABL Priority Collateral securing any Indebtedness incurred pursuant to this clause (k) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations; provided that no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced ~~(~~unless (except in the case of ~~Section~~Sections 6.01(~~y~~a) and (x), which shall be limited to the Collateral), such Lien is a Permitted Lien, except as otherwise provided in Section 6.01(p)~~)~~;

(l)           (i) Liens existing ~~on the Closing Date~~, or pursuant to commitmentsexisting, on the Amendment No. 2 Effective Date; provided, that any such Lien securing obligations ~~not exceeding $2,500,000 in the aggregate and Liens~~on the Amendment No. 2 Effective Date in excess of $5.0 million shall be described on Schedule 6.02; and~~, in each case, together with any modification, replacement, refinancing, renewal or extension thereof~~ (ii) Liens securing ordinary course capital leases, purchase money indebtedness, equipment financings, performance bonds, bank guarantees, letters of credit, guarantees and surety bonds existing as of the Amendment No. 2 Effective Date; provided, further, that ~~(i)~~ no such Lien extends to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, ~~and~~ (B) proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may  be cross-collateralized to other financings of such type provided by such lender or its affiliates), and (~~ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01~~C) Permitted Liens;

(m)         Liens arising out of Sale and Lease-Back Transactions permitted under Section ~~6.08~~6.07 and securing Indebtedness permitted pursuant to Section 6.01(~~z~~y);

(n)          Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)          (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that ~~(A)~~ no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions, replacements or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (~~B)~~ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A) or (ii)(B) of the proviso in Section 6.01(q) subject, to the extent required thereby, to an Applicable Intercreditor Agreement; provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (o) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement;

(p)          (i) Liens that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Lead Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of ~~Law~~law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) Liens of the type described in the foregoing clauses (i), (ii), (iii), (iv) and (v) securing obligations under Sections 6.01(f) and/or 6.01(s);

(q)          Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons but excluding any Capital Stock that is required to be pledged as Collateral) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Lead Borrower and/or its Restricted Subsidiaries;

(s)           Liens securing Indebtedness (and related obligations) incurred pursuant to Section 6.01(~~y~~x); provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (s) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to an ABL Intercreditor Agreement or another Applicable Intercreditor Agreement;

(t)           [reserved];

(u)          Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed (i) the sum of (~~i~~A) the greater of $~~75,000,000~~127.5 million and ~~45.0~~50.0% of Consolidated Adjusted EBITDA and (~~ii~~B) to the extent any amounts are reallocated from Section 6.04(a)(xi) to Section 6.01(u), an amount equal to such reallocated amount, minus (ii) to the extent any amounts are reallocated from Section 6.01(u) to Section 6.01(x), an amount equal to such reallocated amount; provided that any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (u) are junior to the Liens on ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to an ABL Intercreditor Agreement;

(v)          Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);

(w)         leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x)          Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y)          Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (~~bb~~aa), (cc), (hh) and (~~dd~~ii);

(z)          Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(aa)         Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb)        Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)         Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)        Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f);

(ee)         ~~(i)~~ (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)         Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg)        Liens evidenced by the filing of PPSA or UCC financing statements relating to any factoring or similar arrangements entered into in the ordinary course of business;

(hh)        Liens securing Indebtedness incurred pursuant to Section 6.01(w), so long as (i) the Payment Conditions have been satisfied, on a Pro Forma Basis, at the time of incurrence of such Liens and (ii) any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause (hh) are junior to the Liens on the ABL Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to an ABL Intercreditor Agreement or another Applicable Intercreditor Agreement;

(ii)          Liens ~~on assets of Restricted Subsidiaries that are not Loan Parties~~ securing commercial and trade letters of credit permitted under Section 6.01(e)(iii); and

(jj)          Liens disclosed in any mortgage on any Real Estate Asset securing the obligations under the Term Facility and any replacement, extension or renewal of any such Lien; provided that (i) no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereof and the proceeds thereof), other than Permitted Liens and (ii) such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.03.        ~~Section 6.03~~ No Further Negative Pledges. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any Collateral, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a)          specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b)          restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c)          restrictions contained in any Term Facility and the documentation governing Indebtedness permitted by clauses (j), (m), (p), (q), (u), (w), (x) and/or (y) of Section 6.01, in each case, to the extent such restriction does not restrict the Secured Obligations from being secured by assets that constitute Collateral;

(d)          restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e)          Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Lead Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f)           provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g)          any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h)          restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(i)           restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j)           restrictions set forth in documents which exist on the ~~Closing~~Amendment No. 2 Effective Date;

(k)          restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(l)           restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;

(m)         restrictions on any asset (or all of the assets) of and/or the Capital Stock of the Lead Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)          restrictions set forth in any agreement relating to any Permitted Lien that limits the right of the Lead Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and

(o)          restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Lead Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.04.         ~~Section 6.04~~ Restricted Payments; Certain Payments of Indebtedness.

(a)         The Lead Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i)    the Lead Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses, expenses to prepare any Tax returns or defend any Tax claims, and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and its subsidiaries);

(ii) below, does not exceed in any Fiscal Year the greater of $~~20,000,000~~30.0 million and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(B)         with the proceeds of any sale or issuance of the Capital Stock of the Lead Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Lead Borrower or any Restricted Subsidiary);

(C)         with the net proceeds of any key-man life insurance policies; or

(D)         with Cash and Cash Equivalents in an amount not to exceed in any Fiscal Year, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), the greater of $~~20,000,000~~30.0 million and 12.0% of Consolidated Adjusted EBITDA, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(iii)         the Lead Borrower may make Restricted Payments in an amount not to exceed the portion, if any, of the Available ~~Excluded Contribution~~ Amount on such date that the Lead Borrower elects to apply to this clause (iii)~~;~~ so long as, solely with respect to the utilization of amounts set forth in clause (a)(i) of the definition of Available Amount, no Event of Default under Section 7.01(a) or under Sections 7.01(f) or (g) (with respect to the Lead Borrower) exists or would result therefrom;

(iv)         the Lead Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Lead Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)          the Lead Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or ~~tax~~Tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi)         for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which the Lead Borrower and/or any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local or foreign income Tax purposes for which such Parent Company is the common parent, the Lead Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state, local or foreign income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Lead Borrower and/or its applicable subsidiaries; provided that~~,~~ the aggregate amount of such distributions shall not exceed the aggregate Taxes the Lead Borrower and/or its subsidiaries, as applicable, would be required to pay in respect of such U.S. federal, state, local and foreign Taxes on a stand-alone basis for such taxable period; provided further that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose;

(vii)        the Lead Borrower may make Restricted Payments (A) to consummate to the extent constituting Restricted Payments, the Transactions, including to pay working capital and purchase price adjustments and other payment obligations under the Merger Agreement and (B) to pay Transaction Costs;

(viii)so long as no Event of Default exists at the time of declaration of such Restricted Payment, ~~following the consummation of the first Qualifying IPO,~~ the Lead Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock ~~in an~~not to exceed an aggregate amount ~~of 6%~~ per annum ~~of the net Cash proceeds received by or contributed to the Lead Borrower from any Qualifying IPO~~equal to the greater of (A) $30,000,000 and (B) an amount equal to 7% of Market Capitalization minus the Landcadia Stock Redemption Amount;

(ix)         the Lead Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Lead Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of ~~subclauses~~sub-clauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Lead Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Lead Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(x)          to the extent constituting a Restricted Payment, the Lead Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(xi)         the Lead Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of $~~60,000,000~~90.0 million and 35.0% of Consolidated Adjusted EBITDA minus the sum of (~~i~~A) any amounts under this Section 6.04(a)(xi) reallocated to make Restricted Debt Payments pursuant to Section 6.04(b)(iv), (B)~~, (ii)~~ any amounts under this Section 6.04(a)(xi) reallocated to make Investments pursuant to Section 6.06(q), and (~~iii~~C) any amounts under this Section 6.04(a)(xi) reallocated to incur Indebtedness pursuant to Section 6.01(u) (which may be further reallocated as provided therein);

(xii)        the Lead Borrower may pay any dividend or consummate any redemption within sixty (60) days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;

(xiii)the Lead Borrower may make Restricted Payments ~~so long as~~; provided that the Payment Conditions applicable to Restricted Payments have been satisfied~~,~~ on a Pro Forma Basis;

(xiv)      the Lead Borrower may make Restricted Payments to enable any Parent Company to make Restricted Payments solely in the Qualified Capital Stock of such Parent Company;

(xv)        the Lead Borrower may make Restricted Payments (A) to pay amounts permitted under Section 6.09(f) ~~and~~, (g), (h), (i), (k) and (m) and (B) in an aggregate amount not to exceed $500,000 per calendar year; and

(xvi)       the Lead Borrower may make Restricted Payments ~~to permit any Parent Company (A) to redeem or make any payments in respect of the Junior Debentures (and corresponding distributions and redemptions in respect of the Trust Preferred Securities), so long as the Net Interest Coverage Ratio, calculated on a Pro Forma Basis, would not be less than 2.00:1.00, and (B) to redeem or make any payments in respect of the Junior Debentures (and corresponding distributions and redemptions in respect of the Trust Preferred Securities), from the proceeds of (x) any indebtedness of any of Holdings, the Lead Borrower and its Restricted Subsidiaries permitted to be incurred hereunder and (y) any capital contribution to, or sale or issuance of Capital Stock by, the Lead Borrower or any Parent Company (to the extent such proceeds are contributed by such Parent Company to the Borrower or any Restricted Subsidiary).~~in the form of Capital Stock of, or Indebtedness owed to Holdings, the Lead Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash and Cash Equivalents (except to the extent constituting proceeds from the Disposition of all or substantially all of the assets of such Unrestricted Subsidiary) and/or intellectual property material (as determined by the Lead Borrower in good faith) to the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole).

(b)          ~~Holdings and the~~The Lead Borrower shall not, nor shall ~~they~~it permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of ~~or interest on~~ (~~w~~x) any Junior Lien Indebtedness, (~~x~~y) any Subordinated Indebtedness~~, (y) the Junior Debentures~~ or (z) solely to ~~the~~ extent proceeds of Revolving Loans are being used to make such ~~payment~~payments, unsecured Indebtedness, in each cases of clauses (~~w), (~~x), (y) and (z), with an individual outstanding principal amount in excess of the Threshold Amount (such Indebtedness under clauses ~~(w),~~ (x), (y) and (z), in each case, with an individual outstanding principal amount in excess of the Threshold Amount, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i)           any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 (except to the extent subject to clause (iv)(C) of the proviso to Section 6.01(p)) ~~and/or any Permitted Junior Debenture Refinancing~~;

(ii)          payments as part of an AHYDO catch-up payment;

(iii)         payments of regularly scheduled interest as and when due in respect of any Restricted Debt ~~(other than the Junior Debentures)~~, except for any payments with respect to any such Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv)         so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed (~~i) the sum of (~~A) the sum of (1) the greater of $~~60,000,000~~100.0 million and ~~35.0~~40.0% of Consolidated Adjusted EBITDA and (~~B~~2) any amounts reallocated to this Section 6.04(b)(iv) from Section 6.04(a)(xi) and Section 6.06(q), minus (~~ii~~B) any amounts reallocated from this Section 6.04(b)(iv)~~(A)~~ to make Investments pursuant to Section 6.06(q);

(v)          (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Lead Borrower or any Restricted Subsidiary, in each case, other than any amounts constituting a Cure Amount, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi)         Restricted Debt Payments in an amount not to exceed the portion, if any, of the Available ~~Excluded Contribution~~ Amount on such date that the Lead Borrower elects to apply to this clause (vi);

(vii)        Restricted Debt Payments; provided that the Payment Conditions applicable to Restricted Debt ~~Prepayments~~Payments have been satisfied on a Pro Forma Basis; and

(viii)       mandatory prepayments of Restricted Debt (and related payments of interest) made with “Declined Proceeds” (as defined in the Term Credit Agreement)~~; and~~ (it being understood that any “Declined Proceeds” (as defined in the Term Credit Agreement) applied to make Restricted Debt Payments in reliance on this Section 6.04(b)(viii) shall not increase the amount available under clause (viii) of the definition of “Available Amount” to the extent so applied).

~~(ix) the Lead Borrower may make Restricted Debt Payments to permit any Parent Company (A) to redeem or make any payments in respect of the Junior Debentures (and corresponding distributions and redemptions in respect of the Trust Preferred Securities), so long as the Net Interest Coverage Ratio, calculated on a Pro Forma Basis, would not be less than 2.00:1.00, and (B) to redeem or make any payments in respect of the Junior Debentures (and corresponding distributions and redemptions in respect of the Trust Preferred Securities), from the proceeds of (x) any indebtedness of any of Holdings, the Lead Borrower and its Restricted Subsidiaries permitted to be incurred hereunder and (y) any capital contribution to, or sale or issuance of Capital Stock by, the Lead Borrower or any Parent Company (to the extent such proceeds are contributed by such Parent Company to the Borrower or any Restricted Subsidiary).~~

Section 6.05.         ~~Section 6.05~~ Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the Term Facility Documentation, any document with respect to any “Incremental Equivalent Debt” (as defined in the Term Credit Agreement or any equivalent term under the Term Facility) and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Lead Borrower to pay dividends or other distributions to the Lead Borrower or any Subsidiary Guarantor or (ii) any Restricted Subsidiary to make cash loans or advances to the Lead Borrower or any Subsidiary Guarantor, except:

(a)          in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p), (u), (w) and/or (~~y~~x) of Section 6.01;

(b)          by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c)          that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d)          assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(e)          in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f)           in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)          imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(h)          on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i)           set forth in documents which exist on the ~~Closing~~Amendment No. 2 Effective Date and not created in contemplation thereof;

(j)           those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the ~~Closing~~Amendment No. 2 Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Lead Borrower);

(k)          those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(l)           those arising in any Loan Document and/or any Loan Document (~~each~~ as defined in the Term Credit Agreement), any Hedge Agreement and/or any agreement relating to any Banking Services Obligation;

(m)         any Indebtedness permitted under Section 6.01; provided that no such restrictions are, in the good faith judgment of the Lead Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in any Indebtedness existing on the ~~Closing~~Amendment No. 2 Effective Date (including under this Agreement~~,~~ and the Term Credit Agreement); and/or

(n)          those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06.        ~~Section 6.06~~ Investments. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)   Cash or Investments that were Cash Equivalents at the time made;

(b)   (i) Investments existing on the ~~Closing~~Amendment No. 2 Effective Date in any subsidiary~~,~~ and (ii) Investments ~~made after the Closing Date~~ among the Lead Borrower and/or one or more Restricted Subsidiaries ~~that are Loan Parties (other than Holdings), (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the sum of (A) the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA and (B) any amounts reallocated to this Section 6.06(b) from Section 6.06(d), (iv) Investments made by Holdings, the Lead Borrower and/or any Restricted Subsidiary in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party, and (v) Investments made by any Restricted Subsidiary that is not a Loan Party in~~in any Loan Party (other than Holdings) or any other Restricted Subsidiary of the Lead Borrower;

(c)   Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Lead Borrower or any Restricted Subsidiary;

(d)   Investments in Unrestricted Subsidiaries or in joint ventures (including in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to make an Investment in joint ventures, including to create, form and/or acquire any joint venture) in an aggregate outstanding amount not to exceed ~~(i)~~ the greater of $~~50,000,000~~80.0 million and 30.0% of Consolidated Adjusted EBITDA ~~minus (ii) any amounts reallocated from this Section 6.06(d) to Section 6.06(b)(iii)]~~;

(e)   ~~(i)~~ Permitted Acquisitions ~~and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions (subject to any applicable limitations in clause (b) of the first proviso in the definition of “Permitted Acquisition”;~~;

(f)    Investments (i) existing on, or contractually committed to or contemplated as of, the ~~Closing Date and~~Amendment No. 2 Effective Date, which, to the extent individually greater than $5.0 million are described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(g)   Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h)   loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Lead Borrower and its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed the greater of $~~7,500,000~~15.0 million and 5.0% of Consolidated Adjusted EBITDA at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Lead Borrower for the purchase of such Capital Stock;

(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)    Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on ~~subclause~~sub-clause (ii)(y) of the proviso thereto), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g)) and affiliate transactions permitted by Section 6.09 (other than Section 6.09(d));

(k)   Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)  loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries)), the Lead Borrower and/or any subsidiary in the ordinary course of business;

(n)   Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Lead Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)   ~~(i)~~ (i) Investments of any Restricted Subsidiary acquired after the ~~Closing~~Amendment No. 2 Effective Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Lead Borrower or any Restricted Subsidiary after the ~~Closing~~Amendment No. 2 Effective Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p)   Investments made in connection with the Transactions;

(q)   Investments made after the ~~Closing~~Amendment No. 2 Effective Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed at any time outstanding an amount equal to (i) the sum of (A) the greater of $~~75,000,000~~127.5 million and ~~45.0~~50.0% of Consolidated Adjusted EBITDA, (B) any amounts reallocated to this Section 6.06(q) from Section 6.04(a)(xi) ~~or~~and Section 6.04(b)(iv), and (C) with respect to any Person that becomes a Restricted Subsidiary of the Lead Borrower if the Lead Borrower or any of its Restricted Subsidiaries made an Investment in such Person after the ~~Closing~~Amendment No. 2 Effective Date prior to such Person becoming a Restricted Subsidiary, the Fair Market Value of such Investments as of the date on which such Person becomes a Restricted Subsidiary, minus (ii) any amounts reallocated from this Section 6.06(q) to make Restricted Debt Payments pursuant to Section 6.04(b)(iv);

(r)    Investments made after the ~~Closing~~Amendment No. 2 Effective Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an amount not to exceed the portion, if any, of the Available ~~Excluded Contribution~~ Amount on such date that the Lead Borrower elects to apply to this clause (r);

(s)   ~~(i)~~ (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Lead Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u)   ~~Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e));~~[reserved];

(v)   Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(w)  Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)   [~~Reserved~~reserved];

(y)   Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the ~~Closing~~Amendment No. 2 Effective Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(z)   unfunded pension fund and other employee benefit plan obligations and liabilities (whether or not such amounts are then being amortized and paid) to the extent that they are permitted to remain unfunded under applicable law;

(aa) Investments in the Lead Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) Investments ~~so long as, after giving effect thereto~~; provided that the Payment Conditions applicable to Investments have been satisfied on a Pro Forma Basis~~, the Payment Conditions with respect to Investments have been satisfied~~;

(cc) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and

(dd) Investments in similar businesses in an aggregate outstanding principal amount not to exceed the greater of $~~60,000,000~~127.5 million and ~~35.0~~50.0% of Consolidated Adjusted EBITDA.

Section 6.07. ~~Section 6.07~~ Fundamental Changes; Disposition of Assets. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets in a single transaction or in a series of related transactions, except:

(a)       any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Lead Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into ~~any~~the US Borrower, (A) ~~such~~the US Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not ~~such~~the US Borrower (any such Person, the “US Successor Borrower”), (~~x~~w) the US Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (~~y~~x) the US Successor Borrower shall expressly assume the Obligations of ~~such~~the US Borrower in a manner reasonably satisfactory to the Administrative Agent and concurrently with the consummation of such merger, consolidation or amalgamation, 100% of the Capital Stock of the US Successor Borrower shall be pledged to the Administrative Agent for the benefit of the Secured Parties, (y) the US Successor Borrower shall have complied with the Collateral and Guarantee Requirement and Perfection Requirements (as if such Person were a newly formed Restricted Subsidiary that is not an Excluded Subsidiary), and (z)(1) except as the Administrative Agent may otherwise agree, each ~~applicable Guarantor~~Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents ~~and~~, (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions, (3) the Administrative Agent and each requesting Lender shall have received at least three (3) Business Days prior to such Person becoming the US Successor Borrower all documentation and other information in respect of the US Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act) and (4) if the US Successor Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then such Person shall have delivered to the Administrative Agent and each requesting Lender a Beneficial Ownership Certification in relation to such Person; it being understood and agreed that if the foregoing conditions under clauses (~~x~~w) through (z) are satisfied, the US Successor Borrower will succeed to, and be substituted for, ~~such~~the US Borrower under this Agreement and the other Loan Documents, (ii) in the case of any such merger, consolidation or amalgamation with or into the Canadian Borrower, (A) the Canadian Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Canadian Borrower (any such Person, a “Canadian Successor Borrower”), (~~x~~w) the Canadian Successor Borrower shall be a Canadian Person, (~~y~~x) the Canadian Successor Borrower shall expressly assume the Obligations of the Canadian Borrower in a manner reasonably satisfactory to the Administrative Agent, (y) the Canadian Successor Borrower shall have complied with the Collateral and Guarantee Requirement and Perfection Requirements (as if such

Person were a newly formed Restricted Subsidiary that is not an Excluded Subsidiary) and (z) (1) except as the Administrative Agent may otherwise agree, each applicable Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents ~~and~~, (2) upon its reasonable request, the Administrative Agent shall have received customary legal opinions and (3) the Administrative Agent shall have received at least three (3) Business Days prior to such Person becoming the Canadian Successor Borrower all documentation and other information in respect of such Canadian Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations (including the Canadian AML Laws); it being understood and agreed that if the foregoing conditions under clauses (~~x~~w) through (z) are satisfied, the Canadian Successor Borrower will succeed to, and be substituted for, the Canadian Borrower under this Agreement and the other Loan Documents, and (iii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b)   Dispositions (including of Capital Stock) among the Lead Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for Fair Market Value with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof); provided, further, that the Lead Borrower shall deliver an updated Borrowing Base Certificate at any time the amount of assets Disposed of pursuant to this clause (b) reduces the Borrowing Bases by more than $~~7,500,000~~7.5 million;

(c)   ~~(i)~~ (i) the liquidation or dissolution of any Restricted Subsidiary (other than the Canadian Borrower) if the Lead Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Lead Borrower, is not materially disadvantageous to the Lenders and the Lead Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Lead Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d)   (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e)   Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Lead Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Lead Borrower) or (B) otherwise economically impracticable to maintain;

(f)    Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)   Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens~~,~~ and Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) ~~and Sale and Lease-back Transactions permitted by Section 6.08~~;

(h)   Dispositions for Fair Market Value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $~~65,000,000~~100.0 million and 40.0% of Consolidated Adjusted EBITDA, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Lead Borrower or any Restricted Subsidiary) of the Lead Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the Lead Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Lead Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) ~~and Section 6.08(B)(1)(z)~~ that is at that time outstanding, not in excess of the greater of $~~50,000,000~~100.0 million and ~~30.0~~40.0% of Consolidated Adjusted EBITDA, in each case, shall be deemed to be Cash; provided, further, that (x) on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) an updated Borrowing Base Certificate shall be delivered to the Administrative Agent to the extent such Disposition causes the Borrowing ~~Base~~Bases to be reduced by greater than $~~7,500,000~~7.5 million;

(i)    to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)   Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) and any factoring or similar arrangement or in connection with the collection or compromise of any of the foregoing;

(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m)  ~~(i)~~ (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)   Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)   Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)   [reserved];

(q)   Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Lead Borrower) for like property or assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s)   ~~Dispositions set forth on Schedule 6.07(s)~~[reserved];

(t)    ~~(i)~~ (i)      licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Lead Borrower, are not material to the conduct of the business of the Lead Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u)   terminations or unwinds of Derivative Transactions;

(v)   Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries~~;~~ (other than to the extent the primary assets thereof consist of Cash and Cash equivalents (except to the extent constituting proceeds from the Disposition of all or substantially all of the assets (other than Dispositions constituting solely of Cash or Cash equivalents) of such Unrestricted Subsidiary));

(w)  Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees,

members of management, managers or consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary;

(x)   Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirement of Law;

(y)   any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S., (ii) any Canadian Loan Party in the U.S. and/or (iii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z)   any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; ~~and~~

(aa) Dispositions involving assets having a Fair Market Value in the aggregate ~~since the Closing Date~~in any Fiscal Year of not more than the greater of $~~60,000,000~~80.0 million and ~~35.0~~30.0% of Consolidated Adjusted EBITDA~~.~~, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years; and

(bb) Sale and Lease-Back Transactions of assets having a Fair Market Value in the aggregate of not more than the greater of $127.5 million and 50.0% of Consolidated Adjusted EBITDA.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article ~~8~~VIII.

~~Section 6.08 Sale and Lease-Back Transactions. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Lead Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Lead Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Lead Borrower or such Restricted Subsidiary to any Person (other than the Lead Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided, that any Sale and Lease-Back Transaction shall be permitted so long as such Sale and Lease-Back Transaction is (A) permitted by Section 6.01(m), and/or (B) (1) made in exchange for not less than 75% cash consideration (provided, that for purposes of the foregoing 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Lead Borrower or any Restricted Subsidiary) of the Lead Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Lead Borrower and/or its applicable~~

~~Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Sale and Lease-Back Transaction, (y) any Securities received by the Lead Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Sale and Lease-Back Transaction and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(z) that is at that time outstanding, not in excess of the greater of $50,000,000 and 30.0% of Consolidated Adjusted EBITDA), (2) the Lead Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate Fair Market Value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $60,000,000 and 35.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.~~

Section 6.08.                      [Reserved].

Section 6.09.                       ~~Section 6.09~~ Transactions with Affiliates. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $~~10,000,000~~20.0 million with any of their respective Affiliates on terms that are less favorable to the Lead Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Lead Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)      any transaction between or among Holdings, the Lead Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent not prohibited by this Agreement;

(b)      any issuance, sale or grant of securities or other payments, awards orgrants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Lead Borrower or any Restricted Subsidiary;

(c)      ~~(i)~~ (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Lead Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)       ~~(i)~~ transactions permitted by Sections 6.01~~(b), (d), (h), (o), (cc), (dd), (ff) and (hh), 6.02 (to the extent securing Indebtedness under any of preceding clauses of Section 6.01)~~, 6.02, 6.04, 6.06 and 6.07~~(a), (g), (j) and (y), and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement~~;

(e)       transactions in existence on the ~~Closing~~Amendment No. 2 Effective Date or pursuant to any agreements or arrangements in effect on the ~~Closing~~Amendment No. 2 Effective Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the ~~Closing~~Amendment No. 2 Effective Date;

(f)      (i) the payment of management, monitoring, consulting, advisory, ~~Transaction~~transaction, termination and similar fees to any Investor pursuant to any management agreement entered into by the Lead Borrower (and/or any Parent Company) on ~~or prior to the Closing~~the Amendment No. 2 Effective Date (without giving effect to any amendment materially increasing such fees) and (ii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants pursuant to such management agreement or similar agreement, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods; provided that, so long as an Event of Default exists under Section 7.01(a) (solely with respect to principal, interest and fees), (f) or (g) (with respect to the Lead Borrower), the payment of such management, monitoring, consulting, advisory, transaction, termination and similar fees in clause (i) may be restricted, in which case, such fees shall continue to accrue and be payable upon the waiver, termination or cure of the relevant Event of Default;

(g)      the Transactions, including the payment of Transaction Costs and payments required under the Merger Agreement;

(h)      customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Lead Borrower in good faith;

(i)      transactions and payments required under the definitive agreement for any acquisition or Investment permitted under this Agreement (to the extent any seller, employee, officer or director of the acquired entities becomes an Affiliate in connection with such transaction);

(j)      transactions among the Loan Parties to the extent permitted under this Article ~~6~~VI;

(k)      the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Lead Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any

Parent Company, to the extent attributable to the operations of the Lead Borrower or its Restricted Subsidiaries;

(l)      transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Lead Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Lead Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m)       the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)       ~~(i)~~ (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Lead Borrower and (ii) any intercompany loans made by Holdings to the Lead Borrower or any Restricted Subsidiary; and

(o)      any transaction in respect of which the Lead Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Lead Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Lead Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10.                      ~~Section 6.10~~ Conduct of Business. From and after the ~~Closing~~Amendment No. 2 Effective Date, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Lead Borrower or any Restricted Subsidiary on the ~~Closing~~Amendment No. 2 Effective Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11.                       ~~Section 6.11~~ [Reserved].

Section 6.12.                      ~~Section 6.12~~ Amendments of or Waivers with Respect to Restricted Debt. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Junior Lien Indebtedness constituting Restricted Debt (or the documentation governing any Junior Lien Indebtedness constituting Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is in the reasonable judgment of the Lead Borrower materially adverse to the interests of the Lenders (in their capacities as such); provided that, (a) for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness~~, any Permitted Junior Debenture Refinancing~~ or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Junior Lien Indebtedness constituting Restricted Debt, in each case, that is permitted under this Agreement in respect thereof, and (b) at the request of the Lead Borrower, the form of any documentation governing any Restricted Debt shall be deemed acceptable to the Lenders if posted to the Lenders and not objected to by the Required Lenders within five (5) Business Days thereafter.

Section 6.13.                       ~~Section 6.13~~ Fiscal Year. The Lead Borrower shall not change its Fiscal ~~Year~~Year-end; provided~~,~~ that, the Lead Borrower may, upon written notice to the

Administrative Agent, change the Fiscal ~~Year~~Year-end of the Lead Borrower to end on a specific date (e.g., December 31) or adopt another fiscal ~~year~~calendar, in which case the Lead Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14.                       ~~Section              6.14~~        Permitted Activities of Holdings ~~and Intermediate Holdings~~.  Holdings ~~and Intermediate Holdings~~ shall not:

(a)      incur any Indebtedness for borrowed money other than (i) ~~Guarantees of~~ Indebtedness ~~permitted under Section 6.01~~in connection with the Transactions, (ii) Indebtedness of the type permitted under Sections 6.01(~~o~~a), (o) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof) and (iii) Indebtedness that is not guaranteed by the Lead Borrower or any Restricted Subsidiary ~~unless such guarantees~~that are otherwise permitted hereunder ~~and (iv) Indebtedness or other obligations under the Junior Debentures and any Permitted Junior Debenture Refinancing~~;

(b)      create or suffer to exist any Lien on any property or asset now owned or hereafter acquired other than the Liens securing Indebtedness of the type permitted under Sections 6.01(a), (o), (~~y~~x) and (z) and any Refinancing Indebtedness in respect thereof (including any Guarantees thereof), subject, if applicable, to an ABL Intercreditor Agreement;

(c)      engage in any business activity or own any material assets other than (i) directly or indirectly holding the Capital Stock of ~~Intermediate Holdings,~~ the Lead Borrower~~, Hillman Trust~~ and any ~~other~~ subsidiary of the Lead Borrower, (ii) performing its obligations under the Loan Documents~~, the Junior Debentures, the Senior Notes, any Term Facility~~ and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted to be incurred, granted or made, as applicable, by it hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting ~~any initial public offering of its Capital Stock~~the Transactions; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock or debt securities of, Holdings or ~~Intermediate Holdings~~any Parent Company pending the application thereof and (B) the proceeds of Indebtedness permitted ~~by~~ to be incurred by it hereunder; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiii) making and holding intercompany loans to Holdings, ~~Intermediate Holdings,~~ the Lead Borrower and/or the

Restricted Subsidiaries of the Lead Borrower, as applicable; (xiv) making and holding Investments of the type permitted under Section 6.06(h); (xv) making Investments ~~in Intermediate Holdings and~~directly or indirectly in the Lead Borrower (and other Investment contemplated by Section 6.04(a)) and making any Restricted Payment (assuming for such purpose that the definition thereof applies to the Capital Stock of Holdings ~~and Intermediate Holdings~~), (xvi) consummating any transaction permitted by Section 6.14(d), including creating, and directly or indirectly holding the Capital Stock of, any other Person for purposes of effectuating any transaction permitted by Section 6.14(d), and (~~xvi~~xvii) activities incidental to any of the foregoing; or

(d) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom~~,~~ (A) ~~any Holding Company~~Holdings may consolidate or amalgamate with, or merge with or into, any Holding Company or any other Person (other than the Lead Borrower and any of its subsidiaries) so long as (i) such Holding Company is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not ~~such~~a Holding Company, (x) the successor Person expressly assumes all obligations of ~~such Holding Company~~Holdings under this Agreement and the other Loan Documents to which ~~such Holding Company~~Holdings is a party ~~pursuant to a supplement hereto and/or thereto in a form~~in a manner reasonably satisfactory to the Administrative Agent and (y) ~~the Lead Borrower~~ delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (z) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion~~,~~ and (B) ~~any Holding Company~~Holdings may convey, sell or otherwise transfer all or substantially all of its assets (including the Capital Stock of ~~Intermediate Holdings and~~ the Lead Borrower) to any other Person so long as (~~w~~x) no Change of Control results therefrom, (~~x~~y) (1) if not a Holding Company, the Person acquiring such assets expressly assumes all of the obligations of such Holding Company under this Agreement and the other Loan Documents to which such Holding Company is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent ~~and~~, (2) concurrently with the consummation of such transfer, causes 100% of the Capital Stock of ~~Intermediate Holdings and~~ the Lead Borrower, to the extent applicable, to be pledged to the Administrative Agent for the benefit of the Secured Parties, (3) the Person acquiring such assets shall have complied with the Collateral and Guarantee Requirement and Perfection Requirements applicable to Holdings and (~~y~~4) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the foregoing conditions under ~~clause (w) set forth in~~ this clause (B)(y) and (z) (1) except as the Administrative Agent may otherwise agree, each Loan Party shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents and (2) upon its reasonable request, the Administrative Agent shall have received a customary legal opinion; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to ~~such Holding Company~~Holdings will succeed to, and be substituted for, ~~such Holding Company~~Holdings under this Agreement and ~~such Holding Company~~Holdings shall be released from all obligations under the Loan Documents, and (C) ~~any Holding Company~~Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the pledge of the Capital Stock in the Lead Borrower.

Section 6.15.       ~~Section 6.15~~ Financial Covenant.

(a)       Fixed Charge Coverage Ratio. During any Covenant Trigger Period, the Lead Borrower will not permit the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) to be less than 1.00:1.00.

(b)      Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article ~~7~~VII), in the event the Lead Borrower has failed to comply with Section 6.15(a) above for any Fiscal Quarter, the Lead Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is fifteen (15) Business Days after the later of (x) the date on which the financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) and (y) the first date following the end of such Fiscal Quarter a Covenant Trigger Period is triggered, to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of Qualified Capital Stock or such other equity (the “Cure Amount”), and thereupon the Lead Borrower’s compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be no more than two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.15(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Lead Borrower that the Lead Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the fifteenth (15th) Business Day following the later of (x) the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, and (y) the first date following the end of such Fiscal Quarter on which a Covenant Trigger Period is triggered, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Revolving Loans or terminate the Commitments or any Additional Revolving Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 6.15(a), (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction of Indebtedness) for the purpose of determining compliance with Section 6.15(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness) and (B) disregarded for all other purposes, including the purpose of determining basket levels set forth in Article ~~6~~VI of this Agreement and (vi) no Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.

ARTICLE VII ~~ARTICLE 7~~

EVENTS OF DEFAULT

Section 7.01.         ~~Section 7.01~~ Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)          Failure To Make Payments When Due.  Failure by the Lead Borrower to pay (i) any principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Revolving Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or

(b)          Default in Other Agreements.  (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or event of default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace or cure period, if any, provided therefor, but solely to the extent the effect of such breach or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or mandatorily redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Revolving Loans pursuant to ~~this~~ Article ~~7~~VII; or

(c)          Breach of Certain Covenants. Failure ~~by~~of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (solely as it applies to the preservation of the existence of the Lead Borrower), or Article ~~6~~VI; or

(d)          Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made, it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or

(e)          Other Defaults Under Loan Documents. Default by any Loan Party (i) in the performance of or compliance with Section 5.01(l) which default has not been remedied or waived within five (5) Business Days (or three (3) Business Days when delivery of weekly Borrowing Base Certificates is required) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent, (ii) in the performance of or compliance with Section 5.15 (after giving effect to any extensions) which default has not been remedied or waived within ten (10) days (or two (2) Business Days during the continuance of a Cash Dominion Period) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent, or (iii) in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to ~~in~~ the foregoing clauses (i) or (ii) or in any other Section of this Article ~~7~~VII, which default has not been remedied or waived within thirty (30) days after receipt by the Lead Borrower of written notice thereof from the Administrative Agent; or

(f)           Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, state or local law; or (ii) the commencement of an involuntary case against ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, monitor, custodian or other officer having similar powers over ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party any of their Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or (iii) the involuntary appointment of an interim receiver, trustee, monitor or other custodian of ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for sixty (60) consecutive days; or

(g)          Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case or proceeding under any Debtor Relief Law, or the consent by ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or proceeding or to the conversion of an involuntary case or proceeding to a voluntary case or proceeding, under any Debtor Relief Law, or the consent by ~~the Lead Borrower~~any Loan Party or any of ~~its~~their Restricted

Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, interim receiver, receiver and manager, trustee, monitor or other custodian for all or a substantial part of its property; (ii) the making by ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h)          Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party as to which the relevant indemnitor has been notified and not denied coverage, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of sixty (60) days; or

(i)           Employee Benefit Plans. (i) The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of ~~Holdings, Intermediate Holdings, the Lead Borrower or any of its~~any Loan Party or any of their Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (ii) (A) the voluntary full or partial wind up of a Canadian Pension Plan that provides benefits on a defined benefits basis; (B) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan that provides benefits on a defined benefits basis; or (C) any other event or condition which could reasonably be expected to constitute grounds for the termination of, winding up of, partial termination or winding up of, or the appointment of a trustee to administer, any Canadian Pension Plan that provides benefits on a defined benefits basis, in each case in clauses (A), (B) and (C) which would reasonably be expected to result in a Material Adverse Effect; or

(j)           Change of Control.  The occurrence of a Change of Control; or

(k)          Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared, by a court of competent jurisdiction, to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof and other than solely as a result of acts or omissions by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC or PPSA (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party~~,~~; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC or PPSA (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or

(l)           Lien Subordination. (i) With respect to any Liens on the ABL Priority Collateral securing the Secured Obligations, such Liens cease to have senior “first priority” status pursuant to an ABL Intercreditor Agreement with respect to Liens on such ABL Priority Collateral securing Indebtedness outstanding under any Term Facility or any Junior Lien Indebtedness, in each case, with an aggregate principal amount outstanding in excess of the Threshold Amount, and (ii) with respect to the provisions in any ABL Intercreditor Agreement subordinating the Liens on the Collateral securing Indebtedness outstanding under any Term Facility or any Junior Lien Indebtedness, in each case, with an aggregate principal amount outstanding in excess of the Threshold Amount~~,~~ to the Liens on the Collateral securing the Secured Obligations, (A) any Loan Party contests in writing the validity or enforceability thereof, (B) any court of competent jurisdiction in a final non-appealable order, determines such subordination provisions to be invalid or unenforceable, or (C) such subordination provisions otherwise cease to be valid, binding and enforceable obligations of the parties to such ABL Intercreditor Agreement~~;~~, then, and in every such event (other than an event with respect to Holdings or the Borrowers described in clause (f) or (g) of this Article) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) terminate theCommitments or any Additional Revolving Commitments~~,~~ and thereupon such Commitments ~~and/~~or Additional Revolving Commitments shall terminate immediately, (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) require that the US ~~Borrowers~~Borrower deposit in the US LC Collateral Account and the Canadian Borrower deposits in the Canadian LC Collateral Account, an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 101% of the relevant face amount) of the then outstanding US LC Exposure (minus the amount then on deposit in the US LC Collateral Account) or Canadian LC Exposure (minus the amount then on deposit in the Canadian LC Collateral Account), as applicable; provided that upon the occurrence of an event with respect to Holdings or any Borrower described in ~~clause~~clauses (f) or (g) of this Article, any such Commitments and/or Additional Revolving Commitments applicable to the US ~~Borrowers~~Borrower and to the extent such event is applicable to the Canadian Borrower, the Canadian Borrower shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Notwithstanding anything to the contrary herein or in any Loan Document, all rights and remedies hereunder and under any other Loan Document or at law or equity, including all remedies provided under the UCC or the PPSA, shall be exercised exclusively by the Administrative Agent for the benefit of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or the PPSA.

ARTICLE VIII ~~ARTICLE 8~~

THE ADMINISTRATIVE AGENT

~~Section 8.01 The Administrative Agent.~~

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Barclays (or any successor appointed pursuant hereto) as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the

Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Lead Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.  The Administrative Agent shall not be deemed to have knowledge of the existence of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article ~~4~~IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of the existence of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC or PPSA sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Holdings, the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan ~~Guaranty~~Documents; it being understood and agreed that all powers, rights and remedies hereunder ~~may~~shall be exercised solely and exclusively by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents ~~may~~shall be exercised solely and exclusively by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Secured Banking Services Obligation in its respective capacity as such shall have any rights in connection with (i) the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or (ii) any waiver, consent, modification or any amendment with respect to this Agreement or any other Loan Document.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a)          consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b)          credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c)          credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC or PPSA, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d)          credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence and continuation of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e)          estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to creditbid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender, or the applicable Issuing Bank, unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Revolving Loan, or the issuance of a Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it~~,~~; provided, however, that any such sub-agent receiving payments from the US Loan Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)). The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice to the Lenders, the Issuing ~~Bank~~Banks and the Lead Borrower ~~or the Administrative Agent, as applicable~~.  If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Lead Borrower may, upon thirty (30) days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Lead Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $~~1,000,000,000~~1.0 billion and who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings~~, Intermediate Holdings~~ or the Borrowers, Section 7.01(f) or (g), no consent of the Lead Borrower shall be required.  If no successor shall have been appointed as provided above and accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Lead Borrower) or (b) in the case of a removal, the Lead Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Lead Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Lead Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the thirtieth (30th) day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Lead Borrower to enable the Lead Borrower to take such actions), until such time as the Required Lenders or the Lead Borrower, as applicable, appoint a successor Administrative Agent who shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 (or has validly agreed to be treated as a “U.S. person” pursuant to Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), as provided for above in this Article ~~8~~VIII. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor Administrative Agent.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten (10) days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten (10) days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time).  In the event of any such resignation as an Issuing Bank, the Lead Borrower shall, unless an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrowers, Section 7.01(f) or (g) then exists, be entitled to appoint any Revolving Lender that is willing to accept such appointment as successor Issuing Bank hereunder. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative

Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers ~~and the Documentation Agent~~ shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent,

~~(a)~~ (a) shall release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral (including as a result of being or becoming an Excluded Asset), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below, (vi) if the property subject to such Lien is owned by the Canadian Borrower, upon the release of the Canadian Borrower from its obligations under the Loan Documents as contemplated by Section 9.23~~,~~ or (vii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

~~(b)~~          (b) shall subject to Section 9.23, release any Subsidiary Guarantor from its obligations under the Loan Guaranty (or release the Canadian Borrower from its obligations under the Loan Documents as contemplated by Section 9.23) if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder), as certified by a Responsible Officer of the Lead Borrower;

~~(c)~~          (c) may subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee) and 6.02(ff) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(o), 6.02(q), 6.02(r) and/or 6.02(bb) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

~~(d)~~          (d) shall enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness (including any ABL Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens (including on a pari passu basis), and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement; provided that, for the avoidance of doubt, the

Administrative Agent shall not be required to subordinate any Lien pursuant to this clause (d)(ii) other than to the extent contemplated by clause (c) of this paragraph.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article ~~8~~VIII. In each case as specified in this Article ~~8~~VIII, the Administrative Agent will (and each Lender~~,~~ and Issuing Bank~~,~~ hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8VIII; provided that upon the request of the Administrative Agent, the Lead Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and that such release of liens, release of guaranties, subordination or entering into subordination intercreditor and/or similar agreements is permitted hereunder. Any execution and delivery of documents pursuant to the preceding sentence ~~of this Article 8~~ shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

The Administrative Agent is authorized to enter into any ABL Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement reasonably acceptable to the Administrative Agent and which is contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens (including on a pari passu basis) and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that each Applicable Intercreditor Agreement is binding upon them. Each Lender and Issuing Bank~~,~~ (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by, and will not take any action contrary to the provisions of any Applicable Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into any Applicable Intercreditor Agreement, as applicable, and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Applicable Intercreditor Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

For greater certainty, and without limiting the powers of the Administrative Agent, each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent, as part of its duties as Administrative Agent, as “hypothecary representative” of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Secured Parties thereunder. The execution by the Administrative Agent as “hypothecary representative” prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. The appointment of the Administrative Agent as “hypothecary representative” shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or a joinder or other agreement pursuant to which it becomes such assignee or participant. In the event of the resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as hypothecary representative without further formality, except the filing of a notice of replacement of hypothecary representative pursuant to Article 2692 of the Civil Code of Quebec.

ARTICLE IX ~~ARTICLE 9~~

MISCELLANEOUS

Section 9.01.          ~~Section 9.01~~ Notices.

(a)       ~~Subject~~Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~facsimile or~~ email (including PDF and similar attachments), as follows:

~~(i)        if to any Loan Party, to such Loan Party in the care of the Lead Borrower at:~~

(i)        if to any Loan Party, to such Loan Party in the care of the Lead Borrower at:

The Hillman Group, Inc.

10590 Hamilton Avenue

Cincinnati, Ohio 45231

Attention:    Robert Kraft

~~Facsimile:~~

Email:       Robert.Kraft@hillmangroup.com

with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LLC

277 Park Avenue, 37th Floor

New York, NY 10172

Attention:    ~~Richard Jansen, Esq.~~

~~Facsimile~~Telephone:          ~~(212) 599-3481~~

Email:  ~~Richard.Jansen@ccmpcapital.com~~

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Jay J. Kim

Telephone: (212) 497-3626

~~Facsimile: (646) 728-1667~~

Email:    Jay.Kim@ropesgray.com

~~(ii)~~       if to the Administrative Agent, at:

Barclays Bank PLC

745 Seventh Avenue

New York, ~~New York~~NY 10019

Attention:  ~~Komal Ramkirath~~Philip Naber

Telephone:  (212) 526-~~7471~~7375

Electronic ~~Mail: komal.ramkirath~~Email:

Philip.Naber@barclays.com

~~with~~With a copy to (which shall not constitute notice to the Administrative Agent):

~~Cahill~~ Gordon ~~& Reindel~~Latham & Watkins LLP

~~80 Pine Street~~

1271 Avenue of the Americas

New York, ~~New York 10005~~NY 10020

Attention:             ~~Joshua M. Zelig~~ Paul L. Bonewitz

Telephone:  (212) ~~701~~906-~~3309~~4610

~~Facsimile: (212) 378-2626~~

Email:    ~~jzelig@cahill~~ paul.bonewitz@lw.com

(iii) ~~(iii)~~if to any Lender, pursuant to its contact information set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three (3) Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by ~~facsimile~~e-mail shall be deemed to have been given when sent ~~and when receipt has been confirmed by telephone~~; provided that received notices and other communications sent by ~~telecopier~~e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging and

Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Lead Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an ~~email~~e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Any party hereto may change its address or ~~facsimile number~~e-mail address or other notice information hereunder by notice to the other parties hereto.

(d)

(i)           ~~(i)~~ The Borrowers hereby acknowledge that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) subject to the confidentiality provisions of this Agreement (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders.

(ii)          ~~(ii)~~ Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Lead Borrower or its securities for purposes of United States Federal or state securities laws.

(iii)         (iii)        THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE

COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.

(e)          The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic ~~communications~~notices and Borrowing Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, its Related Parties and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02.        ~~Section 9.02~~ Waivers; Amendments.

(a)       No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, ~~the~~any Issuing ~~Banks~~Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Revolving Loan or the issuance of any Letter of Credit shall not be construed as a waiver of any existing Default or Event of Default, regardless of whether the Administrative Agent, any

Lender or any Issuing Bank may have had notice or knowledge of the existence of such Default or Event of Default at the time.

(b)  Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Section 9.02 (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A) except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders or any other Lender, the Administrative Agent or agent (except to the extent that the rights and obligations of the Administrative Agent would be adversely affected thereby)), no such waiver, amendment or modification shall:

(1)          increase the Commitment or Additional Revolving Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Revolving Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Revolving Commitments shall constitute an increase of any Commitment or Additional Revolving Commitment of such Lender;

(2)          reduce or forgive the principal amount of any Revolving Loan;

(3)          (x) extend the scheduled final maturity of any Revolving Loan or (y) postpone any Interest Payment Date or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4)          reduce the rate of interest (other than to waive any existing Default or Event of Default or obligation of the Borrowers to pay interest at the default rate of interest under Section 2.13(~~e~~d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “Total Leverage Ratio”, “Average Availability”, “Average Usage” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (~~including any component definition thereof~~except as otherwise contemplated in this Agreement) shall constitute a reduction in any rate of interest or fee hereunder;

(5)          extend the expiry date of such Lender’s Commitment or Additional Revolving Commitment; it ~~being~~ understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Revolving Commitments shall constitute an extension of any Commitment or Additional Revolving Commitment of any Lender; and

(6)          waive, amend or modify the provisions of Sections 2.11(a), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its ~~terms~~ alter the pro rata sharing of payments or order of application required thereby (except ~~as expressly~~in connection with any transaction permitted under Section 2.23, or as otherwise provided in this Section 9.02); ~~and~~

(B)         no such waiver, amendment or modification shall:

(1)          change any of the provisions of Section ~~1.13~~1.14, Section 9.02(a) or Section 9.02(b) or the definition of “Canadian Required Lenders”, “US Required Lenders”, “Required Lenders”, “US Super Majority Lenders” or “Canadian Super Majority Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2)          release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including as contemplated by or pursuant to Article ~~8~~VIII or Section 9.23), without the prior written consent of each Lender directly and adversely affected thereby, and it being understood that only the consent of the Lenders whose Revolving Loans are secured by the Collateral shall be required; ~~or~~

(3)          release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.23 hereof), without the prior written consent of each Lender directly and adversely affected thereby; or

(4)          waive, amend or modify any provision of this Agreement or any other Loan Document in a manner that would alter the order of application of proceeds of any ABL Priority Collateral required thereby, without the prior written consent of each Lender directly and adversely affected thereby; or

(5)          except as expressly permitted or required under this Agreement as in effect on the Closing Date , subordinate the Lien on any ABL Priority Collateral granted pursuant to the Loan Documents, without the prior written consent of each Lender directly and adversely affected thereby.

(C)         no such agreement shall (i) change the definition of the term “US Borrowing Base” or any component definition of any thereof (including the definitions of “Eligible Accounts” or “Eligible Inventory”), in each case the effect of which change would increase amounts available to be borrowed, except with the consent of the US Super Majority Lenders (but without the consent of the Required Lenders) and (ii) change the definition of the term “Canadian Borrowing Base” or any component definition of any thereof (including the definitions of “Eligible Accounts” or “Eligible Inventory”), in each case the effect of which change would increase amounts available to be borrowed, except with the consent of the Canadian Super Majority Lenders (but without the consent of the Required Lenders); and

(D)         solely with the consent of the relevant Issuing Bank and the Administrative Agent, any such agreement may waive, amend or modify the definitions of “Letter of Credit Sublimit”, “US Letter of Credit Sublimit” or “Canadian Letter of Credit Sublimit” or Section 2.05 (other than Section 2.05(d)); and

(E)          no such agreement shall amend or waive any condition precedent to the making of a Revolving Loan (i) to the US ~~Borrowers~~Borrower, except with the consent of the US Required Lenders (but without the consent of the Required Lenders) or (ii) to the Canadian Borrower, except with the consent of the Canadian Required Lenders consent (but without the consent of the Required Lenders).

provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, incurrences of Additional Revolving Commitments or Additional Revolving Loans pursuant to Section 2.22~~,~~ or 2.23 and reductions or terminations of any such Additional Revolving Commitments or Additional Revolving Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (1) ~~as permitted by~~to the extent expressly provided in Section 2.21(b) and (2) that the Commitment and any Additional Revolving Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Revolving Commitment or Revolving Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)).  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Lead Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(c)          [Reserved]~~:~~;

(d)          Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Borrowers and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Revolving Lenders) providing Revolving Loans under such Sections), (1) effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of ~~Section~~Sections 2.22, 2.23, 5.12 ~~or~~, 6.13 or 9.23, or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Revolving Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent, (iii) if the Administrative Agent and the Borrowers have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly, (iv) the Administrative Agent and the Borrowers may amend, restate, amend and restate or otherwise modify any applicable ABL Intercreditor Agreement or any other Applicable Intercreditor Agreement as provided therein, and (v) the Administrative Agent may amend the Commitment Schedule to reflect Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Revolving Commitments or incurrences of Additional Revolving Loans pursuant to Sections 2.22 or 2.23 and reductions or terminations of any such Additional Revolving Commitments or Additional Revolving Loans.

Section 9.03.        ~~Section 9.03~~ Expenses; Indemnity.

(a)          The ~~Borrowers~~Lead Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (including applicable syndication expenses and travel expenses and required field examination and inventory appraisal expenses, but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one ~~legal~~ firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Revolving Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrowers and except as otherwise provided separately in writing between the Borrowers, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Revolving Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the ~~Closing~~Amendment No. 2 Effective Date (and invoiced three (3) Business Days prior thereto), all amounts due under this ~~paragraph~~Section 9.03(a) shall be payable by the Borrowers within thirty (30) days of receipt by the Borrowers of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)          The ~~Borrowers~~Lead Borrower shall indemnify each Arranger, the ~~Documentation~~Administrative Agent, each Issuing Bank~~, the Administrative Agent,~~ and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one legal counsel in each relevant jurisdiction to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or potential conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel ~~in each relevant jurisdiction~~ to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Revolving Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrowers, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) results from the gross negligence, bad faith or willful misconduct or material breach of the Loan Documents by such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding (x) that is brought by or against the Administrative Agent or any Arranger, acting in its capacity or fulfilling its role as the Administrative Agent or as an Arranger or similar role or (y) that involves any act or omission of the Sponsor, Holdings, ~~Intermediate Holdings,~~ the Lead Borrower or any of its subsidiaries). Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this ~~paragraph~~Section 9.03(b) shall be payable by the Borrowers within thirty (30) days (x) after receipt by the Lead Borrower of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Lead Borrower of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)          No Borrower shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, ~~conditioned or~~ delayed or conditioned), but if any proceeding is settled with such Borrower’s written consent, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above.  The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding against any Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04.        ~~Section 9.04~~ Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05.        ~~Section 9.05~~ Successors and Assigns.

(a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be subject to Sections 9.05(f) and (g), as applicable). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks~~,~~ and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Revolving Loan or Additional Revolving Commitment added pursuant to Section 2.22 or 2.23 at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A)         the Lead Borrower; provided that (1) no consent of the Lead Borrower shall be required during the continuation of an Event of Default under Section 7.01(a) ~~or Section 7.01~~, (f) or (g) (solely with respect to the Lead Borrower); (2) the Lead Borrower may withhold its consent to any assignment to any Person that is not a Disqualified Institution but is known by the Lead Borrower to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name (other than in respect of a Company Competitor, a Competitor Debt Fund Affiliate that is not itself a Disqualified Institution, unless the Lead Borrower has a reasonable basis for withholding consent), and (3) the investment objective or history of any prospective Lender or its Affiliates shall be a reasonable basis to withhold the Lead Borrower’s consent;

(B)         the Administrative Agent; provided~~,~~ that no consent of the Administrative Agent shall be required for any such assignment to another Lender~~,~~ or an Affiliate of ~~a~~any Lender ~~or an Approved Fund~~; and

(C)         the Swingline Lender and each Issuing Bank; provided~~,~~ that no ~~such~~ consent of the Swingline Lender or any Issuing Bank shall be required for any assignment to another Lender~~,~~ or an Affiliate of a Lender ~~or an Approved Fund~~.

(ii)          Assignments shall be subject to the following additional conditions:

(A)         except in the case of any assignment to another Lender or any Affiliate or branch of any Lender or any assignment of the entire remaining amount of the relevant assigning Lender’s Revolving Loans or commitments of any Class, the principal amount of Revolving Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent ~~and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds~~) shall not be less than $~~5,000,000~~5.0 million unless the Lead Borrower and the Administrative Agent otherwise consent;

(B)         any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Facility under this Agreement and, for purposes of greater certainty, in the case of an assignment or transfer by an Initial Canadian Revolving Lender there is a corresponding assignment or transfer by the related Initial US Revolving Lender (which may, in certain circumstances, be the same institution) to an Eligible Assignee of an amount which bears the same proportion to the related Initial US Revolving Lender’s Initial US Commitment as the amount assigned or transferred by the Initial Canadian Revolving Lender bears to the Initial Canadian Revolving Lender’s Initial Canadian Commitment,

and vice versa in the case of an assignment or transfer by an Initial US Revolving Lender;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), ~~and~~ shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)         the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any ~~IRS or other~~ form required under Section 2.17.

(iii)         Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the applicable Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(iv)         The Administrative Agent, acting for this purpose as a non-fiduciary agent of the applicable Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and stated interest on the Revolving Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s obligations in respect of such Revolving Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank~~,~~ and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice; provided that each Lender shall be able to inspect the Register only with respect to its own Commitment.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative

Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)         By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Revolving Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Restricted Subsidiary or the performance or observance by the Borrowers or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the ABL Intercreditor Agreement (and any other Applicable Intercreditor Agreement then in effect), together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)         (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank~~,~~ or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution or any natural Person, any Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Revolving Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations ~~and~~, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) the Lenders shall not be permitted to sell participations to any Company Competitor regardless of whether any Event of Default (or a type thereof) is continuing. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Revolving Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender~~, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrowers and the Administrative Agent upon reasonable written request by the Lead Borrower~~). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register ~~at one of its offices~~complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury Regulations issued thereunder on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to ~~any~~a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that ~~that~~ such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor section) of the Treasury ~~Regulation~~Regulations or is otherwise required hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower, the option to provide to the Borrowers all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof and (iii) such SPC shall be properly recorded in the Participant Register pursuant to Section 9.05(c). The making of any Revolving Loan by an SPC hereunder shall utilize the Commitment or Additional Revolving Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Lead Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Revolving Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error and each Lender shall treat such SPC that is recorded in the register as the owner of such interests for all purposes of the Loan Documents notwithstanding any notice to the contrary; provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Revolving Loans, Commitments or other interests hereunder are in registered form for U.S. federal income tax purposes (or as is otherwise required thereunder).

(f)           (i) Any assignment or participation by a Lender without the Lead Borrower’s consent, to the extent the Lead Borrower’s consent is required under this Section 9.05, to any other Person~~,~~ shall, at the Lead Borrower’s election, be treated in accordance with Section 9.05(g) below or ~~and~~ the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrowers at law or in equity. Upon the request of any Lender who agrees in writing for the benefit of the Borrowers to maintain confidentiality, the Borrowers shall make available to such Lender the ~~list~~names of Disqualified Institutions at the relevant time (other than any Affiliate thereof that is reasonably identifiable on the basis of such Affiliate’s name) on a confidential basis and such Lender may provide ~~the list~~such names to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution.

(ii)    Without limiting the foregoing, the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (other than with respect to updating the list with names of Disqualified Institutions provided in writing to the Administrative Agent in accordance with the definition of “Disqualified Institution” or providing the list (with such updates) upon request in accordance with this Section 9.05). Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Revolving Loans, or disclosure of confidential information, to any Disqualified Institution.

~~(iii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (b)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution, then (A) the Lead Borrower may, at the Borrowers’ sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); and (B) the Revolving Loans and Commitments held by such Disqualified Institution shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Disqualified Institution shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent or any Lender in connection with this Agreement. Nothing in this Section 9.05(f)(iii) shall be deemed to prejudice any right or remedy that Holdings or any Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches~~

~~any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Lead Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrowers may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(iii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.~~

(g)     If any assignment or participation under this Section 9.05 is made to any Person that is a Disqualified Institution ~~or~~, to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (c)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified ~~Institution~~ or to any Affiliate of a Disqualified Institution as to which the Lead Borrower did not expressly consent in writing, then, notwithstanding any other provision of this Agreement (~~1~~i) the Lead Borrower may, at the ~~Lead Borrower’s~~Borrowers’ sole expense and effort, upon notice to such Person and the Administrative Agent, (A) terminate any Commitment of such Person and repay all obligations of the ~~Lead~~applicable Borrower owing to such Person, and/or (B) require such Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the price indicated in clause (i) above; provided that in the case of clause (B) above, the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); (ii) ~~the~~for purposes of voting, any Revolving Loans and Commitments held by such Person shall be deemed not to be outstanding ~~for purposes of any amendment, waiver or consent hereunder~~, and such Person shall have no voting or consent rights with respect to “Required Lender” or class or facility votes or consents, (iii) for purposes of any matter requiring the vote or consent of each Lender (or each Lender affected by any amendment or waiver), such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class or Facility (after giving effect to clause (ii)) so approves, (iv) such Person shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent ~~or~~, any Lender, Holdings, the Lead Borrower or any of its subsidiaries in connection with this Agreement and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (~~iii~~v) such Person shall not be entitled to any expense reimbursement or indemnification rights hereunder (including Section 9.03) or under any other Loan Document, (vi) such Person shall be otherwise deemed to be a Defaulting Lender, and (~~iv~~vii) in no event shall such Person be entitled to receive amounts set forth in Section 2.13(~~e~~h).  Nothing in this Section 9.05(g) shall be deemed to prejudice any right or remedy that Holdings or the ~~Lead Borrower~~Borrowers may otherwise have at law or equity.  Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Lead Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the ~~Lead Borrower~~Borrowers may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(g) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

Section 9.06.       ~~Section    9.06~~ Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans and issuance of Letters of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any existing Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03~~,~~ and 9.13 and Article ~~8~~VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit, Commitments, any Additional Revolving Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.       Section 9.07  Counterparts; Integration; Effectiveness; Electronic Execution.

(a)     ~~Counterparts;    Integration;          Effectiveness;     Electronic Execution. (a)~~ This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the ABL Intercreditor Agreement (and any Applicable Intercreditor Agreement) and the ~~Engagement~~Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it has been executed by Holdings, the applicable Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by ~~facsimile or by~~ email as a “.pdf” or “.tiff” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    ~~(b)~~          The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

Section 9.08.  ~~Section 9.08~~ Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. ~~Section 9.09~~ Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender and each of their respective Affiliates and branches is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank~~,~~ or such Lender or Affiliate (including by branches and agencies of the Administrative Agent, such Issuing Bank~~,~~ or such Lender, wherever located) to or for the credit or the account of the Borrowers or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank~~,~~ or such Lender or Affiliate or branch, in each case, except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets, irrespective of whether or not the Administrative Agent, such Issuing Bank~~,~~ or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender ~~or~~, Issuing Bank or Affiliate shall promptly notify the Lead Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09~~,~~ except to the extent such amounts, deposits, obligations, credit or account constitute Excluded Assets. The rights of each Lender, Issuing Bank, the Administrative Agent and each Affiliate under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank, the Administrative Agent or such Affiliate or branch may have.

Section 9.10.  ~~Section 9.10~~ Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction (subject to the last sentence of this clause (b)) of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to any Loan Documents ~~(other than as expressly set forth in other~~

~~Loan Documents)~~ and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court; provided that with respect to any suit, action or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby which does not involve any claims against the Arrangers, the Lenders or any indemnified person, this sentence shall not override any jurisdiction provision in the Merger Agreement. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such ~~person~~Person shall be effective service of process against such ~~person~~Person for any suit, action or proceeding brought in any such court. Each party hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent ~~and the Secured Parties retain~~retains the right to bring proceedings (on behalf of itself and/or the Secured Parties) against any Loan Party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Collateral Document.

(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document ~~(other than as expressly set forth in other Loan Documents)~~ in any court referred to in paragraph (b) of this Section 9.10. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(d)     To the extent permitted by law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 9.01.

(e)     Each ~~Party~~party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Loan Document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11.          ~~Section 9.11~~ Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. ~~Section 9.12~~ Headings. Article and Section headings and Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. ~~Section 9.13~~ Confidentiality.  Each of the Administrative Agent, each Lender, each Issuing Bank~~, each Lender,~~ and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that (x) such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph~~;~~ and (y) unless the Lead Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, ~~any~~each Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, ~~any~~each Arranger, or any Lender that is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) to any Lender, Participant, counterparty or prospective Lender, Participant or counterparty, subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Lead Borrower and the Administrative Agent) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) with the prior written consent of the Lead Borrower and subject to the Lead Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed) to one or more ratings agencies in connection with obtaining ratings (including “shadow ratings”) of the Lead Borrower or the Revolving Loans, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Agreement and does not include financial or other information relating to Holdings, the Lead Borrower and/or any of their respective subsidiaries and (i) to the extent required to be so disclosed in any public filings by a Lender with the SEC. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrowers and/or any of ~~its~~their subsidiaries and their respective businesses, the Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Lender, any Issuing Bank~~, any Lender~~ or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Lead Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent ~~or any Arranger~~, any Issuing Bank, any Arranger, or Lender on a non-confidential basis prior to disclosure by the Lead Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14. ~~Section 9.14~~ No Fiduciary Duty. Each of the Administrative Agent, the ~~Issuing Banks, the~~ Arrangers, ~~the Documentation Agent,~~ each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15. ~~Section 9.15~~ Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Revolving Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. ~~Section 9.16~~ USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with USA PATRIOT Act.

Section 9.17. ~~Section 9.17~~ Canadian Anti-Money Laundering.

(a) Each Lender that is subject to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or other applicable Canadian anti-money laundering, anti-terrorist and “know your client” laws (collectively, the “Canadian AML Laws”) hereby notifies the Loan Parties that pursuant to the requirements of the Canadian AML Laws, it is required to obtain, verify and record information regarding each Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Loan Party, and the transactions contemplated hereby. If the Administrative Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of any Canadian AML Laws:

(i)    shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable Canadian AML Laws; and

(ii)   shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(b)   Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of each Loan Party or any authorized signatories of each Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Canadian Loan Party or any such authorized signatory in doing so.

Section 9.18. ~~Section 9.18~~ Disclosure. Each Loan Party, each Issuing Bank and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates and each Issuing Bank.

Section 9.19. ~~Section 9.19~~ Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in Collateral which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession and such possession is required by the Perfection Requirements. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or Issuing Bank shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.20. ~~Section 9.20~~ Interest Rate Limitation.

(a)   Subject to Section 9.20(b) below, notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan or Letter of Credit under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such

Revolving Loan or Letter of Credit in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section 9.20 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Revolving Loans or Letter of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.

(b)   If any provision of this Agreement would oblige a Loan Party to make any payment of interest or other amount payable to Administrative Agent in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Administrative Agent of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by Administrative Agent of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)    first, by reducing the amount or rate of interest; and

(ii)   thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Any provision of this Agreement that would oblige a Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(c)   Notwithstanding  Section 9.20(b), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum amount permitted by the Criminal Code (Canada), then the applicable Loan Party shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to such Loan Party.

Section 9.21. ~~Section 9.21~~ ABL Intercreditor Agreement.

REFERENCE IS MADE TO THE ABL INTERCREDITOR AGREEMENT AND EACH OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT OR SUCH OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE ABL INTERCREDITOR AGREEMENT AND ANY OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT AS “~~ABL~~ AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.21 ARE

NOT  INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE ABLINTERCREDITOR AGREEMENT AND ANY OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT OR ~~THE~~ANY OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT (AND ANY OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT) AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT OR ANY OTHER APPLICABLE ~~ABL~~ INTERCREDITOR AGREEMENT.  THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE TERM CREDIT AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND, IF APPLICABLE, ANY OTHER APPLICABLE ABL INTERCREDITOR AGREEMENT.

Section 9.22.        ~~Section 9.22~~ Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but excluding any Applicable Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding any Applicable Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Applicable Intercreditor Agreement and any other Loan Document, the terms of such Applicable Intercreditor Agreement shall govern and control.

Section 9.23.        ~~Section 9.23~~ Release of Certain Loan Parties. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released and the other Loan Documents to which it is a party shall be automatically terminated with respect to it) and the Canadian Borrower (subject to the last sentence of this Section 9.23) shall automatically be released from its obligations hereunder (and the other Loan Documents to which it is a party shall be automatically terminated with respect to it) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor or the Canadian Borrower ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder)~~,~~ as certified by ~~the~~ a Responsible Officer of the Lead Borrower, (b) in the case of any Discretionary Guarantor, the Lead Borrower elects, in its sole discretion, any Discretionary Guarantor to be released from its obligations hereunder, so long as (i) such Discretionary Guarantor is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder, (ii) after giving effect to such election and release, the Indebtedness of such Discretionary Guarantor outstanding upon such election and release will be deemed to constitute Indebtedness of a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, in each case as certified by a Responsible Officer of the Lead Borrower and (iii) solely if the assets of such Discretionary Guarantor were included in the calculation of the Borrowing Base, the Lead Borrower shall have delivered updated Borrowing Base Certificates and Supporting Information at the time of or prior to the consummation of such release, and/or (~~b~~c) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this

Section 9.23 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents). The foregoing provisions of this Section 9.23 with respect to the Canadian Borrower shall be subject to (i) (A) the principal of and interest on each Initial Canadian Revolving Loan and all fees, expenses and other amounts and Canadian Obligations payable by the Canadian Loan Parties under any Loan Document, have been paid in full (other than (x) contingent indemnification obligations and (y) Banking Services Obligations or Hedging Obligations owed by the Canadian Borrower or its Restricted Subsidiaries that are not being terminated as to which arrangements reasonably satisfactory to the applicable counterparty have been made) or ~~been~~ assumed by another Loan Party, (B) all Canadian Letters of Credit and Canadian Protective Advances have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) or ~~been~~ assumed by another Loan Party and (C) all LC Disbursements in respect of Canadian Letters of Credit have been reimbursed, and (ii) the Initial Canadian Commitments shall have been reallocated in full in a Reallocation pursuant to Section 2.25 (except that clauses (ii), (iv) and (v) of Section 2.25(a) shall not apply) or have been terminated in whole or in part to the extent not subject to such Reallocation.

Section 9.24.               ~~Section 9.24~~ Judgment Currency.

(a)          If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased by the Administrative Agent with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)          The obligations of the Loan Parties in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is (x) less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss or (y) greater than the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under the applicable Requirements of Law). The obligations under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.25.              ~~Section 9.25~~ Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  ~~(c)~~ the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 9.26.               ~~Section 9.26~~ Lender Representation.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, ~~the~~ Letters of Credit, the Commitments or this Agreement~~;~~,

(ii)   the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable ~~with respect to~~so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement~~;~~,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement~~;~~, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)   In addition, unless ~~either (1)~~ sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or ~~(2) a~~such Lender has not provided another representation, warranty and covenant ~~in accordance with~~as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, ~~to,~~ and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or each other Arranger or their respective Affiliates is ~~not~~ a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.27.     ~~Section 9.27~~ Acknowledgement Regarding Any Supported ~~QFC’s~~QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, ~~of Swap Obligations~~for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”~~,~~ and each such QFC~~,~~ a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)   ~~in~~In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the ~~Credit~~Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a

Defaulting Lender hereunder shall in no event affect the rights of any Covered Party ~~with respect to~~under a Supported QFC or any QFC Credit Support.

(b)   ~~as~~As used in this Section 9.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party ~~shall mean~~means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)                     ~~“Covered Entity” shall mean any of the following:  (i)~~ a“covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 252.82(b);

(ii)          ~~(ii)~~ a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(iii)          ~~(iii)~~ a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

“Default Right” ~~shall have~~has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” ~~shall have~~has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.28.                      Amendment and Restatement. This Agreement amends and restates in its entirety the Original Credit Agreement and upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall, subject to this Section 9.28, be superseded hereby. All references to the “Credit Agreement” contained in the Loan Documents delivered in connection with the Original Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the Obligations of the Borrowers and the other Loan Parties outstanding under the Original Credit Agreement and the other Loan Documents as of the Closing Date shall remain outstanding without novation and shall constitute continuing Obligations and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Agreement and the other Loan Documents shall not be deemed to evidence or result in a substitution, novation or repayment and reborrowing of such Obligations which shall remain in full force and effect, except to any extent modified hereunder. The Liens securing payment of the Obligations under the Original Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Obligations.

[SIGNATURE PAGES ~~Follow~~omitted]

SCHEDULES:
Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(d)	–	Existing Letters of Credit
Schedule 3.13	–	Subsidiaries
Schedule 3.15	–	Labor Disputes
Schedule 3.19	-	Deposit Accounts and Securities Accounts
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBIT B

Exhibits to Amended and Restated Credit Agreement

[See Attached]